                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-130786

SEPTEMBER 12, 2006                                               JPMCC 2006-LDP8

--------------------------------------------------------------------------------

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------

                            --------------------------

                                 $2,832,774,000
                                  (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                            --------------------------

                            JPMORGAN CHASE BANK, N.A.
                          IXIS REAL ESTATE CAPITAL INC.
                          EUROHYPO AG, NEW YORK BRANCH
                          NOMURA CREDIT & CAPITAL, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                       Sponsors and Mortgage Loan Sellers

                            AIG MORTGAGE CAPITAL, LLC
                              Mortgage Loan Seller

JPMORGAN                                                                  NOMURA

COMMERZBANK CORPORATES        IXIS SECURITIES NORTH
      & MARKETS                    AMERICA INC.          PNC CAPITAL MARKETS LLC

BANC OF AMERICA SECURITIES LLC                          DEUTSCHE BANK SECURITIES

This material is for your information, and none of J.P. Morgan Securities Inc.,
Nomura Securities International, Inc., Commerzbank Capital Markets Corp., IXIS
Securities North America Inc., PNC Capital Markets LLC, Deutsche Bank Securities
Inc. and Banc of America Securities LLC (collectively, the "Underwriters") are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130786) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 866-400-7834 or by emailing Avinash Bappanad at
bappanad_avinash@jpmorgan.com.

The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles"
generated by us, will not create binding contractual obligations for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus. The information contained herein is supplemented and qualified by information contained in the free writing prospectus (the "Free
Writing Prospectus") dated September 12, 2006.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

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                                  KEY FEATURES
--------------------------------------------------------------------------------

CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Sole Bookrunner)
                         Nomura Securities International, Inc.

CO-MANAGERS:             Commerzbank Capital Markets Corp., IXIS Securities
                         North America Inc., PNC Capital Markets LLC, Banc of
                         America Securities LLC and Deutsche Bank Securities
                         Inc.

MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank, N.A. (40.7%), IXIS Real Estate
                         Capital Inc. (20.3%), Eurohypo AG, New York Branch
                         (19.1%), Nomura Credit & Capital, Inc. (12.4%), PNC
                         Bank, National Association (4.6%), AIG Mortgage
                         Capital, LLC (2.9%)

MASTER SERVICER:         Midland Loan Services, Inc. with respect to 68.5% of
                         the cut-off date principal balance of the mortgage
                         loans and Wells Fargo Bank, N.A. with respect to 31.5%
                         of the cut-off date principal balance of the mortgage
                         loans.

SPECIAL SERVICER:        J.E. Robert Company, Inc.

TRUSTEE:                 LaSalle Bank National Association

RATING AGENCIES:         Moody's Investors Service, Inc. Standard & Poor's
                         Ratings Services, a division of The McGraw-Hill
                         Companies, Inc.

PRICING DATE:            On or about September 22, 2006

CLOSING DATE:            On or about September 28, 2006

CUT-OFF DATE:            With respect to each mortgage loan, the due date of
                         that mortgage loan in September 2006 or, with respect
                         to those mortgage loans that have their first due date
                         after September 2006, the origination date of that
                         mortgage loan.

DISTRIBUTION DATE:       15th of each month, or if the 15th day is not a
                         business day, on the next succeeding business day,
                         beginning in October 2006

PAYMENT DELAY:           14 days

TAX STATUS:              REMIC

ERISA CONSIDERATION:     It is expected that the Offered Certificates will be
                         ERISA eligible

OPTIONAL TERMINATION:    1.0% (Clean-up Call)

MINIMUM DENOMINATIONS:   $10,000 for each Class of Certificates other than Class
                         A-3FL, Class X-1 and Class X-2 Certificates, and in the
                         case of the Class A-3FL Certificates $100,000, and in
                         the case of the Class X-1 and Class X-2 Certificates,
                         $1,000,000.

SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking

--------------------------------------------------------------------------------
                           COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

COLLATERAL CHARACTERISTICS                                    MORTGAGE LOANS        LOAN GROUP 1      LOAN GROUP 2
--------------------------                                    --------------      --------------      ------------

INITIAL POOL BALANCE (IPB):                                   $3,066,602,770      $2,469,621,747      $596,981,023
NUMBER OF MORTGAGE LOANS:                                                165                 139                26
NUMBER OF MORTGAGED PROPERTIES:                                          237                 207                30
AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:                  $18,585,471         $17,767,063       $22,960,809
AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:                       $12,939,252         $11,930,540       $19,899,367
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                         6.0207%             5.9995%           6.1084%
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                               1.40x               1.42x             1.33x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV)(1):                  67.3%               68.2%             63.5%
WEIGHTED AVERAGE MATURITY DATE LTV(1,2):                               64.4%               65.0%             61.9%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS):             110 months          109 months        116 months
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(3):          352 months          350 months        359 months
WEIGHTED AVERAGE SEASONING (MONTHS):                                 1 month             1 month           1 month
10 LARGEST MORTGAGE LOANS AS % OF IPB(4):                              61.0%               62.4%             88.0%
% OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                              28.8%               35.2%              2.5%
% OF MORTGAGE LOANS WITH SINGLE TENANTS:                                2.5%                3.2%              0.0%

__________________
(1)   With respect to certain mortgage loans identified in the free writing prospectus, the loan-to-value ratios were based upon the "as-stabilized"
      values as defined in the related appraisal.

(2)   Excludes the fully amortizing mortgage loans.

(3)   Excludes mortgage loans that are interest only for the entire term.

(4)   Includes the 10 largest mortgage loans or groups of cross-collateralized mortgage loans. With respect to the Colony III Portfolio mortgage loans, the loans are presented for statistical purposes in this term sheet as 15 cross-collateralized mortgage loans as described in the free writing prospectus. Notwithstanding the foregoing, with respect to the 3 cross-collateralized mortgage loans comprising the Sun Community
      Portfolio, each loan was treated as if they were not cross-collateralized for purposes of calculating the top 10 loans in loan group 1 and loan group 2, since 1 of such loans is in loan group 1 and the remaining 2 are in loan group 2.

                                     2 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

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                        APPROXIMATE SECURITIES STRUCTURE
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PUBLICLY OFFERED CLASSES

-------------------------------------------------------------------------------------------------------------------------
            EXPECTED RATINGS        APPROXIMATE          CREDIT SUPPORT         EXPECTED WEIGHTED        EXPECTED PAYMENT
CLASS        (MOODY'S/S&P)         FACE AMOUNT(1)       (% OF BALANCE)(2)      AVG. LIFE (YEARS)(3)         WINDOW(3)
-------------------------------------------------------------------------------------------------------------------------

A-1             Aaa/AAA            $   32,513,000            30.000%                   2.68               10/06 -- 05/11
A-2             Aaa/AAA            $  207,310,000            30.000%                   4.96               06/11 -- 09/11
A-3A            Aaa/AAA            $   50,000,000            30.000%                   6.80               07/13 -- 07/13
A-3FL           Aaa/AAA            $  100,000,000            30.000%                   6.80               07/13 -- 07/13
A-3B            Aaa/AAA            $  234,430,000            30.000%                   6.83               09/12 -- 09/14
A-4             Aaa/AAA            $  856,080,000            30.000%                   9.78               11/15 -- 08/16
A-SB            Aaa/AAA            $   69,307,000            30.000%                   7.06               05/11 -- 11/15
A-1A            Aaa/AAA            $  596,981,000            30.000%                   9.58               10/06 -- 08/16
A-M             Aaa/AAA            $  306,661,000            20.000%                   9.88               08/16 -- 08/16
A-J             Aaa/AAA            $  260,661,000            11.500%                   9.93               08/16 -- 09/16
B                Aa2/AA            $   53,666,000            9.750%                    9.96               09/16 -- 09/16
C               Aa3/AA-            $   22,999,000            9.000%                    9.96               09/16 -- 09/16
D                 A2/A             $   42,166,000            7.625%                    9.96               09/16 -- 09/16
X-1             Aaa/AAA            $3,066,602,770              N/A                     N/A                     N/A
X-2             Aaa/AAA            $3,030,017,000              N/A                     N/A                     N/A
-------------------------------------------------------------------------------------------------------------------------

PRIVATELY OFFERED CLASSES

-------------------------------------------------------------------------------------------------------------------------
            EXPECTED RATINGS        APPROXIMATE          CREDIT SUPPORT         EXPECTED WEIGHTED        EXPECTED PAYMENT
CLASS        (MOODY'S/S&P)         FACE AMOUNT(1)       (% OF BALANCE)(2)      AVG. LIFE (YEARS)(3)         WINDOW(3)
-------------------------------------------------------------------------------------------------------------------------

E                A3/A-             $   34,499,000            6.500%                    N/A                     N/A
F              Baa1/BBB+           $   38,333,000            5.250%                    N/A                     N/A
G               Baa2/BBB           $   30,666,000            4.250%                    N/A                     N/A
H              Baa3/BBB-           $   38,332,000            3.000%                    N/A                     N/A
J               Ba1/BB+            $   11,500,000            2.625%                    N/A                     N/A
K                Ba2/BB            $    7,666,000            2.375%                    N/A                     N/A
L               Ba3/BB-            $   11,500,000            2.000%                    N/A                     N/A
M                B1/B+             $    3,833,000            1.875%                    N/A                     N/A
N                  B2/B            $   11,500,000            1.500%                    N/A                     N/A
P                B3/B-             $   11,500,000            1.125%                    N/A                     N/A
NR               NR/NR             $   34,499,770              N/A                     N/A                     N/A
-------------------------------------------------------------------------------------------------------------------------

(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2)   The credit support percentages set forth for Class A-1, Class A-2, Class
      A-3A, Class A-3FL, Class A-3B, Class A-4, Class A-SB and Class A-1A
      certificates are represented in the aggregate.

(3)   The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
      Considerations-Weighted Average Life" in the free writing prospectus, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

                                     3 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o     For the purposes of making distributions to the Class A-1, A-2, Class
      A-3A, A-3B, A-4, A-SB and A-1A Certificates and the Class A-3FL Regular
      Interest, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2"). Generally, interest and principal distributions on the Class A-1, A-2, A-3A, A-3B, A-4 and A-SB
      Certificates and the Class A-3FL Regular Interest will be based on amounts available relating to Loan Group 1 and interest and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

o     Interest payments will be made concurrently to the Class A-1, A-2, A-3A,
      A-3B, A-4, A-SB and A-1A Certificates and the Class A-3FL Regular Interest
      (and the fixed interest payment on the Class A-3FL Regular Interest will be converted under a swap contract to a floating interest payment to the
      Class A-3FL Certificates as described in the free writing prospectus) (pro rata to the Class A-1, A-2, A-3A, A-3B, A-4 and A-SB Certificates and the
      Class A-3FL Regular Interest, from Loan Group 1, and to the Class A-1A
      Certificates from Loan Group 2, the foregoing classes, collectively, the
      "Class A Certificates"), Class X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and X-2 Certificates), interest will be paid sequentially to the Class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and NR
      Certificates.

o     The pass-through rates on the Class A-1, A-2, A-3A, A-3B, A-4, A-SB, A-1A,
      A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates and
      the Class A-3FL Regular Interest will equal one of (i) a fixed rate, (ii)
      the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii)
      above and (iv) the rate described in clause (ii) above less a specified percentage. In the aggregate, the Class X-1 and Class X-2 Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates.

o     The pass-through rate on the Class A-3FL Certificates will be based on
      LIBOR plus a specified percentage, provided, that interest payments made under the swap contract are subject to reduction as described in the free writing prospectus. The initial LIBOR rate will be determined 2 LIBOR business days prior to the Closing Date and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the Class A-3FL accrual period. Under certain circumstances described in the free writing prospectus, the pass-through rate for the Class A-3FL Certificates may convert to a fixed rate. See "Description of the Swap Contract--The Swap
      Contract" in the free writing prospectus. There may be special requirements under ERISA for purchasing the Class A-3FL Certificates. See
      "Certain ERISA Considerations" in the free writing prospectus.

o     All Classes (except for the Class A-3FL Certificates) and the Class A-3FL
      Regular Interest will accrue interest on a 30/360 basis. The Class A-3FL
      Certificates will accrue interest on an actual/360 basis; provided that if the pass-through rate for the Class A-3FL Certificates converts to a fixed rate, interest will accrue on a 30/360 basis.

o     Generally, the Class A-1, A-2, A-3A, A-3B, A-4 and A-SB Certificates and
      the Class A-3FL Regular Interest will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in
      Loan Group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balance of the Class A-4 and Class A-SB Certificates has been reduced to zero.
      However, on any distribution date on which the certificate balances of the
      Class A-M Certificates through Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed (without regard to loan group) to the
      Class A-1, A-2, A-3A, A-3B, A-4, A-SB and A-1A Certificates and the Class
      A-3FL Regular Interest on a pro rata basis. Principal will generally be distributed on each Distribution Date to the Class of Certificates outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero (except that (a) the
      Class A-SB Certificates are entitled to certain priority with respect to being paid down to their planned principal balance and (b) with respect to the Class A-3A Certificates, Class A-3FL Regular Interest and the Class
      A-3B Certificates, (i) prior to the Distribution Date in January 2013, unless the Class A-3B Certificates have been reduced to zero, principal will be distributed to the Class A-3B Certificates from Loan Group 1 (and
      Loan Group 2 after the Class A-1A Certificates have been reduced to zero)
      and (ii) on and after the Distribution Date in January 2013, principal will be distributed pro rata to the Class A-3A Certificates and the Class
      A-3FL Regular Interest until reduced to zero and second to the Class A-3B
      Certificates from Loan Group 1 (and Loan Group 2 after the Class A-1A
      Certificates have been reduced to zero). After the certificate balances of the Class A-1, A-2, A-3A, A-3B, A-4, A-SB and A-1A Certificates and the
      Class A-3FL Regular Interest have been reduced to zero, principal payments will be paid sequentially to the Class A-M, Class A-J, B, C, D, E, F, G,
      H, J, K, L, M, N, P and NR Certificates, until the certificate balance for each such Class has been reduced to zero. The Class X-1 and Class X-2
      Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

o     Losses will be borne by the Classes (other than the Class X-1 and X-2
      Certificates) in reverse sequential order, from the Class NR Certificates up to the Class A-M, and then pro rata to the Class A-1, Class A-2, Class
      A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and
      the Class A-3FL Regular Interest (without regard to the Class A-SB planned principal balance).

                                     4 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o     Yield Maintenance Charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the offered certificates (other than the Class A-3FL, the Class X-1 and the Class X-2
      Certificates) and the A-3FL Regular Interest and the Class E, F, G and H
      Certificates in the following manner: the holders of each class of offered certificates (other than the Class A-3FL, the Class X-1 and the Class X-2
      Certificates) and the A-3FL Regular Interest and the Class E, F, G and H
      Certificates will receive (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2, A-3A, A-3B, A-4, A-SB and
      A-1A Certificates and the Class A-3FL Regular Interest) on each
      Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1 Certificates). Any Yield Maintenance Charges
      payable to the A-3FL Regular Interest will be paid to the Swap
      Counterparty. Any Yield Maintenance Charges remaining after the distributions described above in this paragraph will be distributed to the holder of the Class X-1 Certificates.

        YM          Group Principal Paid to Class        (Pass-Through Rate on Class - Discount Rate)
      Charge   x    -----------------------------    x   ---------------------------------------------
                     Group Total Principal Paid             (Mortgage Rate on Loan - Discount Rate)

o     Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 certificates.

o     The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any
      P&I Advance will be reduced in proportion to such adjustment.

                                     5 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS - ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                              CUT-OFF DATE PRINCIPAL BALANCE
-------------------------------------------------------------------------------------------
RANGE OF                         NUMBER OF      PRINCIPAL                             WA UW
PRINCIPAL BALANCES                 LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

$750,000 - $2,999,999                   25    $   46,243,160       1.5%     63.1%     1.58x
$3,000,000 - $3,999,999                 16        53,285,624       1.7      70.6%     1.34x
$4,000,000 - $4,999,999                 20        90,175,253       2.9      65.6%     1.37x
$5,000,000 - $6,999,999                 33       189,747,395       6.2      68.8%     1.37x
$7,000,000 - $9,999,999                 19       156,633,702       5.1      70.0%     1.35x
$10,000,000 - $14,999,999               22       267,225,763       8.7      66.1%     1.37x
$15,000,000 - $24,999,999               16       320,989,458      10.5      71.4%     1.35x
$25,000,000 - $49,999,999                4       131,652,414       4.3      74.2%     1.23x
$50,000,000 - $99,999,999                3       198,150,000       6.5      73.2%     1.26x
$100,000,000 - $249,999,999              4       695,000,000      22.7      72.4%     1.44x
$250,000,000 - $387,500,000              3       917,500,000      29.9      59.5%     1.47x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                165    $3,066,602,770     100.0%     67.3%     1.40x
-------------------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:      $18,585,471
AVERAGE BALANCE PER PROPERTY:  $12,939,252
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
-------------------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST       NUMBER OF      PRINCIPAL                             WA UW
RATES                              LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

4.9160% - 5.4999%                        5    $  288,226,400       9.4%     72.8%     1.58x
5.5000% - 5.9999%                       15       538,033,047      17.5      61.1%     1.48x
6.0000% - 6.2499%                       91     1,854,434,161      60.5      67.4%     1.37x
6.2500% - 6.4999%                       35       273,157,810       8.9      72.5%     1.28x
6.5000% - 6.8019%                       19       112,751,352       3.7      69.1%     1.36x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                165    $3,066,602,770     100.0%     67.3%     1.40x
-------------------------------------------------------------------------------------------
WA INTEREST RATE:                   6.0207%
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                          ORIGINAL TERM TO MATURITY/ARD IN MONTHS
-------------------------------------------------------------------------------------------
RANGE OF ORIGINAL TERMS          NUMBER OF      PRINCIPAL                             WA UW
TO MATURITY/ARD                    LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

60                                      19    $  281,997,734       9.2%     61.7%     1.48x
73 - 84                                  6       296,632,423       9.7      60.5%     1.57x
85 - 120                               135     2,453,530,353      80.0      68.7%     1.37x
121 - 240                                5        34,442,260       1.1      69.2%     1.34x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                165    $3,066,602,770     100.0%     67.3%     1.40x
-------------------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:                 111
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                GEOGRAPHIC DISTRIBUTION(1)
-------------------------------------------------------------------------------------------
                                 NUMBER OF      PRINCIPAL                             WA UW
GEOGRAPHIC LOCATION             PROPERTIES       BALANCE        % OF IPB   WA LTV     DSCR
-------------------------------------------------------------------------------------------

CALIFORNIA                              44    $1,275,672,742      41.6%     66.1%     1.45x
CALIFORNIA SOUTH                        21       933,372,742      30.4      67.1%     1.43x
CALIFORNIA NORTH                        23       342,300,000      11.2      63.1%     1.51x
MASSACHUSETTS                            1       280,000,000       9.1      58.6%     1.54x
VIRGINIA                                 6       202,735,235       6.6      63.2%     1.43x
TEXAS                                   22       176,534,272       5.8      71.9%     1.30x
ARIZONA                                 11       139,676,023       4.6      70.9%     1.18x
ILLINOIS                                31        93,605,447       3.1      64.3%     1.45x
OTHER                                  122       898,379,051      29.3      71.6%     1.33x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                237    $3,066,602,770     100.0%     67.3%     1.40x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                    UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
-------------------------------------------------------------------------------------------
                                 NUMBER OF      PRINCIPAL                             WA UW
RANGE OF UW DSCRS                  LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

1.10X - 1.19X                           22    $  382,035,986      12.5%     73.2%     1.16x
1.20X - 1.29X                           67       683,493,120      22.3      73.9%     1.23x
1.30X - 1.39X                           18       480,530,436      15.7      61.2%     1.36x
1.40X - 1.49X                           10       466,750,790      15.2      69.3%     1.44x
1.50X - 1.69X                           31       947,174,637      30.9      63.6%     1.56x
1.70X - 1.99X                            9        61,314,036       2.0      58.6%     1.79x
2.00X - 2.97X                            8        45,303,764       1.5      51.3%     2.22x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                165    $3,066,602,770     100.0%     67.3%     1.40x
-------------------------------------------------------------------------------------------
WA UW DSCR:                           1.40X
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                      REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
-------------------------------------------------------------------------------------------
RANGE OF REMAINING TERMS         NUMBER OF      PRINCIPAL                             WA UW
TO MATURITY                        LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

57 - 60                                  9    $  224,817,734       7.3%     62.4%     1.44x
61 - 84                                 16       353,812,423      11.5      60.3%     1.58x
85 - 120                               135     2,453,530,353      80.0      68.7%     1.37x
121 - 239                                5        34,442,260       1.1      69.2%     1.34x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                165    $3,066,602,770     100.0%     67.3%     1.40x
-------------------------------------------------------------------------------------------
WA REMAINING TERM:                     110
-------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                             PROPERTY TYPE DISTRIBUTION(1)
-----------------------------------------------------------------------------------------------------------------------
                                                         NUMBER OF        PRINCIPAL                      WA       WA UW
PROPERTY TYPE                 SUB PROPERTY TYPE          PROPERTIES        BALANCE         % OF IPB      LTV      DSCR
-----------------------------------------------------------------------------------------------------------------------

OFFICE                        CBD                             5         $  583,800,000       19.0%      66.7%     1.52x
                              Suburban                       33            330,595,521       10.8       72.3%     1.26x
                              Suburban/R&D                   18            250,000,000        8.2       60.5%     1.54x
                              Medical Office                  1              6,794,526        0.2       62.1%     1.34x
                               Subtotal:                     57         $1,171,190,047       38.2%      67.0%     1.45x
-----------------------------------------------------------------------------------------------------------------------
RETAIL                        Anchored                       28         $  684,844,073       22.3%      70.3%     1.36x
                              Unanchored                     52            109,559,305        3.6       67.4%     1.39x
                              Shadow Anchored                 5             31,003,184        1.0       68.5%     1.26x
                               Subtotal:                     85         $  825,406,563       26.9%      69.8%     1.36x
-----------------------------------------------------------------------------------------------------------------------
MULTIFAMILY                   Garden/High Rise                1         $  387,500,000       12.6%      59.6%     1.37x
                              Garden                         19            155,002,000        5.1       70.3%     1.25x
                              Senior Housing                  2             38,580,849        1.3       70.5%     1.28x
                              Mid rise                        2             14,650,000        0.5       68.8%     1.20x
                               Subtotal:                     24         $  595,732,849       19.4%      63.3%     1.33x
-----------------------------------------------------------------------------------------------------------------------
INDUSTRIAL                    Warehouse/Distribution         19         $  144,506,314        4.7%      67.3%     1.45x
                              Flex                           17            108,160,704        3.5       68.6%     1.40x
                              Manufacturing                   3              5,096,038        0.2       64.7%     1.24x
                              Warehouse                       1                743,707        0.0       64.7%     1.24x
                               Subtotal:                     40         $  258,506,763        8.4%      67.8%     1.42x
-----------------------------------------------------------------------------------------------------------------------
HOTEL                         Full Service                    3         $   78,487,034        2.6%      71.1%     1.62x
                              Limited Service                 9             40,671,741        1.3       67.7%     1.52x
                               Subtotal:                     12         $  119,158,774        3.9%      69.9%     1.58x
-----------------------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING                                         13         $   78,451,023        2.6%      71.3%     1.31x
-----------------------------------------------------------------------------------------------------------------------
MIXED USE                     Office/Retail                   1         $   10,475,000        0.3%      67.6%     1.19x
-----------------------------------------------------------------------------------------------------------------------
SELF STORAGE                                                  5         $    7,681,751        0.3%      60.3%     1.78x
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                     237         $3,066,602,770      100.0%      67.3%     1.40x
-----------------------------------------------------------------------------------------------------------------------

(1)   Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     6 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS - ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                          ORIGINAL AMORTIZATION TERM IN MONTHS(1)
-------------------------------------------------------------------------------------------
RANGE OF ORIGINAL                NUMBER OF      PRINCIPAL                             WA UW
AMORTIZATION TERMS                   LOANS       BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

240                                      7    $   34,780,949       3.0%     59.3%     1.55x
241 - 300                               14        87,274,878       7.5      66.1%     1.47x
301 - 330                                1         6,200,000       0.5      68.1%     1.46x
331 - 360                              104     1,037,516,497      89.0      72.3%     1.25x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                126    $1,165,772,323     100.0%     71.4%     1.28x
-------------------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:                                  352
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                             LTV RATIOS AS OF THE CUT-OFF DATE
-------------------------------------------------------------------------------------------
                                 NUMBER OF      PRINCIPAL                             WA UW
RANGE OF CUT-OFF LTVS              LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

31.2% - 50.0%                            9    $   27,193,249       0.9%     43.9%     1.94x
50.1% - 60.0%                           40       949,186,504      31.0      58.8%     1.49x
60.1% - 65.0%                           16       524,686,786      17.1      61.6%     1.49x
65.1% - 70.0%                           20       159,616,926       5.2      68.9%     1.26x
70.1% - 75.0%                           34       429,664,913      14.0      72.6%     1.27x
75.1% - 80.0%                           46       976,254,392      31.8      76.7%     1.33x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                165    $3,066,602,770     100.0%     67.3%     1.40x
-------------------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:                              67.3%
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                    AMORTIZATION TYPES
-------------------------------------------------------------------------------------------
                                 NUMBER OF      PRINCIPAL                             WA UW
AMORTIZED TYPES                    LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

BALLOON LOANS
  INTEREST-ONLY                         39    $1,900,830,447      62.0%     64.8%     1.48x
  PARTIAL INTEREST-ONLY(3)              67       759,449,000      24.8      72.8%     1.24x
  BALLOON                               58       402,156,393      13.1      69.1%     1.35x
  FULLY AMORTIZING                       1         4,166,930       0.1      37.9%     1.35x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                165    $3,066,602,770     100.0%     67.3%     1.40x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                               PARTIAL INTEREST-ONLY PERIODS
-------------------------------------------------------------------------------------------
RANGE OF PARTIAL INTEREST-       NUMBER OF      PRINCIPAL                             WA UW
ONLY PERIODS                       LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

12                                       3    $   13,075,000       1.7%     75.0%     1.27x
13 - 24                                 15        96,375,000      12.7      70.1%     1.32x
25 - 36                                 26       190,064,000      25.0      73.0%     1.28x
37 - 48                                  2        33,400,000       4.4      78.4%     1.18x
49 - 60                                 21       426,535,000      56.2      72.8%     1.21x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 67    $  759,449,000     100.0%     72.8%     1.24x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                         REMAINING AMORTIZATION TERM IN MONTHS(1)
-------------------------------------------------------------------------------------------
RANGE OF REMAINING AMOR-         NUMBER OF      PRINCIPAL                             WA UW
TIZATION TERMS                     LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

239 - 240                                7    $   34,780,949       3.0%     59.3%     1.55x
241 - 300                               14        87,274,878       7.5      66.1%     1.47x
301 - 330                                1         6,200,000       0.5      68.1%     1.46x
331 - 360                              104     1,037,516,497      89.0      72.3%     1.25x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                126    $1,165,772,323     100.0%     71.4%     1.28x
-------------------------------------------------------------------------------------------
WA REMAINING AMORT TERM:                                 351
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                         LTV RATIOS AS OF THE MATURITY/ARD DATE(2)
-------------------------------------------------------------------------------------------
                                 NUMBER OF      PRINCIPAL                             WA UW
RANGE OF MATURITY LTVS             LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

16.1% - 40.0%                            8    $   29,373,353       1.0%     49.7%     2.00x
40.1% - 50.0%                           13        66,332,445       2.2      59.8%     1.49x
50.1% - 60.0%                           54     1,066,979,342      34.8      60.1%     1.47x
60.1% - 70.0%                           60       992,611,013      32.4      68.1%     1.34x
70.1% - 78.6%                           29       907,139,687      29.6      76.2%     1.37x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                164    $3,062,435,840     100.0%     67.3%     1.40x
-------------------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY/ARD DATE:                      64.4%
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                  YEAR BUILT/RENOVATED(4)
-------------------------------------------------------------------------------------------
RANGE OF YEAR                    NUMBER OF      PRINCIPAL                             WA UW
BUILT/RENOVATED                 PROPERTIES       BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

1916 - 1959                              8    $   17,518,085       0.6%     67.5%     1.39x
1960 - 1969                              6        11,795,876       0.4      57.9%     1.64x
1970 - 1979                             17        53,840,284       1.8      59.8%     1.56x
1980 - 1989                             38       383,332,606      12.5      68.2%     1.36x
1990 - 1999                             44     1,400,546,832      45.7      64.8%     1.44x
2000 - 2006                            124     1,199,569,087      39.1      70.4%     1.36x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                237    $3,066,602,770     100.0%     67.3%     1.40x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                   PREPAYMENT PROTECTION
-------------------------------------------------------------------------------------------
                                 NUMBER OF      PRINCIPAL                             WA UW
PREPAYMENT PROTECTION              LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

DEFEASANCE                             142    $2,446,738,323      79.8%     68.4%     1.40x
DEFEASANCE/YIELD MAINTENANCE             1       387,500,000      12.6      59.6%     1.37x
YIELD MAINTENANCE                       21       228,364,447       7.4      69.3%     1.46x
YIELD MAINTENANCE/PENALTY                1         4,000,000       0.1      46.5%     2.08x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                165    $3,066,602,770     100.0%     67.3%     1.40x
-------------------------------------------------------------------------------------------

(1)   Excludes loans that are interest-only for the entire term.

(2)   Excludes the fully amortizing mortgage loans.

(3)   Includes 1 partial interest-only ARD loan representing approximately 0.2%
      of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(4)   Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

                                     7 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 1
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                              CUT-OFF DATE PRINCIPAL BALANCE
-------------------------------------------------------------------------------------------
RANGE OF PRINCIPAL               NUMBER OF      PRINCIPAL                             WA UW
BALANCES                           LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

$750,000 - $2,999,999                   22    $   40,313,160       1.6%     62.1%     1.63x
$3,000,000 - $3,999,999                 13        43,085,624       1.7      70.8%     1.34x
$4,000,000 - $4,999,999                 16        72,735,253       2.9      66.0%     1.40x
$5,000,000 - $6,999,999                 29       167,616,371       6.8      68.4%     1.38x
$7,000,000 - $9,999,999                 17       140,983,702       5.7      70.7%     1.35x
$10,000,000 - $14,999,999               16       190,395,763       7.7      65.6%     1.43x
$15,000,000 - $24,999,999               13       259,689,458      10.5      69.7%     1.38x
$25,000,000 - $49,999,999                4       131,652,414       5.3      74.2%     1.23x
$50,000,000 - $99,999,999                3       198,150,000       8.0      73.2%     1.26x
$100,000,000 - $280,000,000              6     1,225,000,000      49.6      66.8%     1.49x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                139    $2,469,621,747     100.0%     68.2%     1.42x
-------------------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:      $17,767,063
AVERAGE BALANCE PER PROPERTY:  $11,930,540
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                             RANGE OF MORTGAGE INTEREST RATES
-------------------------------------------------------------------------------------------
RANGE OF MORTGAGE                NUMBER OF      PRINCIPAL                             WA UW
INTEREST RATES                     LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

4.9160% - 5.4999%                        5    $  288,226,400      11.7%     72.8%     1.58x
5.5000% - 5.9999%                       11       523,893,047      21.2      61.0%     1.48x
6.0000% - 6.2499%                       74     1,307,369,161      52.9      69.1%     1.39x
6.2500% - 6.4999%                       32       264,011,787      10.7      72.8%     1.28x
6.5000% - 6.7300%                       17        86,121,352       3.5      69.1%     1.42x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                139    $2,469,621,747     100.0%     68.2%     1.42x
-------------------------------------------------------------------------------------------
WA INTEREST RATE:                   5.9995%
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                          ORIGINAL TERM TO MATURITY/ARD IN MONTHS
-------------------------------------------------------------------------------------------
RANGE OF ORIGINAL                NUMBER OF      PRINCIPAL                             WA UW
TERMS TO MATURITY/ARD              LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

60                                      17    $  264,862,734      10.7%     61.2%     1.50x
73 - 84                                  3       281,976,400      11.4      60.0%     1.59x
85 - 120                               114     1,888,340,353      76.5      70.4%     1.39x
121 - 240                                5        34,442,260       1.4      69.2%     1.34x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                139    $2,469,621,747     100.0%     68.2%     1.42x
-------------------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:                 110
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                GEOGRAPHIC DISTRIBUTION(1)
-------------------------------------------------------------------------------------------
                                 NUMBER OF      PRINCIPAL                             WA UW
GEOGRAPHIC LOCATION             PROPERTIES       BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

CALIFORNIA                              37    $  850,172,742      34.4%     69.4%     1.50x
  California North                      22       328,400,000      13.3      63.3%     1.53x
  California South                      15       521,772,742      21.1      73.1%     1.48x
MASSACHUSETTS                            1       280,000,000      11.3      58.6%     1.54x
VIRGINIA                                 6       202,735,235       8.2      63.2%     1.43x
TEXAS                                   19       134,504,272       5.4      70.8%     1.31x
OTHER                                  144     1,002,209,498      40.6      70.6%     1.33x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                207    $2,469,621,747     100.0%     68.2%     1.42x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                    UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
-------------------------------------------------------------------------------------------
RANGE OF                         NUMBER OF      PRINCIPAL                             WA UW
UW DSCRS                           LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

1.10X - 1.19X                           19    $  333,155,986      13.5%     73.6%     1.16x
1.20X - 1.29X                           51       562,278,120      22.8      74.4%     1.24x
1.30X - 1.39X                           13        70,054,413       2.8      68.4%     1.34x
1.40X - 1.49X                            9       453,500,790      18.4      69.3%     1.44x
1.50X - 1.69X                           31       947,174,637      38.4      63.6%     1.56x
1.70X - 1.99X                            8        58,154,036       2.4      57.7%     1.79x
2.00X - 2.97X                            8        45,303,764       1.8      51.3%     2.22x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                139    $2,469,621,747     100.0%     68.2%     1.42x
-------------------------------------------------------------------------------------------
WA UW DSCR:                          1.42X
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                      REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
-------------------------------------------------------------------------------------------
RANGE OF REMAINING               NUMBER OF      PRINCIPAL                             WA UW
TERMS TO MATURITY                  LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

57 - 60                                  7    $  207,682,734       8.4%     61.8%     1.47x
61 - 84                                 13       339,156,400      13.7      59.9%     1.59x
85 - 120                               114     1,888,340,353      76.5      70.4%     1.39x
121 - 239                                5        34,442,260       1.4      69.2%     1.34x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                139    $2,469,621,747     100.0%     68.2%     1.42x
-------------------------------------------------------------------------------------------
WA REMAINING TERM:                     109
-------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                             PROPERTY TYPE DISTRIBUTION(1)
-----------------------------------------------------------------------------------------------------------------------
                                                          NUMBER OF       PRINCIPAL                      WA       WA UW
PROPERTY TYPE                 SUB PROPERTY TYPE          PROPERTIES        BALANCE         % OF IPB      LTV      DSCR
-----------------------------------------------------------------------------------------------------------------------

OFFICE                        CBD                             5         $  583,800,000       23.6%      66.7%     1.52x
                              Suburban                       33            330,595,521       13.4       72.3%     1.26x
                              Suburban/R&D                   18            250,000,000       10.1       60.5%     1.54x
                              Medical Office                  1              6,794,526        0.3       62.1%     1.34x
                               Subtotal:                     57         $1,171,190,047       47.4%      67.0%     1.45x
-----------------------------------------------------------------------------------------------------------------------
RETAIL                        Anchored                       28         $  684,844,073       27.7%      70.3%     1.36x
                              Unanchored                     52            109,559,305        4.4       67.4%     1.39x
                              Shadow Anchored                 5             31,003,184        1.3       68.5%     1.26x
                               Subtotal:                     85         $  825,406,563       33.4%      69.8%     1.36x
-----------------------------------------------------------------------------------------------------------------------
MULTIFAMILY                   Senior Housing                  2         $   38,580,849        1.6%      70.5%     1.28x
                              Garden                          2             11,772,000        0.5       69.6%     1.27x
                               Subtotal:                      4         $   50,352,849        2.0%      70.3%     1.28x
-----------------------------------------------------------------------------------------------------------------------
HOTEL                         Full Service                    3         $   78,487,034        3.2%      71.1%     1.62x
                              Limited Service                 9             40,671,741        1.6       67.7%     1.52x
                               Subtotal:                     12         $  119,158,774        4.8%      69.9%     1.58x
-----------------------------------------------------------------------------------------------------------------------
INDUSTRIAL                    Warehouse/Distribution         19         $  144,506,314        5.9%      67.3%     1.45x
                              Flex                           17            108,160,704        4.4       68.6%     1.40x
                              Manufacturing                   3              5,096,038        0.2       64.7%     1.24x
                              Warehouse                       1               743,707         0.0       64.7%     1.24x
                               Subtotal:                     40         $  258,506,763       10.5%      67.8%     1.42x
-----------------------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING                                          3         $   26,850,000        1.1%      69.8%     1.45x
-----------------------------------------------------------------------------------------------------------------------
MIXED USE                     Office/Retail                   1         $   10,475,000        0.4%      67.6%     1.19x
-----------------------------------------------------------------------------------------------------------------------
SELF STORAGE                                                  5         $    7,681,751        0.3%      60.3%     1.78x
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                     207         $2,469,621,747      100.0%      68.2%     1.42x
-----------------------------------------------------------------------------------------------------------------------

(1)   Because this table is presented at the mortgaged property level, certain information is based on LG1 allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     8 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                          ORIGINAL AMORTIZATION TERM IN MONTHS(1)
-------------------------------------------------------------------------------------------
RANGE OF ORIGINAL                NUMBER OF      PRINCIPAL                             WA UW
AMORTIZATION TERMS                 LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

240                                      7    $   34,780,949       3.5%     59.3%     1.55x
241 - 300                               13        84,114,878       8.4      65.8%     1.46x
301 - 360                               84       881,895,473      88.1      72.8%     1.26x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                104    $1,000,791,300     100.0%     71.8%     1.28x
-------------------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:                                  350
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                             LTV RATIOS AS OF THE CUT-OFF DATE
-------------------------------------------------------------------------------------------
                                 NUMBER OF      PRINCIPAL                             WA UW
RANGE OF CUT-OFF LTVS              LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

31.2% - 50.0%                            9    $   27,193,249       1.1%     43.9%     1.94x
50.1% - 60.0%                           31       511,770,481      20.7      58.3%     1.61x
60.1% - 65.0%                           15       520,396,786      21.1      61.6%     1.49x
65.1% - 70.0%                           17       119,736,926       4.8      68.8%     1.26x
70.1% - 75.0%                           28       402,639,913      16.3      72.6%     1.27x
75.1% - 80.0%                           39       887,884,392      36.0      76.5%     1.35x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                139    $2,469,621,747     100.0%     68.2%     1.42x
-------------------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:            68.2%
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                    AMORTIZATION TYPES
-------------------------------------------------------------------------------------------
                                 NUMBER OF      PRINCIPAL                             WA UW
AMORTIZED TYPES                    LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

BALLOON LOANS
  INTEREST-ONLY                         35    $1,468,830,447      59.5%     65.8%     1.51x
  PARTIAL INTEREST-ONLY(3)              52       634,779,000      25.7      73.4%     1.24x
  BALLOON                               51       361,845,370      14.7      69.4%     1.36x
  FULLY AMORTIZING LOANS                 1         4,166,930       0.2      37.9%     1.35x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                139    $2,469,621,747     100.0%     68.2%     1.42x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                               PARTIAL INTEREST-ONLY PERIODS
-------------------------------------------------------------------------------------------
RANGE OF PARTIAL                 NUMBER OF      PRINCIPAL                             WA UW
INTEREST-ONLY PERIODS              LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

12                                       3    $   13,075,000       2.1%     75.0%     1.27x
13 - 24                                 11        75,125,000      11.8      70.1%     1.32x
25 - 36                                 22       166,644,000      26.3      73.0%     1.29x
37 - 48                                  1        10,400,000       1.6      77.6%     1.18x
49 - 60                                 15       369,535,000      58.2      74.0%     1.21x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 52    $  634,779,000     100.0%     73.4%     1.24x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                         REMAINING AMORTIZATION TERM IN MONTHS(1)
-------------------------------------------------------------------------------------------
RANGE OF REMAINING               NUMBER OF      PRINCIPAL                             WA UW
AMORTIZATION TERMS                 LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

239 - 240                                7    $   34,780,949       3.5%     59.3%     1.55x
241 - 300                               13        84,114,878       8.4      65.8%     1.46x
301 - 360                               84       881,895,473      88.1      72.8%     1.26x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                104    $1,000,791,300     100.0%     71.8%     1.28x
-------------------------------------------------------------------------------------------
WA REMAINING AMORT TERM:                                 350
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                         LTV RATIOS AS OF THE MATURITY/ARD DATE(2)
-------------------------------------------------------------------------------------------
                                 NUMBER OF      PRINCIPAL                             WA UW
RANGE OF MATURITY LTVS             LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

16.1% - 40.0%                            8    $   29,373,353       1.2%     49.7%     2.00x
40.1% - 50.0%                           11        61,972,445       2.5      60.2%     1.51x
50.1% - 60.0%                           44       606,983,319      24.6      60.2%     1.56x
60.1% - 70.0%                           53       949,696,013      38.5      67.9%     1.34x
70.1% - 78.6%                           22       817,429,687      33.2      76.0%     1.38x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                138    $2,465,454,817     100.0%     68.3%     1.42x
-------------------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY/ARD DATE:                      65.0%
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                  YEAR BUILT/RENOVATED(4)
-------------------------------------------------------------------------------------------
RANGE OF YEAR                    NUMBER OF      PRINCIPAL                             WA UW
BUILT/RENOVATED                 PROPERTIES       BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

1930 - 1959                              7    $   11,518,085       0.5%     61.5%     1.49x
1960 - 1969                              6        11,795,876       0.5      57.9%     1.64x
1970 - 1979                             17        53,840,284       2.2      59.8%     1.56x
1980 - 1989                             32       336,993,799      13.6      68.1%     1.37x
1990 - 1999                             39       986,356,832      39.9      66.6%     1.47x
2000 - 2006                            106     1,069,116,871      43.3      70.3%     1.38x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                207    $2,469,621,747     100.0%     68.2%     1.42x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                   PREPAYMENT PROTECTION
-------------------------------------------------------------------------------------------
                                 NUMBER OF      PRINCIPAL                             WA UW
PREPAYMENT PROTECTION              LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

DEFEASANCE                             121    $2,271,647,300      92.0%     68.3%     1.41x
YIELD MAINTENANCE                       17       193,974,447       7.9      68.2%     1.50x
YIELD MAINTENANCE/PENALTY                1         4,000,000       0.2      46.5%     2.08x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                139    $2,465,621,747     100.0%     68.2%     1.42x
-------------------------------------------------------------------------------------------

(1)   Excludes loans that are interest-only for the entire term.

(2)   Excludes the fully amortizing mortgage loans.

(3)   Includes 1 partial interest-only ARD loan representing approximately 0.2%
      of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(4)   Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

                                     9 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                              CUT-OFF DATE PRINCIPAL BALANCE
-------------------------------------------------------------------------------------------
RANGE OF                         NUMBER OF      PRINCIPAL                             WA UW
PRINCIPAL BALANCES                 LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

$1,000,000 - $2,999,999                  3    $    5,930,000       1.0%     70.3%     1.24x
$3,000,000 - $3,999,999                  3        10,200,000       1.7      69.8%     1.38x
$4,000,000 - $4,999,999                  4        17,440,000       2.9      64.1%     1.26x
$5,000,000 - $6,999,999                  4        22,131,023       3.7      71.2%     1.27x
$7,000,000 - $9,999,999                  2        15,650,000       2.6      63.6%     1.34x
$10,000,000 - $14,999,999                6        76,830,000      12.9      67.3%     1.23x
$15,000,000 - $24,999,999                3        61,300,000      10.3      78.6%     1.20x
$25,000,000 - $387,500,000               1       387,500,000      64.9      59.6%     1.37x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 26    $  596,981,023     100.0%     63.5%     1.33x
-------------------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:      $22,960,809
AVERAGE BALANCE PER PROPERTY:  $19,899,367
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                             RANGE OF MORTGAGE INTEREST RATES
-------------------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST       NUMBER OF      PRINCIPAL                             WA UW
RATES                         MORTGAGE LOANS     BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

5.6700% - 5.9999%                        4    $   14,140,000       2.4%     65.0%     1.33x
6.0000% - 6.2499%                       17       547,065,000      91.6      63.2%     1.33x
6.2500% - 6.8019%                        5        35,776,023       6.0      67.3%     1.20x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 26    $  596,981,023     100.0%     63.5%     1.33x
-------------------------------------------------------------------------------------------
WA INTEREST RATE:                   6.1084%
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                          ORIGINAL TERM TO MATURITY/ARD IN MONTHS
-------------------------------------------------------------------------------------------
RANGE OF ORIGINAL TERMS TO       NUMBER OF      PRINCIPAL                             WA UW
MATURITY/ARD                       LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

60 - 83                                  2    $   17,135,000       2.9%     69.9%     1.18x
84 - 120                                24       579,846,023      97.1      63.3%     1.33x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 26    $  596,981,023     100.0%     63.5%     1.33x
-------------------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:                 117
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                 GEOGRAPHIC DISTRIBUTION(1)
-------------------------------------------------------------------------------------------
                                 NUMBER OF       PRINCIPAL                            WA UW
GEOGRAPHIC LOCATION             PROPERTIES        BALANCE       % OF IPB    WA LTV     DSCR
-------------------------------------------------------------------------------------------

CALIFORNIA                               7    $  425,500,000      71.3%     59.5%     1.35x
  CALIFORNIA SOUTH                       6       411,600,000      68.9      59.5%     1.36x
  CALIFORNIA NORTH                       1        13,900,000       2.3      58.4%     1.10x
TEXAS                                    3        42,030,000       7.0      75.4%     1.29x
OTHER                                   20       129,451,023      21.7      72.8%     1.24x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 30    $  596,981,023     100.0%     63.5%     1.33x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                    UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
-------------------------------------------------------------------------------------------
                                 NUMBER OF      PRINCIPAL                             WA UW
RANGE OF UW DSCRS                  LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

1.10X - 1.29X                           19    $  170,095,000      28.5%     71.3%     1.20x
1.30X - 1.39X                            5       410,476,023      68.8      60.0%     1.37x
1.40X - 1.59X                            1        13,250,000       2.2      69.7%     1.45x
1.60X - 1.71X                            1         3,160,000       0.5      73.5%     1.71x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 26    $  596,981,023     100.0%     63.5%     1.33x
-------------------------------------------------------------------------------------------
WA UW DSCR:                          1.33X
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                      REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
-------------------------------------------------------------------------------------------
RANGE OF REMAINING               NUMBER OF      PRINCIPAL                             WA UW
TERMS TO MATURITY                  LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

58 - 83                                  4    $   26,011,023       4.4%     69.0%     1.22x
84 - 119                                15       523,320,000      87.7      62.7%     1.33x
120 - 120                                7        47,650,000       8.0      69.1%     1.31x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 26    $  596,981,023     100.0%     63.5%     1.33x
-------------------------------------------------------------------------------------------
WA REMAINING TERM:                     116
-------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                             PROPERTY TYPE DISTRIBUTION(1)
-----------------------------------------------------------------------------------------------------------------------
                                                          NUMBER OF       PRINCIPAL                      WA       WA UW
PROPERTY TYPE                 SUB PROPERTY TYPE          PROPERTIES        BALANCE         % OF IPB      LTV      DSCR
-----------------------------------------------------------------------------------------------------------------------

MULTIFAMILY                   Garden/High Rise                1           $387,500,000       64.9%      59.6%     1.37x
                              Garden                         17            143,230,000       24.0       70.4%     1.25x
                              Mid rise                        2             14,650,000        2.5       68.8%     1.20x
                               SUBTOTAL:                     20           $545,380,000       91.4%      62.7%     1.33x
-----------------------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING                                         10           $ 51,601,023        8.6%      72.1%     1.24x
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                      30           $596,981,023      100.0%      63.5%     1.33x
-----------------------------------------------------------------------------------------------------------------------

(1)   Because this table is presented at the mortgaged property level, certain information is based on LG2 allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                    10 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                          ORIGINAL AMORTIZATION TERM IN MONTHS(1)
-------------------------------------------------------------------------------------------
RANGE OF ORIGINAL                NUMBER OF      PRINCIPAL                             WA UW
AMORTIZATION TERMS                 LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

300 - 330                                1    $    3,160,000       1.9%     73.5%     1.71x
331 - 360                               21       161,821,023      98.1      69.2%     1.22x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 22    $  164,981,023     100.0%     69.3%     1.23x
-------------------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:                                  359
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                             LTV RATIOS AS OF THE CUT-OFF DATE
-------------------------------------------------------------------------------------------
                                 NUMBER OF      PRINCIPAL                             WA UW
RANGE OF CUT-OFF LTVS              LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

51.1% - 60.0%                            9    $  437,416,023      73.3%     59.4%     1.35x
60.1% - 70.0%                            4        44,170,000       7.4      68.4%     1.26x
70.1% - 75.0%                            6        27,025,000       4.5      72.4%     1.35x
75.1% - 80.0%                            7        88,370,000      14.8      78.7%     1.21x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 26    $  596,981,023     100.0%     63.5%     1.33x
-------------------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:                              63.5%
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                    AMORTIZATION TYPES
-------------------------------------------------------------------------------------------
                                 NUMBER OF      PRINCIPAL                             WA UW
AMORTIZED TYPES                    LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

BALLOON LOANS
  INTEREST-ONLY                          4    $  432,000,000      72.4%     61.3%     1.36x
  PARTIAL INTEREST-ONLY                 15       124,670,000      20.9      70.0%     1.22x
  BALLOON                                7        40,311,023       6.8      66.9%     1.26x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 26    $  596,981,023     100.0%     63.5%     1.33x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                               PARTIAL INTEREST-ONLY PERIODS
-------------------------------------------------------------------------------------------
RANGE OF PARTIAL INTEREST-       NUMBER OF      PRINCIPAL                             WA UW
ONLY PERIODS                       LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

24 - 48                                  9    $   67,670,000      54.3%     73.9%     1.24x
49 - 60                                  6        57,000,000      45.7      65.5%     1.20x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 15    $  124,670,000     100.0%     70.0%     1.22x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                         REMAINING AMORTIZATION TERM IN MONTHS(1)
-------------------------------------------------------------------------------------------
RANGE OF REMAINING AMOR-         NUMBER OF      PRINCIPAL                             WA UW
TIZATION TERMS                     LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

300 - 330                                1    $    3,160,000       1.9%     73.5%     1.71x
331 - 360                               21       161,821,023      98.1      69.2%     1.22x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 22    $  164,981,023     100.0%     69.3%     1.23x
-------------------------------------------------------------------------------------------
WA REMAINING AMORT TERM:                                 359
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                          LTV RATIOS AS OF THE MATURITY/ARD DATE
-------------------------------------------------------------------------------------------
                                 NUMBER OF      PRINCIPAL                             WA UW
RANGE OF MATURITY LTVS             LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

46.9% - 50.0%                            2    $    4,360,000       0.7%     55.2%     1.21x
50.1% - 60.0%                           10       459,996,023      77.1      59.9%     1.35x
60.1% - 70.0%                            7        42,915,000       7.2      71.3%     1.32x
70.1% - 78.6%                            7        89,710,000      15.0      78.4%     1.22x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 26    $  596,981,023     100.0%     63.5%     1.33x
-------------------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY/ARD
   DATE:                                                61.9%
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                  YEAR BUILT/RENOVATED(2)
-------------------------------------------------------------------------------------------
RANGE OF YEAR                    NUMBER OF       PRINCIPAL                            WA UW
BUILT/RENOVATED                 PROPERTIES        BALANCE       % OF IPB    WA LTV     DSCR
-------------------------------------------------------------------------------------------

1916 - 1979                              1    $    6,000,000       1.0%     78.9%     1.20x
1980 - 1989                              6        46,338,807       7.8      68.9%     1.26x
1990 - 1999                              5       414,190,000      69.4      60.3%     1.37x
2000 - 2006                             18       130,452,216      21.9      71.0%     1.21x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 30    $  596,981,023     100.0%     63.5%     1.33x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                   PREPAYMENT PROTECTION
-------------------------------------------------------------------------------------------
                                 NUMBER OF      PRINCIPAL                             WA UW
PREPAYMENT PROTECTION              LOANS         BALANCE        % OF IPB    WA LTV    DSCR
-------------------------------------------------------------------------------------------

DEFEASANCE/YIELD MAINTENANCE             1    $  387,500,000      64.9%     59.6%     1.37x
DEFEASANCE                              21       175,091,023      29.3      69.7%     1.25x
YIELD MAINTENANCE                        4        34,390,000       5.8      75.7%     1.22x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 26    $  596,981,023     100.0%     63.5%     1.33x
-------------------------------------------------------------------------------------------

(1)   Excludes loans that are interest-only for the entire term.

(2)   Range of Year Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

                                    11 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------------------------------------------------
                      TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS(1)
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
LOAN                                                                            NUMBER OF        LOAN        CUT-OFF DATE
SELLER(2)    LOAN NAME                               CITY, STATE                PROPERTIES       GROUP          BALANCE
--------------------------------------------------------------------------------------------------------------------------

IXIS         Park La Brea Apartments                 (Los Angeles, CA)              1              2        $  387,500,000
JPMCB        53 State Street                         (Boston, MA)                   1              1        $  280,000,000
JPMCB        RREEF Silicon Valley Office             (Various, CA)                  18             1        $  250,000,000
             Portfolio
NCCI         Gas Company Tower                       (Los Angeles, CA)              1              1        $  229,000,000
EHY          Burbank Town Center                     (Burbank , CA)                 1              1        $  182,300,000
--------------------------------------------------------------------------------------------------------------------------
EHY          Tysons Galleria                         (McLean, VA)                   1              1        $  173,500,000
JPMCB        Colony III Portfolio                    (Various, Various)             15             1        $  116,704,000
JPMCB        CNL/Welsh Portfolio                     (Various, Various)             13             1        $  110,200,000
JPMCB        Foothills Mall                          (Tucson, AZ)                   1              1        $   81,000,000
IXIS         Marriott Monterey                       (Monterey, CA)                 1              1        $   61,500,000
--------------------------------------------------------------------------------------------------------------------------
JPMCB        Stevens Center Business Park            (Richland, WA)                 1              1        $   55,650,000
NCCI         Sun Community Portfolio                 (Various, Various)             3            1, 2       $   48,100,000
EHY          1800-1880 John F. Kennedy               (Philadelphia, PA)             1              1        $   44,000,000
             Boulevard
JPMCB        Neiss Portfolio                         (Various, Various)             2              1        $   36,571,565
IXIS         Lodge at Balfour                        (Louisville, CO)               1              1        $   25,580,849
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
             TOP 5 TOTAL/WEIGHTED AVERAGE:                                                                  $1,328,800,000
             TOP 10 TOTAL/WEIGHTED AVERAGE                                                                  $1,871,704,000
             TOP 15 TOTAL/WEIGHTED AVERAGE                                                                  $2,081,606,414
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                              SF/                       CUT-OFF
LOAN                                             % OF        UNITS/          UW          LTV                PROPERTY
SELLER2     LOAN NAME                            IPB         ROOMS          DSCR         RATIO                TYPE
--------------------------------------------------------------------------------------------------------------------------

IXIS        Park La Brea Apartments             12.6%           4,238       1.37x        59.6%            Multifamily
JPMCB       53 State Street                      9.1%       1,120,280       1.54x        58.6%               Office
JPMCB       RREEF Silicon Valley Office          8.2%       5,332,996       1.54x        60.5%               Office
            Portfolio
NCCI        Gas Company Tower                    7.5%       1,313,409       1.56x        75.1%               Office
EHY         Burbank Town Center                  5.9%         826,686       1.43x        76.0%               Retail
--------------------------------------------------------------------------------------------------------------------------
EHY         Tysons Galleria                      5.7%         309,112       1.43x        62.1%               Retail
JPMCB       Colony III Portfolio                 3.8%       2,990,295       1.63x        59.1%              Various
JPMCB       CNL/Welsh Portfolio                  3.6%       2,377,440       1.25x        76.9%              Various
JPMCB       Foothills Mall                       2.6%         501,514       1.15x        70.4%               Retail
IXIS        Marriott Monterey                    2.0%             341       1.49x        73.6%               Hotel
--------------------------------------------------------------------------------------------------------------------------
JPMCB       Stevens Center Business Park         1.8%         469,014       1.15x        76.8%               Office
NCCI        Sun Community Portfolio              1.6%           1,143       1.23x        78.6%        Manufactured Housing
EHY         1800-1880 John F. Kennedy            1.4%         475,258       1.24x        75.9%               Office
            Boulevard
JPMCB       Neiss Portfolio                      1.2%         449,950       1.19x        72.0%              Various
IXIS        Lodge at Balfour                     0.8%             103       1.25x        74.1%            Multifamily
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
            TOP 5 TOTAL/WEIGHTED AVERAGE:       43.3%                       1.48x        64.5%
            TOP 10 TOTAL/WEIGHTED AVERAGE       61.0%                       1.46x        65.2%
            TOP 15 TOTAL/WEIGHTED AVERAGE       67.9%                       1.43x        66.3%
--------------------------------------------------------------------------------------------------------------------------

(1)   Information with regard to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loans(s), and in the case of the Park La Brea Apartments, RREEF
      Silicon Valley Office Portfolio and the Tysons Galleria loans in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan to value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans. In addition, because the Colony III Portfolio is secured by 15 groups of mortgaged assets, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 15 cross collateralized and cross-defaulted mortgage loans, each of which is secured by a single mortgaged property.

(2)   "JPMCB" = JPMorgan Chase Bank, N.A.; "NCCI" = Nomura Credit & Capital,
      Inc; ""EHY"= Eurohypo AG, New York Branch; "IXIS"= IXIS Real Estate
      Capital Inc.

                                    12 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------------------------
                               LOAN GROUP 1 SHORT TERM LOAN SUMMARY
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
LOAN ID             LOAN                                                                PROPERTY
NO.                 SELLER      LOAN NAME                     CITY, STATE                 TYPE
--------------------------------------------------------------------------------------------------

5 YEAR LOAN
154                 JPMCB       Garfield Place                Midland, TX                Retail
116                 EHY         Vincennes Apartments          Northridge, CA          Multifamily
6                   EHY         Tysons Galleria               McLean, VA                 Retail
10                  JPMCB       155 Pfingsten Road            Deerfield, IL              Office
65                  NCCI        South Towne Crossing          Burleson, TX               Retail
130                 NCCI        Royal Highlander MHC          Peoria, IL              Manufactured
                                                                                        Housing
18                  JPMCB       13524 Welch Road              Farmers Branch, TX       Industrial
6 YEAR LOANS
8                   JPMCB       Memphis Distribution          Memphis,TN               Industrial
                                Center
11                  JPMCB       Woodland Rose                 Des Plaines, IL          Industrial
12                  JPMCB       McKesson Facility             Carol Stream, IL         Industrial
14                  JPMCB       4550 Spring Valley Road       Farmers Branch, TX       Industrial
15                  JPMCB       Perimeter Park                Shawnee, KS              Industrial
16                  JPMCB       10351 Home Road               Frisco, TX               Industrial
17                  JPMCB       815 South Coppell Road        Coppell, TX              Industrial
19                  JPMCB       1130 West Jackson Road        Carrollton, TX           Industrial
20                  JPMCB       4600 Simonton Road            Farmers Branch, TX       Industrial
21                  JPMCB       Slawin Court                  Mount Prospect, IL       Industrial
7 YEAR LOANS
3                   JPMCB       RREEF Silicon Valley          Various, CA                Office
                                Office Portfolio
38                  NCCI        Walter's Crossing             Tampa, FL                  Retail
55                  NCCI        Rexford Business Center       Fullerton , CA           Industrial
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
LOAN ID             CUT-OFF DATE       % OF     REMAINING     REMAINING IO      UW        CUT-OFF
NO.                    BALANCE         IPB        TERM            TERM         DSCR      LTV RATIO
--------------------------------------------------------------------------------------------------

5 YEAR LOAN
154                 $  2,314,687       0.1%        57               0          1.51x       79.8%
116                 $  4,800,000       0.2%        59              59          1.23x       68.9%
6                   $173,500,000       5.7%        60              60          1.43x       62.1%
10                  $ 12,150,000       0.4%        60              60          1.63x       59.1%
65                  $  8,818,047       0.3%        60              60          1.75x       58.8%
130                 $  4,000,000       0.1%        60              0           2.08x       46.5%
18                  $  2,100,000       0.1%        60              60          1.63x       59.1%
6 YEAR LOANS
8                   $ 18,000,000       0.6%        72              72          1.63x       59.1%
11                  $ 10,410,000       0.3%        72              72          1.63x       59.1%
12                  $ 10,200,000       0.3%        72              72          1.63x       59.1%
14                  $  6,377,774       0.2%        72              72          1.63x       59.1%
15                  $  3,480,000       0.1%        72              72          1.63x       59.1%
16                  $  2,573,629       0.1%        72              72          1.63x       59.1%
17                  $  2,345,755       0.1%        72              72          1.63x       59.1%
19                  $  1,611,348       0.1%        72              72          1.63x       59.1%
20                  $  1,191,495       0.0%        72              72          1.63x       59.1%
21                  $    990,000       0.0%        72              72          1.63x       59.1%
7 YEAR LOANS
3                   $250,000,000       8.2%        82              82          1.54x       60.5%
38                  $ 20,626,400       0.7%        83              83          2.19x       55.4%
55                  $ 11,350,000       0.4%        84              84          1.48x       57.9%
--------------------------------------------------------------------------------------------------

                                    13 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------------------------
                                     PARI PASSU LOAN SUMMARY
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
LOAN ID
NO.       LOAN SELLER     LOAN NAME                              A-NOTE BALANCE AS OF CUT-OFF DATE
--------------------------------------------------------------------------------------------------

1         IXIS            Park La Brea Apartments                           $387,500,000
                                                                            $387,500,000
3         JPMCB           RREEF Silicon Valley Office Portfolio             $250,000,000
                                                                            $250,000,000
                                                                            $200,000,000
4         NCCI            Gas Company Tower                                 $229,000,000
                                                                            $229,000,000
6         EHY             Tysons Galleria                                   $173,500,000
                                                                            $ 50,000,000
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
LOAN ID
NO.               TRANSACTION                    SERVICER                    SPECIAL SERVICER
--------------------------------------------------------------------------------------------------

1              JPMCC 2006-LDP8        Midland Loan Services, Inc.       J.E.Roberts Company, Inc
                     TBD                          TBD                              TBD
3             JPMCC 2006-CIBC16           Capmark Finance Inc.         Midland Loan Services, Inc.
               JPMCC 2006-LDP8        Midland Loan Services, Inc.       J.E.Roberts Company, Inc
                     TBD                          TBD                              TBD
4              JPMCC 2006-LDP8           Wells Fargo Bank, N.A.         J.E.Roberts Company, Inc
                     TBD                          TBD                              TBD
6              JPMCC 2006-LDP8           Wells Fargo Bank, N.A.         J.E.Roberts Company, Inc
                     TBD                          TBD                              TBD
--------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                    COMPANION LOAN SUMMARY
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
LOAN ID        LOAN                                A-NOTE BALANCE(S) AS       B-NOTE BALANCE AS
NO.           SELLER   LOAN NAME                      OF CUT-OFF DATE          OF CUT-OFF DATE
-----------------------------------------------------------------------------------------------

6              EHY     Tysons Galleria(1)              $223,500,000              $31,500,000
                       Stevens Center Business
25            JPMCB    Park                            $ 55,650,000              $ 2,450,000
100           JPMCB    United Plaza                    $  5,391,854              $   345,000
103           JPMCB    Donato Corporate Park           $  5,200,000              $   375,000
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
               WHOLE LOAN
LOAN ID       BALANCE AS OF                    WHOLE LOAN    TRUST CUT-OFF        WHOLE LOAN
NO.           CUT-OFF DATE      TRUST DSCR(1)    DSCR(2)        LTV(1)          CUT-OFF LTV(2)
-----------------------------------------------------------------------------------------------

6             $255,000,000          1.43x         1.25x          62.1%               70.8%
25            $ 58,100,000          1.15x         1.07x          76.8%               80.1%
100           $  5,736,854          1.21x         1.09x          78.1%               83.1%
103           $  5,575,000          1.27x         1.12x          69.3%               74.3%
-----------------------------------------------------------------------------------------------

(1)   Calculated based on aggregate principal balance of mortgage loan and related pari passu companion loan but excludes principal balance of related subordinate companion loan.

(2)   Calculated based on aggregate principal balance of mortgage loan, related pari passu companion loan and subordinate companion loan.

                                    14 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    15 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                             PARK LA BREA APARTMENTS
--------------------------------------------------------------------------------

                       [PHOTOS OF PARK LA BREA APARTMENTS]

                                    16 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                             PARK LA BREA APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):           $387,500,000
CUT-OFF DATE PRINCIPAL BALANCE:          $387,500,000
% OF POOL BY IPB:                        12.6%
LOAN SELLER:                             IXIS Real Estate Capital Inc.
BORROWER:                                Prime / Park LaBrea
                                         Titleholder, LLC.
SPONSOR:                                 John Atwater and Daniel James
ORIGINATION DATE:                        08/10/06
INTEREST RATE:                           6.07000%
INTEREST-ONLY PERIOD:                    120 months
MATURITY DATE:                           08/09/16
AMORTIZATION TYPE:                       Interest-only
ORIGINAL AMORTIZATION:                   N/A
REMAINING AMORTIZATION:                  N/A
CALL PROTECTION:                         L(23),YM(1),YM or Def(88),O(7)
CROSS-COLLATERALIZATION:                 No
LOCK BOX:                                Springing
ADDITIONAL DEBT:                         Yes
ADDITIONAL DEBT TYPE(1,2):               Pari Passu Fixed Rate Note,
                                         Permitted Mezzanine Loan
LOAN PURPOSE:                            Refinance

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                                 INITIAL            MONTHLY
                                              ---------------------------------
TAXES:                                            $1,582,063          $316,413
INSURANCE:                                          $247,213          $123,607
CAP EX:                                                   $0                $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                  Single Asset
TITLE:                                   Fee
PROPERTY TYPE:                           Multifamily -- Garden & High Rise
UNITS:                                   4,238
LOCATION:                                Los Angeles, CA
YEAR BUILT/RENOVATED:                    1943 / 1996
HISTORICAL OCCUPANCY:
    2001:                                96.5%
    2002:                                96.5%
    2003:                                96.6%
    2004:                                96.2%
    2005:                                96.9%
    AS OF 06/28/06:                      96.6%
HISTORICAL NOI:
    2003:                                $47,349,697
    2004:                                $50,399,689
    2005:                                $55,981,417
    TTM AS OF 06/30/06:                  $57,126,855
UW REVENUES:                             $93,933,103
UW EXPENSES:                             $27,761,774
UW NOI:                                  $66,171,329
UW NET CASH FLOW:                        $65,323,729
APPRAISED VALUE (AS IS):                 $1,300,000,000
APPRAISAL DATE:                          07/11/06

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT(1):               $182,869
CUT-OFF DATE LTV(1):                     59.6%
MATURITY DATE LTV(1):                    59.6%
UW DSCR(1):                              1.37x
--------------------------------------------------------------------------------

(1)   The Park La Brea Apartments loan was originated in the amount of
      $775,000,000, of which $387,500,000 is included in the trust. There is
      $387,500,000 of pari passu fixed rate debt that is expected to be securitized in future transactions. All calculations are based on the whole loan amount.

(2)   See Mezzanine Loan and Preferred Equity below.

---------------------------------------------------------------------------------------------------------------------------
                                                         UNIT MIX

                                                                                                          WEIGHTED AVERAGE
                            NO. OF    AVERAGE UNIT   APPROXIMATE NET     % OF       WEIGHTED AVERAGE       MONTHLY MARKET
         UNIT MIX           UNITS     SQUARE FEET      RENTABLE SF     TOTAL SF    MONTHLY ASKING RENT          RENT
---------------------------------------------------------------------------------------------------------------------------

STUDIO                         18          580            10,440          0.3%           $1,187                $1,260
ONE BEDROOM                 1,517          754         1,143,818         27.8            $1,399                $1,577
TWO BEDROOM                 2,416        1,058         2,556,282         62.2            $1,727                $2,012
THREE BEDROOM                 271        1,357           367,747          8.9            $2,354                $2,723
FOUR BEDROOM                   16        2,148            34,368          0.8            $2,881                $3,756
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     4,238          970         4,112,655        100.0%           $1,652                $1,905
---------------------------------------------------------------------------------------------------------------------------

                                    17 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                             PARK LA BREA APARTMENTS
--------------------------------------------------------------------------------

THE LOAN. The Park La Brea Apartments loan is secured by a fee simple first lien mortgage interest in a 4,238 unit apartment complex in Los Angeles, California.

The total financing amount of $775,000,000 is split into two pari-passu notes, a
$387,500,000 A-1 note included in the trust and one or more notes totaling
$387,500,000 which are expected to be securitized in future transactions.

THE BORROWER. The borrower is Prime/Park LaBrea Titleholder, LLC, a Delaware limited liability company, owned by Prime/Park LaBrea Holdings, L.P., a
California limited partnership. The borrower is a special purpose entity organized solely for the purpose of engaging in the business of owning the Park
LaBrea Apartments and entering into related financing transactions.

THE SPONSOR. The sponsors of the Park La Brea Apartments loan are John Atwater and Daniel James. Mr. Atwater is the founder and President of Prime Group. Over the course of their careers, the sponsors have owned, managed, developed and financed real estate assets with an aggregate value in excess of $3 billion.

THE PROPERTY. Park La Brea Apartments is a 4,238-unit apartment complex consisting of both garden style and high-rise buildings. In total, there are 68 garden apartment buildings (26 clusters), 18 high-rise (tower) apartment buildings, seven parking garages, one leasing office and two recreation buildings. The garden apartment buildings were constructed between 1943 and
1951, while the tower buildings were constructed between 1950 and 1951. The net rentable area is 4,112,655 square feet indicating an overall average unit size of 970 square feet. The overall unit mix consists of 18 studio units; 1,517 one-bedroom units; 2,416 two-bedroom units; 271 three-bedroom units; and 16 four bedroom units. The property also provides an 8,200 square foot activities center that includes: an 84-seat theatre/multimedia room; executive conference room;
business center with online computer terminals, fax, copier and printing services; flexible and fully-equipped meeting/event space; fitness center; and
the Curson Cafe, featuring coffee, baked goods and sandwiches, and wi-fi connectivity. Additional amenities provided include: 6.8 miles of quiet private roads; 5 acres of parks, green belts and grassy fields; 5 miles of fitness trails; Jr. Olympic sized pool and spa; private bike path; courtyards in garden blocks; resident community garden; putting green; outdoor amphitheatre; beauty salon; dry cleaners; video store; two playgrounds; sand volleyball court; 1,123 rental storage spaces; 24-hour patrol; 24-hour resident service; and 24-hour manned gates.

The property also includes parking for 6,766 cars both outdoors and in seven garages. 4,298 of these spaces are assigned to residents. Park La Brea
Apartments also offers 1,123 rental storage spaces.

Park La Brea Apartments is regulated under the Los Angeles Rent Stabilization
Ordinance which is administered by the Los Angeles Housing Department. Under the
ordinance, a tenant's rent may only be increased once per year by an amount between 3% and 8% based on the consumer price index. Since July of 1993, the allowable increase has been 3%. Park La Brea Apartments is entitled to raise rents an additional 1% annually because gas is provided centrally to residents.
When a tenant moves out or is evicted, Park La Brea Apartments may rent the vacated unit at market rates.

THE MARKET(1). Park La Brea Apartments is located in the western portion of Los
Angeles, five miles west of the central business district and 10 miles east of the Pacific Ocean. Additionally, Park La Brea Apartments is immediately adjacent to the Grove Shopping Center, Farmers Market and the Los Angeles County Museum
of Art. Park La Brea Apartments is within a short driving distance to most of the major employment and entertainment centers of Los Angeles, including
Downtown LA, Beverly Hills, Hollywood and Century City.

The Los Angeles County apartment market has remained strong with vacancy rates remaining below 5.0% since the mid-1990s. As of the first quarter of 2006, the aggregate vacancy level for multi-family properties within Los Angeles County was reported at 3.3% with an average rental rate of $1,275. Additionally, the property's Marina Beverly Hills/West Hollywood/Park La Brea submarket reported a vacancy rate of 6.1% with an average asking rent of $1,731. As of June 28, 2006, the property reported a vacancy rate of 3.4% with a weighted average rental rate of $1,652.

In Los Angeles County, from 2002 to 2004, completions of new apartment units averaged between 750 to 1,200 units per quarter, which is below the number needed to satisfy the Los Angeles region's needs. Developers added a decade high of 4,839 units to the Los Angeles area in 2004, which consisted mainly of luxury apartment complexes. This compares to the average annual pace of 2,620 units delivered to the market from 1995 to 2005. As of year-end 2005, Los Angeles
County averaged approximately 391 units per quarter for a total of 1,563 units added to the Los Angeles market for the year. This year-end 2005 number of completions is the lowest the county has experienced in ten years. High land prices, a lack of land for apartment construction, community resistance to new construction, and a shortage of subsidies for new affordable rental housing have limited the supply of new units to the market in the Los Angeles region.

PROPERTY MANAGEMENT. Park La Brea Apartments is managed by PLB Management, LLC, an affiliate of the borrower.

MEZZANINE LOAN AND PREFERRED EQUITY. Any holder of any direct or indirect interests in the borrower may obtain mezzanine financing (or preferred equity financing), provided (i) the mezzanine loan is originated by a lender meeting certain criteria specified in the Park La Brea Apartments loan documents, (ii)
loan to value ratio after taking into account to the mezzanine loan is less than
80% and (iii) the debt service coverage ratio including the debt service on the mezzanine loan is equal to or greater than 1.10x. The lender of any permitted mezzanine financing must enter into an intercreditor agreement in form substantially similar to the form attached to the Park La Brea Apartment loan agreement or similar form reasonably acceptable to the lender and the rating agencies. In addition, under certain other circumstances, the direct and indirect equity holders of the borrower and certain affiliates of the borrower are permitted to pledge their respective equity interest in the borrower or certain affiliates of the borrower, as applicable, to a lender meeting certain criteria specified in the Park LaBrea Apartments loan documents, subject to the satisfaction of certain conditions set forth therein, including (i) such pledge not resulting in a change in the manager of the property (unless a replacement manager meets certain eligibility criteria) and (ii) delivery of subordination agreements required by the lender.

ESCROWS/HOLDBACKS. The borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly.

(1)   Certain information was obtained from the Park La Brea appraisal dated
      July 11, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying appraisals.

                                    18 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                            PARK LA BREA APARTMENTS
--------------------------------------------------------------------------------

SEVERANCE/RELEASE. The borrower is allowed to obtain a release of the portion of the property known as "East of Hauser" (the "East Hauser Property") securing the
Park La Brea Apartments loan without effecting a partial defeasance of the Park
La Brea Apartments loan or making a prepayment of principal provided that, among other things, after giving effect to such release, (i) the underwritten debt service coverage ratio shall not be less than 1.85x and (ii) the loan to value ratio shall not be more than 50%; provided, however, if either of the foregoing financial conditions is not satisfied, the borrower may effect a partial defeasance of the Park La Brea Apartments loan or make a prepayment of principal in order to satisfy such financial conditions.

In addition, the borrower is allowed to obtain a release of the East Hauser
Property or a release of the portion of the property known as "West of Hauser"
in connection with (i) a sale of either property to a special purpose entity meeting certain criteria set forth in the Park La Brea Apartments loan documents or a conveyance of either property to an affiliate of the borrower (in either case, the "Park La Brea Severed Property Borrower") and (ii) the assumption by the Park La Brea Severed Property Borrower of a portion of the loan allocated to such released property pursuant to the terms of the Park La Brea Apartments loan documents and such loan documents as shall be required to reflect the terms of the severed loan (which loan documents shall be satisfactory to the lender);
provided that, among other things, (A) after giving effect to the severance of the Park La Brea Apartments loan, (a) the underwritten debt service coverage ratio of each loan shall not be less than 1.85x and (b) the loan to value ratio of each loan shall not be more than 50%; provided, however, that if either of the foregoing financial conditions is not satisfied, the borrower may effect a partial defeasance of the Park La Brea Apartments loan or make a prepayment of principal in order to satisfy such financial conditions and (B) after giving effect to the severance of the Park La Brea Apartments loan, the aggregate outstanding principal balance of the loans is not less than 17% of the outstanding principal balance of the Park La Brea Apartments loan immediately prior to the severance of the Park La Brea Apartments loan.

The borrower is also allowed to obtain a release of the East Hauser Property by
(i) partially defeasing the Park La Brea Apartments loan in an amount equal to
$162,000,000 or (ii) making a partial prepayment of the Park La Brea Apartments loan in an amount equal to $162,000,000; provided that, among other things, after giving effect to such release, the underwritten debt service coverage ratio being not less than the greater of (a) the underwritten debt service coverage ratio on the closing date of the Park La Brea Apartments loan and (b)
the underwritten debt service coverage ratio immediately preceding such release.

                                    19 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                             PARK LA BREA APARTMENTS
--------------------------------------------------------------------------------

                        [MAP OF PARK LA BREA APARTMENTS]

                                    20 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                             PARK LA BREA APARTMENTS
--------------------------------------------------------------------------------

                      [SITE MAP OF PARK LA BREA APARTMENTS]

                                    21 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 53 STATE STREET
--------------------------------------------------------------------------------

                           [PHOTOS OF 53 STATE STREET]

                                    22 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 53 STATE STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:              $280,000,000
CUT-OFF DATE PRINCIPAL BALANCE:          $280,000,000
% OF POOL BY IPB:                        9.1%
LOAN SELLER:                             JPMorgan Chase Bank, N.A.
BORROWER:                                Brookfield Properties 53 State Co. L.P.
SPONSOR:                                 Brookfield Financial Properties, L.P.
ORIGINATION DATE:                        08/01/06
INTEREST RATE:                           5.95750%
INTEREST-ONLY PERIOD:                    120
MATURITY DATE:                           08/01/16
AMORTIZATION TYPE:                       Interest-only
ORIGINAL AMORTIZATION:                   N/A
REMAINING AMORTIZATION:                  N/A
CALL PROTECTION:                         L(24),Def(88),O(7)
CROSS-COLLATERALIZATION:                 No
LOCK BOX:                                Cash Management Agreement
ADDITIONAL DEBT:                         No
ADDITIONAL DEBT TYPE:                    N/A
LOAN PURPOSE:                            Refinance

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                                 INITIAL            MONTHLY
                                              --------------      -------------
TAXES:                                                    $0                $0
INSURANCE:                                                $0                $0
CAPEX:                                                    $0                $0
TI/LC(2)                                          $7,655,074                $0
ROLLOVER RESERVES(3):                                     $0          $579,721
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                  Single Asset
TITLE:                                   Leasehold
PROPERTY TYPE:                           Office -- CBD
SQUARE FOOTAGE:                          1,120,280
LOCATION:                                Boston, MA
YEAR BUILT/RENOVATED:                    1984/1998
OCCUPANCY:                               86.4%
OCCUPANCY DATE:                          04/30/06
NUMBER OF TENANTS:                       22
HISTORICAL NOI:
    2004:                                $28,605,196
    2005(1):                             $25,582,050
    TTM AS OF 03/31/06:                  $25,716,456
UW REVENUES:                             $48,681,041
UW EXPENSES:                             $21,264,817
UW NOI:                                  $27,416,224
UW NET CASH FLOW:                        $26,081,504
APPRAISED VALUE:                         $478,000,000
APPRAISAL DATE:                          05/11/06

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                    $250
CUT-OFF DATE LTV:                        58.6%
MATURITY DATE LTV:                       58.6%
UW DSCR:                                 1.54x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                         SIGNIFICANT TENANTS

                                                                                          LEASE
TENANT NAME               MOODY'S/ S&P(4)   SQUARE FEET   % OF GLA   BASE RENT PSF   EXPIRATION YEAR
-----------------------------------------------------------------------------------------------------

GOODWIN PROCTOR                               384,757      34.3%        $42.73             2016
FIDELITY INVESTMENTS          Aa3/AA          169,943      15.2%        $30.00             2008
CITIZENS BANK                Baa2/BBB         128,571      11.5%        $48.95             2010
BOSTON CONSULTING GROUP                       113,476      10.1%        $47.41             2008
-----------------------------------------------------------------------------------------------------

(1)   The decline in NOI from 2004 was a result of Choate, Hall & Stewart vacating approximately 129,160 square feet of space on the 32nd through
      36th floors, representing approximately 11.5% of the NRA.

(2)   The borrower deposited at closing the cash sum of $7,655,074 for unfunded tenant obligations. The majority of this reserve ($6,778,182) is related to the Goodwin Proctor space.

(3)   The borrower shall deposit on a monthly basis rollover reserve funds associated with the Boston Consulting Group ($232,110.00) and Fidelity
      ($347,610.68) tenant spaces until caps of $5,106,420 and $7,647,435 respectively have been reached. If Boston Consulting Group renews its lease all deposits shall be remitted back to the borrower.

(4)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                    23 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 53 STATE STREET
--------------------------------------------------------------------------------

THE LOAN. The 53 State Street loan is secured by a first mortgage on a leasehold interest in an approximately 1,120,280 square foot, 40-story Class A office building located in Boston, Massachusetts. The building is subject to the terms of a ground lease that expires in 2039.

THE BORROWER. The borrower is Brookfield Properties 53 State Co. L.P., a special purpose entity.

THE SPONSOR. The sponsor is Brookfield Properties Financial Properties L.P.
(NYSE: BPO, rated BBB by S&P) which owns and manages over 48 million square feet of office space in 8 cities throughout North America. Brookfield has been a leading owner, developer, and manager of central business district ("CBD")
office space since 1960, and currently manages a portfolio which includes trophy assets in New York, Toronto, Calgary, and Boston.

THE PROPERTY. 53 State Street is a 40-story, 1,120,280 square foot Class A office building situated on a 1.146-acre parcel of leased land. The property is centrally located in Boston's financial district within close proximity to the city's most prominent financial institutions, upscale restaurants and shops. The building is located near the city's public rail transportation system operated by the MBTA. The building was constructed in 1984 and was most recently renovated in 1998. The building includes a 97-car underground parking garage for tenants and a large lobby with restaurants and retail tenants on the first floor. The property is subject to a ground lease expiring in July 2079 and is currently 86.4% occupied.

SIGNIFICANT TENANTS.

Goodwin Proctor ("Goodwin") currently occupies 384,757 square feet, or approximately 34.3% of the building's net rentable area. Goodwin is one the nation's leading law firms with 650 attorneys and 5 offices throughout the US.
Headquartered in Boston, Goodwin provides full service legal assistance including litigation, financial services and real estate counsel. The tenant has held occupancy at the property since 1989 and has a lease extending until 2016.

Fidelity Investments ("Fidelity") currently occupies 169,943 square feet, or approximately 15.2% of the building's net rentable area. Fidelity has occupied the space since 1996 and is currently subject to a lease expiring in 2008. The financial conglomerate is the world's #1 mutual fund company, serving more than
19 million individual and institutional clients. Fidelity manages approximately
360 funds and has more than $1 trillion of assets under management. It also operates a leading online discount brokerage and has investor centers in over
100 cities throughout the US and Canada, as well in Europe and Asia.

Citizens Bank occupies 128,571 square feet, or approximately 11.5% of the building's net rentable area. Citizens Banking Corporation is the holding company for Citizens Bank (operating more than 170 branches) and F&M Bank
(operating more than a dozen branches). The bank operates in three segments:
commercial banking, consumer banking and wealth management. Other subsidiaries provide brokerage services, lease financing, insurance, and annuities. In 2005,
Citizens Banking Corporation reported sales of $516.3MM and net income of $80.5 million.

The Boston Consulting Group ("BCG") occupies 113,476 square feet, or approximately 10.1% of the building's net rentable area. One of the world's top-ranked consulting practices, BCG operates from approximately 60 offices in more than 35 countries in the Americas, Europe, and the Asia/Pacific region. The firm's 2,900 consultants offer a wide array of services, mainly to large corporate clients. BCG's practice areas include branding and marketing, corporate finance, globalization, and information technology. Founded in 1963 by
Bruce Henderson, the firm is owned by its employees.

THE MARKET(1).

The 53 State Street property is located in the Boston CBD. The Boston CBD contains approximately 59.1 million square feet of office space of which Class A space accounts for 22.8 million square feet. The overall vacancy rate for
Boston's CBD declined in the first quarter of 2006 to 12.9% from 14.6% in the first quarter of 2005. The vacancy rate for 53 State Street was 13.6% primarily due to that fact that in August 2005, Choate, Hall & Stewart, which occupied
11.5% of the NRA, vacated the building. In the first quarter of 2006 the overall asking rents in the office market increased to $39.11 per square foot for Class
A spaces from $36.57 last year. Total leasing in the CBD amounted to 843,000 feet and was led by a strong demand for Class A spaces by users from both the legal and financial services, including hedge funds and asset management firms.
New construction in the market was limited to a total of 22,500 square feet coming to market in the first quarter of 2006.

(1)   Certain information was obtained from the Cushman & Wakefield appraisal dated May 11, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    24 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 53 STATE STREET
--------------------------------------------------------------------------------

Employment growth in the Boston CBD was approximately 1.1% in 2005. Boston's unemployment rate in 2005 was approximately 4.6%. In 2005, the median annual household income in this selected geography was $62,100, compared to the US median of $47,800. Furthermore, the average annual household income for the
Boston MSA was $81,200 in 2005, compared to the US average of $47,800. The annual population growth for the MSA averaged 0.6% between 1995 and 2005. The annual population growth in the US was 1.1% between 1995 and 2005.

PROPERTY MANAGEMENT. The property is managed by Brookfield Properties which owns and manages over 48 million square feet of office space throughout the US and
Canada. Brookfield Properties has been active in CBD office development since
1960. In 2005 Brookfield reported revenue of $1.549 billion and net income of
$164 million.

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                 NUMBER OF   SQUARE       % OF                  % OF BASE  CUMULATIVE     CUMULATIVE                    CUMULATIVE %
                  LEASES      FEET        GLA      BASE RENT       RENT    SQUARE FEET     % OF GLA    CUMULATIVE BASE  OF BASE RENT
YEAR             EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING   EXPIRING       EXPIRING      RENT EXPIRING    EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT              NAP       152,684     13.6%           NAP       NAP       152,684        13.6%               NAP         NAP
2006 & MTM            5        53,958      4.8     $2,138,124       5.3%      206,642        18.4%        $2,138,124         5.3%
2007                  2             0      0.0         42,800       0.1       206,642        18.4%        $2,180,924         5.4%
2008                 11       294,248     26.3     10,833,831      27.0       500,890        44.7%       $13,014,755        32.4%
2009                  1        24,841      2.2        870,925       2.2       525,731        46.9%       $13,885,680        34.6%
2010                  9       172,715     15.4      8,313,073      20.7       698,446        62.3%       $22,198,754        55.3%
2011                  1        11,506      1.0        345,180       0.9       709,952        63.4%       $22,543,934        56.2%
2012                  2        11,174      1.0        529,128       1.3       721,126        64.4%       $23,073,062        57.5%
2013                  0             0      0.0              0       0.0       721,126        64.4%       $23,073,062        57.5%
2014                  2        14,397      1.3        617,477       1.5       735,523        65.7%       $23,690,539        59.0%
2015                  0             0      0.0              0       0.0       735,523        65.7%       $23,690,539        59.0%
2016                  5       384,757     34.3     16,442,304      41.0     1,120,280       100.0%       $40,132,843       100.0%
AFTER                 0             0      0.0              0       0.0     1,120,280       100.0%       $40,132,843       100.0%
------------------------------------------------------------------------------------------------------------------------------------
                     38     1,120,280    100.0%   $40,132,843     100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                    25 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 53 STATE STREET
--------------------------------------------------------------------------------

                            [MAP OF 53 STATE STREET]

                                    26 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 53 STATE STREET
--------------------------------------------------------------------------------

                        [STACK GRAPH OF 53 STATE STREET]

                                    27 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                      RREEF SILICON VALLEY OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                [PHOTOS OF RREEF SILICON VALLEY OFFICE PORTFOLIO]

                                    28 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                      RREEF SILICON VALLEY OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE(1):           $250,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):       $250,000,000
% OF POOL BY IPB:                        8.2%
LOAN SELLER:                             JPMorgan Chase Bank, N.A.
BORROWER:                                Silicon Valley CA-I, LLC,Silicon
                                         Valley CA-II, LLC, Silicon Valley
                                         CA-III, LLC
SPONSOR:                                 RREEF America REIT III, Inc.
ORIGINATION DATE:                        07/07/06
INTEREST RATE:                           6.14040%
INTEREST-ONLY PERIOD:                    84 months
MATURITY DATE(2):                        07/09/13
AMORTIZATION TYPE:                       Interest-only
ORIGINAL AMORTIZATION:                   N/A
REMAINING AMORTIZATION:                  N/A
CALL PROTECTION(3):                      L(24),Def(33),O(25)
CROSS-COLLATERALIZATION:                 No
LOCK BOX:                                Cash Management Agreement
ADDITIONAL DEBT:                         $450,000,000
ADDITIONAL DEBT TYPE(1):                 A-2 Pari Passu Fixed Rate Note,
                                         A-3 Pari Passu Floating Rate
                                         Note
LOAN PURPOSE:                            Acquisition

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                                  INITIAL           MONTHLY
                                              ---------------------------------
TAXES:                                               $0                $0
INSURANCE:                                           $0                $0
CAPEX:                                               $0                $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                  Portfolio
TITLE:                                   Fee
PROPERTY TYPE:                           Office -- Suburban/Research &
                                         Development
SQUARE FOOTAGE:                          5,332,996
LOCATION:                                Various, CA
YEAR BUILT/RENOVATED:                    Various
OCCUPANCY:                               71.4%
OCCUPANCY DATE:                          06/27/06
NUMBER OF TENANTS:                       131
HISTORICAL NOI:
    2004:                                $92,264,436
    2005:                                $85,369,567
UW REVENUES:                             $90,710,961
UW EXPENSES:                             $18,862,952
UW NOI(4):                               $71,848,009
UW NET CASH FLOW:                        $68,168,550
APPRAISED VALUE:                         $1,156,900,000
APPRAISAL DATE:                          Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF(5):                 $131
CUT-OFF DATE LTV(5):                     60.5%
MATURITY DATE LTV(5):                    60.5%
UW DSCR(6):                              1.54x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                     SIGNIFICANT TENANTS

                                      SQUARE                                       LEASE
TENANT NAME          MOODY'S/ S&P(7)    FEET     % OF GLA   BASE RENT PSF(8)   EXPIRATION YEAR
----------------------------------------------------------------------------------------------

MAXTOR CORPORATION       Ba2/NR       426,734     8.0%          $20.85              2011
SYNOPSIS                              397,510     7.5%          $26.97              2015
SANDISK                  NR/BB-       348,515     6.5%          $22.80            2011/2013
AKT AMERICA               A3/A-       170,000     3.2%          $12.06              2009
PHILIPS/ADAC              A3/A-       131,880     2.5%          $10.80              2008
TRANSMETA CORP.                       126,225     2.4%          $35.40              2008
SELECTICA, INC.                        79,803     1.5%          $29.40              2009
----------------------------------------------------------------------------------------------

(1)   The total financing amount of $700 million was provided to the borrower and split into a $250 million A-1 fixed rate note not included in the trust, a $250 million A-2 fixed rate note included in the trust, and a
      $200 million A-3 floating rate note not included in the trust. The A-3
      Note will be further split into a floating rate A note and floating rate B note.

(2)   With respect to the floating rate A and B notes, the Maturity Date will be
      September 30, 2008 with 3 one-year extension options.

(3)   The borrower may, at its option, prepay the floating rate notes in whole or in part at any time. The borrower shall not have the right to prepay the fixed rate notes in whole or in part until 24 months prior to maturity for the first $200 million prepaid (L(24),Def(33),O(25)). After a total of
      $200 million of the fixed rate notes has been prepaid, the borrower is restricted from additional prepayments until 6 months prior to maturity
      (L(24),Def(51),O(7)).

(4)   JPMCB did not underwrite cash flows from tenants paying rent but not in occupancy.

(5)   Calculated based on the aggregate Cut-off Date principal balance of the
      A-1, A-2, and A-3 pari passu notes in the amount of $700,000,000.

(6)   Calculated using a 6.1404% interest rate for the A-1 and A-2 fixed rate notes and an assumed LIBOR of 5.3% for the floating rate notes.

(7)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent guarantees the lease.

(8)   Base rent PSF is represented on an annual basis.

                                    29 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                      RREEF SILICON VALLEY OFFICE PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The RREEF Silicon Valley Office Portfolio mortgage loan is secured by a first lien mortgage in a fee interest in 119 office buildings in 18 separate office parks located in Mountain View, Sunnyvale, Santa Clara, San Jose and
Milpitas, California.

The total financing amount of $700 million is comprised of a $250 million fixed rate A-1 note, which is included in the trust and is pari passu in right of payment to a $250 million fixed rate A-2 note, which is not included in the trust and two floating rate notes in the aggregate principal amount of $200 million, which are not included in the trust.

THE BORROWER. The borrowing entity is Silicon Valley CA-I, II, & III, LLC, a special purpose entity. The sponsor of the borrowing entity is RREEF America
REIT III ("RREEF"), which is wholly owned by RREEF North America, a full service real estate investment advisor founded in 1975. RREEF North America currently has over $27 billion in assets under management, and has sponsored and managed
20 different commingled funds since 1975, including the sponsor. RREEF is a diversified open-ended private real estate investment trust that owns a portfolio of industrial, multifamily, office and retail properties in major metropolitan areas. RREEF's portfolio currently contains over 70 investments totaling approximately $3.0 billion.

RELEASE. Individual properties of the RREEF Silicon Valley Portfolio may be released from the lien of the related mortgage under certain conditions including, but not limited to; (i) upon defeasance by the borrower of a principal amount equal to between 105% and 115% of the allocated loan amount provided that (a) DSCR on the remaining exposure is equal to or greater than
1.43x and (b) if properties remaining are subject to leases that are scheduled to expire on or before twenty-four months after maturity date which, in aggregate, cover 20.0% or more of the aggregate net rentable space, lender shall have the right to require additional reserves for tenant improvements and leasing commissions equal to $18.00 per square foot with respect to such leases.

SUBSTITUTION. The borrower is permitted to substitute properties as collateral during the term of the loan subject to certain conditions including, but not limited to; (i) in no event shall the aggregate appraisal values of the substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 35% of the original allocated loan amount of the properties; (ii) the appraisal value of the substitute property is equal to or greater than the appraisal value of the substituted property as of the date immediately prior to the date of the substitution; (iii) the proforma debt service coverage ratio for the twelve months immediately preceding the substitution after giving effect to the substitution shall be equal to or greater than (a) 1.43x and (b) the actual debt service coverage ratio for the twelve months immediately preceding the substitution; (iv) in the event that the original allocated loan amount of the substituted property equals or exceeds
$50,000,000, the receipt of rating agency approval; and (v) no event of default has occurred.

THE PROPERTY. The RREEF Silicon Valley Office Portfolio mortgage loan is secured by 119 office buildings located in 18 separate office parks totaling approximately 5,332,996 square feet. The properties are located within five separate submarkets in the Silicon Valley region of California. There is limited tenant concentration in the RREEF Portfolio, as no tenant comprises more than
8.0% of the portfolio's aggregate net rentable area ("NRA").

SIGNIFICANT TENANTS.

Maxtor Corporation ("Maxtor") (8.0% of NRA, NYSE: STX) is located in Milpitas,
California, and is one of the world's largest manufacturers of computer hard disk drives, targeting the server and desktop markets. Founded in 1982, Maxtor was acquired by Seagate Technology ("Seagate") in May 2006. Maxtor currently operates under the Seagate name and is listed on the NYSE as "STX." Seagate was founded in 1979 and is a worldwide leader in the design, manufacturing and marketing of hard disc drives. Among several awards, Seagate was named 2006
Company of the Year by Forbes Magazine.

Synopsis, Inc. (7.5% of NRA, NASDAQ: SNPS) is located in Mountain View,
California, and is engaged in the development of electronic design automation software used in the global semiconductor and electronics industries. Synopsis was founded in 1986 and has more than 60 offices and approximately 5,000 employees throughout North America, Europe, and Asia. Revenues for the fiscal year ending October 31, 2005 were in excess of $991 million.

AKT America (3.2% of NRA) is located in Santa Clara, California and partners with clients to integrate eLearning, Knowledge Management, Performance
Management and Organization and Change Strategy to optimize workforce performance. Founded in early 1999, the private company is based in Israel and also operates in the Netherlands.

THE MARKET(1). Silicon Valley, part of the greater San Francisco-Oakland-San
Jose Consolidated Metropolitan Statistical Area ("MSA"), encompasses approximately 1,740 square miles and is comprised of San Mateo County and Santa
Clara County. The current population in Silicon Valley is in excess of 2.4 million, with an average household income of $109,400. The technology sector accounts for nearly a quarter of the area's employment base. Average office rent in Silicon Valley is $23.76 per square foot with a direct vacancy rate of 12.0%
and a total office inventory of approximately 40.7 million square feet, with approximately 80,000 square feet under construction. Average rent for research and development ("R&D") space in Silicon Valley is $11.04 per square foot with a direct vacancy rate of 15.8% and a total R&D inventory of approximately 169.2 million square feet, with approximately 294,000 square feet under construction.

(1)   Certain information was obtained from the Quantum Business Park, Maude
      4-7, Marriott, Park Square Phase I & II, Jay 1-6/Olcott, North Pointe
      Business Park, Sunnyvale/Santa Clara/San Jose, Orchard Park, Peery Park I,
      Mountain View Properties, Walsh 1-8, Peery Park II, Macara A & B,
      Zanker/Brokaw, Guadalupe A-C, Peery Park Biotech, and Great American
      Parkway A-C appraisal dated 04/11/06 and the Milipitas Business Park appraisal dated 04/15/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    30 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                      RREEF SILICON VALLEY OFFICE PORTFOLIO
--------------------------------------------------------------------------------

MILPITAS

Milpitas, California is bordered by San Jose, California to the south, Fremont,
California to the north, San Francisco Bay to the west, and Foothills,
California to the east. The city has experienced population growth over the last
30 years, primarily due to increased residential development resulting from the commercial development of Silicon Valley. Average rent in the Milpitas office market is $22.68 per square foot with a direct vacancy rate of 6.9%, an improvement from 10.8% at year end 2004. Average rent in the Milpitas R&D market is $10.86 per square foot with a direct vacancy rate of 22.7%.

MOUNTAIN VIEW

Mountain View, California is situated in the northwest quadrant of Santa Clara
County along the southwesterly shore of San Francisco Bay, approximately 34 miles south of San Francisco and 14 miles north of San Jose. The market is home to such corporations as Google, Inc., Intuit, Inc., and Microsoft. Average rent in the Mountain View office market is $26.04 per square foot with a direct vacancy rate of 9.4%, an improvement from 20.7% at year end 2003. Average rent in the Mountain View R&D market is $12.24 per square foot with a direct vacancy rate of 12.4%.

SAN JOSE

San Jose, California, the third most populous city in the state, is located in the southern end of the San Francisco Bay, approximately 48 miles south of San
Francisco. San Jose's major employers include Cisco Systems, Inc., Stanford
University, Sun Microsystems, Inc., and IBM Corporation. Average rent in the San
Jose non-CBD office market is $21.00 per square foot with a direct vacancy rate of 11.0%. Average rent in the San Jose R&D market is $10.56 per square foot with a direct vacancy rate of 17.7%.

SANTA CLARA

Santa Clara, California is located in central Silicon Valley and is one of the larger Silicon Valley submarkets in terms of both inventory and population. The submarket consists primarily of light manufacturing industries. Average rent in the Santa Clara office submarket is $20.64 per square foot with a direct vacancy rate of 5.0%. Average rent in the Santa Clara R&D submarket is $11.52 per square foot with a direct vacancy rate of 15.1%.

SUNNYVALE

Sunnyvale, California is situated in the northwest quadrant of Santa Clara
County along the southern tip of San Francisco Bay. The market is home to such companies as Lockheed Martin, Yahoo, Inc., and Synopsis, Inc. Average rent in the Sunnyvale office market is $22.92 per square foot with a direct vacancy rate of 15.3%. Average rent in the Sunnyvale R&D market is $10.56 per square foot with a direct vacancy rate of 13.2%.

  -----------------------------------------------------------------------------
                        OFFICE -- SUBURBAN           RESEARCH & DEVELOPMENT

   MARKET           DIRECT VACANCY  MARKET RENT   DIRECT VACANCY   MARKET RENT
  -----------------------------------------------------------------------------
  MILPITAS               6.9%         $22.68          22.7%          $10.86
  MOUNTAIN VIEW          9.4%         $26.04          12.4%          $12.24
  SAN JOSE              11.0%         $21.00          17.7%          $10.56
  SANTA CLARA            5.0%         $20.64          15.1%          $11.52
  SUNNYVALE             15.3%         $22.92          13.2%          $10.56
  -----------------------------------------------------------------------------

PROPERTY MANAGEMENT. The mortgaged properties will be managed by RREEF
Management Company, an affiliate of the sponsor. RREEF Management Company employs approximately 530 property management professionals who manage approximately 15.4 million square feet of office, industrial, retail and multifamily space across 14 states.

                                    31 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                      RREEF SILICON VALLEY OFFICE PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                          PORTFOLIO SUMMARY

                                              YEAR BUILT/
                                                 YEAR         SQUARE                                                 ALLOCATED LOAN
PROPERTY NAME                 LOCATION         RENOVATED       FEET    OCCUPANCY %   LEAD TENANTS                        AMOUNT
------------------------------------------------------------------------------------------------------------------------------------

QUANTUM BUSINESS PARK         Milpitas        1990/1998       775,249       100.0%   Maxtor Corporation                 $43,396,071
MAUDE 4-7                     Mountain View   1979/1984       397,510       100.0%   Synopsis, Inc.                      35,081,786
MILPITAS BUSINESS PARK        Milpitas        1983/1985       608,968        56.8%   Adac Laboratories                   21,665,357
MARRIOTT                      Santa Clara     1980            427,501        96.5%   Transmeta Corporation               20,536,786
PARK SQUARE PHASE I AND
  PHASE II                    Santa Clara     1977/1978       465,155        60.2%   BRN Phoenix                         20,515,000
JAY 1-6/OLCOTT                Santa Clara     1978/1983       371,106        75.7%   AKT America, Inc.                   16,607,500
NORTH POINTE BUSINESS PARK    San Jose        1990/2002       330,670        46.7%   Network General Corporation         14,566,786
SUNNYVALE/SANTA CLARA/        Sunnyvale,
  SAN JOSE                    Santa Clara,
                              San Jose        1966/1984       293,297        73.2%   Xymox Technologies, Inc.            11,462,143
ORCHARD PARK                  San Jose        1979            260,561        81.0%   Selectica, Inc                      10,854,286
PEERY PARK I                  Sunnyvale       1962/1979       252,615        75.6%   Palm Inc                             9,139,286
MOUNTAIN VIEW PROPERTIES      Mountain View   1959/2000       170,769        72.6%   Hammerhead Systems, Inc.             8,596,786
WALSH 1-8                     Santa Clara     1975/1980       251,061        23.7%   Institute for Business & Tech        8,401,429
PEERY PARK II                 Sunnyvale       1962/1999       202,149        64.0%   Scios Inc.                           7,381,071
MACARA A&B                    Sunnyvale       1997             96,066       100.0%   Esilicon Corporation                 5,036,429
ZANKER/BROKAW                 San Jose        1984            120,693        47.1%   Mark Thomas & Company, Inc.          4,862,857
GUADALUPE A-C                 Santa Clara     1983            128,000        20.0%   Minerva Networks, Inc.               4,515,357
PEERY PARK BIOTECH            Sunnyvale       1972             83,336        46.4%   Molecular Medical Research
                                                                                     Institute                            4,255,000
GREAT AMERICA PARKWAY A-C     Santa Clara     1979             98,290         0.0%                                        3,126,070
------------------------------------------------------------------------------------------------------------------------------------
                                                            5,332,996                                                  $250,000,000
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

               NUMBER OF    SQUARE                               % OF BASE   CUMULATIVE    CUMULATIVE %   CUMULATIVE   CUMULATIVE %
                LEASES       FEET      % OF GLA     BASE RENT      RENT      SQUARE FEET      OF GLA      BASE RENT    OF BASE RENT
YEAR           EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING       EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT            NAP      1,524,255      28.6%            NAP      NAP       1,524,255        28.6%             NAP         NAP
2006 & MTM         17        285,180       5.3      $9,404,358     12.0%      1,809,435        33.9%      $9,404,358       12.0%
2007               30        393,457       7.4       7,767,113      9.9       2,202,892        41.3%     $17,171,471       21.9%
2008               36        618,644      11.6      12,201,765     15.6       2,821,536        52.9%     $29,373,236       37.5%
2009               26        617,054      11.6      10,614,225     13.5       3,438,590        64.5%     $39,987,462       51.0%
2010               14        298,428       5.6       5,663,012      7.2       3,737,018        70.1%     $45,650,474       58.2%
2011               16        782,333      14.7      14,882,446     19.0       4,519,351        84.7%     $60,532,920       77.2%
2012                3        142,242       2.7       1,378,168      1.8       4,661,593        87.4%     $61,911,088       79.0%
2013                2        199,068       3.7       4,680,635      6.0       4,860,661        91.1%     $66,591,723       85.0%
2014                0              0       0.0               0      0.0       4,860,661        91.1%     $66,591,723       85.0%
2015                6        412,905       7.7      10,929,231     13.9       5,273,566        98.9%     $77,520,954       98.9%
2016                0              0       0.0               0      0.0       5,273,566        98.9%     $77,520,954       98.9%
AFTER               1         59,430       1.1         862,924      1.1       5,332,996       100.0%     $78,383,878      100.0%
------------------------------------------------------------------------------------------------------------------------------------
                  151      5,332,996     100.0%    $78,383,878    100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                    32 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                      RREEF SILICON VALLEY OFFICE PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                        SIGNIFICANT TENANTS ROLLING IN 2008

                                                                                    % OF 2008     PROPERTY RENT
                                                      SQUARE FEET   ANNUAL BASE     BASE RENT    PSF/MARKET RENT
PROPERTY NAME                        TENANT            EXPIRING         RENT        EXPIRING(1)       PSF(2)
-----------------------------------------------------------------------------------------------------------------

MARRIOTT                         Transmeta Corp.        126,225      $4,468,365       36.6%       $1.89 / $1.10
MILPITAS BUSINESS PARK           Philips/ADAC            97,962       1,057,989        8.7        $2.05 / $0.90
MACARA A & B                     Esilicon                34,086       1,002,128        8.2        $1.83 / $1.20
PEERY PARK II                    Scios Inc.              51,680         973,264        8.0        $1.29 / $1.00
-----------------------------------------------------------------------------------------------------------------
TOTAL                                                   309,954      $7,501,746       61.5%
-----------------------------------------------------------------------------------------------------------------
2008 TOTAL BASE RENT EXPIRING:   $12,201,765
-----------------------------------------------------------------------------------------------------------------

(1)   Calculated based on total rent to be collected in 2008.

(2)   Based on certain information obtained from the appraisal and represented on a monthly basis.

-----------------------------------------------------------------------------------------------------------------
                                        SIGNIFICANT TENANTS ROLLING IN 2011

                                                                                     % OF 2011    PROPERTY RENT
                                                      SQUARE FEET   ANNUAL BASE      BASE RENT   PSF/MARKET RENT
PROPERTY NAME                          TENANT          EXPIRING         RENT        EXPIRING(1)      PSF(2)
-----------------------------------------------------------------------------------------------------------------

QUANTUM BUSINESS PARK            Maxtor Corporation     426,734      $8,898,121        59.8%      $1.80 / $1.00
PARK SQUARE PHASE I & PHASE II   Atricia, Inc. Mach      21,441         668,959         4.5       $1.21 / $1.05
-----------------------------------------------------------------------------------------------------------------
TOTAL                                                   448,175      $9,567,080        64.3%
-----------------------------------------------------------------------------------------------------------------
2011 TOTAL BASE RENT EXPIRING:   $14,882,446
-----------------------------------------------------------------------------------------------------------------

(1)   Calculated based on total rent to be collected in 2011.

(2)   Based on certain information obtained from the appraisal and represented on a monthly basis.

                                    33 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                      RREEF SILICON VALLEY OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                 [MAP OF RREEF SILICON VALLEY OFFICE PORTFOLIO]

                                    34 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    35 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                GAS COMPANY TOWER
--------------------------------------------------------------------------------

                          [PHOTOS OF GAS COMPANY TOWER]

                                    36 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                GAS COMPANY TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE(1):           $229,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):       $229,000,000
% OF POOL BY IPB:                        7.5%
LOAN SELLER:                             Nomura Credit & Capital, Inc.
BORROWER:                                Maguire Properties -- 555 W. Fifth,
                                         LLC, Maguire Properties -- 350 S.
                                         Figueroa, LLC
SPONSOR:                                 Maguire Properties, L.P.
ORIGINATION DATE:                        08/07/06
INTEREST RATE:                           5.10200%
INTEREST ONLY PERIOD:                    120
MATURITY DATE:                           08/11/16
AMORTIZATION TYPE:                       Interest-only
ORIGINAL AMORTIZATION:                   N/A
REMAINING AMORTIZATION:                  N/A
CALL PROTECTION:                         L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:                 No
LOCK BOX:                                Hard
ADDITIONAL DEBT(1):                      $229,000,000
ADDITIONAL DEBT TYPE(1):                 Pari Passu Loan
LOAN PURPOSE:                            Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                                INITIAL             MONTHLY
                                              ---------------------------------
TAXES:                                           $2,029,336           $344,462
INSURANCE:                                         $288,260           $144,130
ENGINEERING:                                        $35,500                 $0
TI/LC(2,3):                                      $4,500,000             $4,167
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                  Single Asset
TITLE:                                   Fee
PROPERTY TYPE:                           Office -- CBD
SQUARE FOOTAGE:                          1,313,409
LOCATION:                                Los Angeles, CA
YEAR BUILT/RENOVATED:                    1991
OCCUPANCY:                               96.2%
OCCUPANCY DATE:                          05/31/06
NUMBER OF TENANTS:                       16
HISTORICAL NOI:
2004:                                    $35,749,052
2005:                                    $37,024,418
TTM AS OF 05/31/06:                      $37,033,352
UW REVENUES:                             $59,229,600
UW EXPENSES:                             $20,443,924
UW NOI:                                  $38,785,676
UW NET CASH FLOW:                        $36,855,204
APPRAISED VALUE:                         $610,000,000
APPRAISAL DATE:                          06/12/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF(4):                 $349
CUT-OFF DATE LTV(4):                     75.1%
MATURITY DATE LTV:                       75.1%
UW DSCR(4):                              1.56x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                           SIGNIFICANT TENANTS

                                                         SQUARE     % OF     BASE RENT    LEASE EXPIRATION
TENANT NAME                            MOODY'S/S&P(1)     FEET       GLA        PSF             YEAR
----------------------------------------------------------------------------------------------------------

SOUTHERN CALIFORNIA GAS COMPANY             A2/A         576,516    43.9%     $26.02            2011
MORRISON & FOERSTER, LLP                                 192,775    14.7%     $27.65            2013
SIDLEY AUSTIN LLP                                        152,413    11.6%     $12.22            2023(6)
JONES DAY REAVIS & POGUE(7)                              152,166    11.6%     $32.74            2006
LATHAM & WATKINS                                          85,966     6.5%     $12.03            2014
----------------------------------------------------------------------------------------------------------

(1)   The total financing amount of $458 million is being provided to the borrower for the refinancing of Gas Company Tower. The $458 million A-Note has been split into two pari passu notes (a $229 million A-1 note included in the trust, and a $229 million A-2 note not included in the Trust).

(2)   An upfront reserve of $4 million was collected for the "Jones Day Upfront
      TILC Reserve". Funds will be released to borrower for reimbursement of tenant improvements and leasing commissions and will be replenished at a rate of $1.50 per square foot per annum upon withdrawal up to a cap of $4 million. In addition, $500,000 million was funded into a separate Tenant
      Improvement and leasing commission Reserve ("Sidley Upfront TILC
      Reserve"). Funds will be released to borrower for reimbursement of tenant improvements and leasing commissions relating to Sidley Austin's space.

(3)   A cashflow sweep for Southern California Gas Company ("SCGC") shall be triggered at the earlier of the following: (i) 18 months prior to the expiration of the SCGC lease, (ii) SCGC vacating or giving notice to vacate. Funds will be released under the following conditions: (i) SCGC exercises its renewal option pursuant to the lease, (ii) Maguire
      Properties enters into one or more leases with other tenant(s) occupying all of the SCGC space at a minimum of the SCGC rents, (iii) Maguire
      Properties enters into lease(s) on the SCGC space at rents sufficient to achieve a minimum DSCR of 1.20x based on the actual constant on a 30-year amortization schedule, or (iv) the underwritten net cashflow supports a minimum 1.20x DSCR based on the actual constant on a 30-year amortization schedule. A cashflow sweep will also commence if SCGC'c credit rating is downgraded below a BBB- by S&P or equivalent. If a lease guarantee is provided by SCGC'c parent company for all of its leased premises, the higher rating of SCGC or the parent company will be utilized. The downgrade sweep will be capped at $30,000,000 ($60,000,000 if rating falls below BB-) so long as the tenant is not more than 60 days delinquent on its rent payments. The downgrade sweep will terminate funds and will be released to Maguire Properties once SCGC's credit rating improves to BBB-
      or better, or pursuant to conditions (ii) or (iii) above.

(4)   Calculated based on the aggregate cut-off date principal balance of the
      A-1 and A-2 pari passu A-notes in the amount of $458 million

(5)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(6)   Sidley Austin has 24,774 square feet expiring in 2007 and 1,636 square feet expiring in 2008. Of their remaining space, 126,003 square feet,
      Sidley Austin has renewed with a lease expiration in 2023 and agreed to expand into the Jones Day space consisting of the entire 43rd floor in
      March 2007 and the entire 44th floor in March 2009.

(7)   Jones Day Reavis & Pogue has indicated that they do not intend to renegotiate their lease after the current term. A master lease (the "Jones
      Day Master Lease") was entered with Maguire Properties, L.P. for this space at a rate of $42.50 full service gross. Lender will release the
      Jones Day Master Lease under the following conditions: A newly executed lease(s) yielding comparable gross rents on minimum 5-year terms, (ii)
      Borrower entering into leases on the Jones Day space (or any portion thereof) at rents sufficient to achieve a minimum DSCR equal to 1.20x based on a 30-year amortization schedule, (iii) the underwritten net cashflow supports a minimum 1.20x DSCR based a 30-year amortization schedule without giving credit to the Jones Day Master Lease, or (iv) 5 years from loan closing.

                                    37 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                GAS COMPANY TOWER
--------------------------------------------------------------------------------

THE LOAN. The Gas Company Tower mortgage loan is secured by a first mortgage on a fee interest in a 54-story, class "A" office building comprising approximately
1,313,409 square feet located at 555 West Fifth Street in Los Angeles,
California. Additional collateral includes a six-level parking structure at the
World Trade Center Parking Garage North Tower ("WTC") located at 350 South
Figueroa Street in Los Angeles, California.

THE BORROWER. The borrowing entity that owns the office tower is Maguire
Properties -- 555 W. Fifth, LLC a Delaware limited liability company and the borrowing entity that owns the garage is Maguire Properties -- 350 S. Figueroa,
LLC a Delaware limited liability company. Each borrowing entity is a special purpose entity controlled by Maguire Properties, L.P.

The sponsor is Maguire Properties L.P. a Maryland limited partnership, of which
Maguire Properties, Inc. is the sole general partner. Maguire Properties, Inc., a publicly traded REIT (NYSE: MPG), is one of the nation's largest developers of institutional quality office and mixed-use properties. As of June 24, 2006,
Maguire Properties was trading on the NYSE at $36.80 per share with a market capitalization of $1.70 billion. Maguire Properties owns approximately 14.8 million square feet of office space contained within 23 properties as well as one 350-room hotel, off-site structured parking facility containing 9.8 million square feet and additional undeveloped land. On September 10, 1998, a voluntary
Chapter 11 petition was filed by Maguire Thomas Partners-Grand Place Tower, Ltd.
("MTP"), the general partner of the Maguire Thomas Partners-Fifth & Grand, Ltd.
("Partnership"), the then owner of Gas Company Tower. The bankruptcy was filed due to a dispute between partners over refinancing or selling the Gas Company
Tower project. An involuntary Chapter 11 bankruptcy case was commenced against the Partnership by MTP and certain creditors of the Partnership. A voluntary
Chapter 11 petition was later filed by Maguire Thomas Partners-SCGC Holdings,
Ltd., the largest limited partner of the Gas Company Tower project, on December
23, 1998. The project financing was held in forbearance in accordance with a separate settlement agreement entered into with the project lender. In December of 2000, MTP successfully completed a refinancing of the project, allowing for the full repayment of the project financing and purchase by affiliates of
Maguire of all interests of MTP's partner. In connection with that refinancing, all reorganization proceedings were dismissed.

THE PROPERTY. Gas Company Tower ("GCT") is a 1,313,409 square foot Class "A"
office building located in the central part of the downtown Los Angeles market area which is anchored by the central business district ("CBD"). Included in the collateral is the World Trade Center garage, which has an off-site 6-story parking garage which is available to GCT tenants and provides a total of 1,193 spaces in addition to those at GCT, which has a seven-level subterranean garage with 979 spaces. The 54-story office building, which is comprised predominately of single-tenant floors and concourse levels with retail shops and a bank, is one of the premier office buildings in downtown Los Angeles. The lobby features a 26-foot high vaulted wood ceiling and a fountain, Indiana limestone walls, patterned marble/granite floors, and state-of-the-art HVAC and security systems.
GCT has a cutting edge architectural design and flexibility, which allows for large single- and multi-tenant floor plates and panoramic views of the greater
Los Angeles basin.

GCT is located amongst some of the newest and most prestigious buildings in the
Bunker Hill area of Downtown, Los Angeles. GCT is conveniently accessible to amenities located in the area including a full range of services, retail facilities and dining options as well as the Los Angeles Museum of Contemporary
Art, the Dorothy Chandler Pavilion and the Ketchum YMCA. The historic Los
Angeles Public Library is located immediately adjacent to the property. GCT's location offers unmatched access to all of the Downtown transportation options.
GCT offers tenants numerous amenities, including valet parking, a cafeteria, a sundries shop, Starbuck's coffee shop and a branch bank.

SIGNIFICANT TENANTS.

GCT is currently 95.6% leased to a blue chip tenant roster including Southern
California Gas Company ("SCGC"), which is Standard and Poors "A" rated. In occupancy since 1991, SCGC currently occupies 576,516 square feet (43.9% of net rentable area) at GCT. The tenant's 20-year term expires in 2011 and includes six 5-year renewal options. Founded in 1886 and headquartered at GCT, Southern
California Gas Company is the nation's largest natural gas distribution utility, serving 19.5 million people. A regulated subsidiary of San Diego-based Sempra
Energy, SCGC distributes natural gas to 5.4 million residential, commercial, and industrial customers throughout the southern half of California. SCGC owns and operates more than 95,000 miles of gas distribution mains and service lines, as well as nearly 3,000 miles of transmission and storage pipeline. In total, the company delivers nearly 1 trillion cubic feet of gas annually, or 5% of all the natural gas delivered in the United States. The utility also owns gas transmission compressor stations and underground storage facilities. With 6,448 employees, SCGC generated over $3.9 billion in revenues in 2004 and net income of $233 million, which represented an 11% increase over 2003. Additional tenants at GCT include three of the top 25 law firms in the United States.: Latham &
Watkins, Sidley Austin LLP, and Morrison & Foerster.

Morrison & Foerster is a leading United States-based law firm that offers comprehensive legal services to domestic and international clients, specializing in financial services, life sciences, technology and intellectual property.
Originally founded in San Francisco in 1883, the firm has expanded to employ over 1,000 attorneys in nineteen offices at various locations in the United
States and international offices in Beijing, Brussels, Hong Kong, London,
Shanghai, Singapore and Tokyo. A perennial member of the American Lawyer
"A-List," Morrison & Foerster was also named a Top Ten IPO law firm by IPO Vital
Signs in 2004.

With over 1,600 lawyers and 15 offices in North America, Europe and Asia, Sidley
Austin LLP ("Sidley") is one of the world's largest law firms. Sidley has a significant capital markets practice and a broad transactional practice.
Sidley's practice disciplines include corporate and securities, mergers and acquisitions, securitization, intellectual property, funds and other pooled investments, bankruptcy and corporate reorganization, bank and commercial lending, public finance, real estate, tax and employee benefits. Sidley has been recognized by clients and by the media for leadership in transactional, litigation and international practices.

                                    38 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                GAS COMPANY TOWER
--------------------------------------------------------------------------------

THE MARKET. According to Cushman & Wakefield's first quarter 2006 survey, the
CBD submarket contained a total rentable office area of 29.7 million square feet in 62 buildings with a direct weighted average rental rate of $27.84 per square foot. The first quarter 2006 direct vacancy rate for the CBD was 13.4%. The first quarter 2006 breakdown of inventory by the quality of supply (Classes A,
B, and C) in the CBD reveals that there are 38 buildings considered to be Class
A. The Los Angeles County Class A office market continued to improve in first quarter of 2006 as increased business growth and tenant demand have spurred declines in vacancy levels and increased asking lease rates. These buildings reported a 12.9% vacancy with a weighted average asking rent of $29.40 per square foot. Office development in the CBD is concentrated in two primary areas, the Financial District and Bunker Hill. GCT is located in the Bunker Hill area.

Bunker Hill is viewed as the centerpiece of Los Angeles' urban renewal and has many convenient and accessible modes of transportation, making it an attractive location for a wide variety of commercial and residential uses. Bunker Hill includes 10 buildings with a total rentable area of 10.85 million square feet.
The existing inventory includes some of the newest and best quality office product in the downtown market. Bunker Hill consists primarily of high quality
Class A buildings, and this submarket has a direct vacancy level of 13.0%.

PROPERTY MANAGEMENT. Maguire Properties, L.P. serves as the property manager for the mortgaged property.

(1)   Certain information was obtained from the Gas Company Tower appraisal dated 6/12/2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

             NUMBER OF                                           % OF BASE   CUMULATIVE    CUMULATIVE %   CUMULATIVE   CUMULATIVE %
              LEASES     SQUARE FEET   % OF GLA     BASE RENT      RENT      SQUARE FEET      OF GLA       BASE RENT   OF BASE RENT
YEAR         EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING       EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP          49,781       3.8%             NAP      NAP          49,781         3.8%              NAP       NAP
2006 & MTM       16         213,402      16.2      $ 6,573,804     21.7%        263,183        20.0%       $6,573,804      21.7%
2007             13         109,950       8.4        2,041,741      6.7         373,133        28.4%       $8,615,544      28.4%
2008              3           4,442       0.3           99,292      0.3         377,575        28.7%       $8,714,836      28.8%
2009              2          10,573       0.8          289,440      1.0         388,148        29.6%       $9,004,276      29.7%
2010              0               0       0.0                0      0.0         388,148        29.6%       $9,004,276      29.7%
2011             50         576,516      43.9       15,000,156     49.5         964,664        73.4%      $24,004,433      79.2%
2012              0               0       0.0                0      0.0         964,664        73.4%      $24,004,433      79.2%
2013              5         138,776      10.6        3,817,628     12.6       1,103,440        84.0%      $27,822,061      91.8%
2014              6          83,966       6.4        1,033,968      3.4       1,187,406        90.4%      $28,856,029      95.2%
2015              0               0       0.0                0      0.0       1,187,406        90.4%      $28,856,029      95.2%
2016              0               0       0.0                0      0.0       1,187,406        90.4%      $28,856,029      95.2%
AFTER             5         126,003       9.6        1,449,924      4.8       1,313,409       100.0%      $30,305,953     100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL           100       1,313,409     100.0%     $30,305,953    100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                    39 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                GAS COMPANY TOWER
--------------------------------------------------------------------------------

                           [MAP OF GAS COMPANY TOWER]

                                    40 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                GAS COMPANY TOWER
--------------------------------------------------------------------------------

                       [STACK GRAPH OF GAS COMPANY TOWER]

                                    41 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               BURBANK TOWN CENTER
--------------------------------------------------------------------------------

                         [PHOTOS OF BURBANK TOWN CENTER]

                                    42 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               BURBANK TOWN CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:              $182,300,000
CUT-OFF DATE PRINCIPAL BALANCE:          $182,300,000
% OF POOL BY IPB:                        5.9%
LOAN SELLER:                             Eurohypo AG, New York Branch
BORROWER:                                Burbank Mall Associates, LLC
SPONSOR:                                 Jaime Sohacheski
ORIGINATION DATE:                        06/07/06
INTEREST RATE:                           6.16000%
INTEREST-ONLY PERIOD:                    120 months
MATURITY DATE:                           06/11/16
AMORTIZATION TYPE:                       Interest-only
ORIGINAL AMORTIZATION:                   N/A
REMAINING AMORTIZATION:                  N/A
CALL PROTECTION:                         L(24),Def(86),O(7)
CROSS-COLLATERALIZATION:                 No
LOCK BOX:                                Cash Management Agreement
ADDITIONAL DEBT:                         No
ADDITIONAL DEBT TYPE(1):                 Permitted Mezzanine Loan
LOAN PURPOSE:                            Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                               INITIAL              MONTHLY
                                              ---------------------------------
TAXES(4):                                           $488,239              $0(4)
ENGINEERING RESERVE:                                 $84,094              $0
INSURANCE(5):                                             $0       Springing
CAPEX(5):                                                 $0       Springing
TI/LC(5):                                         $3,878,634       Springing
VACANT SPACE HOLDBACK(6):                        $10,000,000              $0
OTHER(7):                                                 $0              $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                  Single Asset
TITLE:                                   Fee and Leasehold
PROPERTY TYPE:                           Retail -- Regional Mall
SQUARE FOOTAGE:                          826,686
LOCATION:                                Burbank, CA
YEAR BUILT/RENOVATED:                    1990 / 2006
OCCUPANCY:                               97.9%
OCCUPANCY DATE:                          04/30/06
NUMBER OF TENANTS:                       161
HISTORICAL NOI:
   2004:                                 $13,971,932
   2005:                                 $13,928,385
   TTM AS OF 04/30/06:                   $13,959,410
AVERAGE IN-LINE SALES/SF(2):             $447
UW REVENUES:                             $26,507,837
UW EXPENSES:                             $9,568,824
UW NOI(3):                               $16,939,014
UW NET CASH FLOW:                        $16,274,079
APPRAISED VALUE:                         $240,000,000
APPRAISAL DATE:                          05/01/06

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                    $221
CUT-OFF DATE LTV:                        76.0%
MATURITY DATE LTV:                       76.0%
UW DSCR:                                 1.43x
--------------------------------------------------------------------------------

(1)   Mezzanine debt is permitted subject to the satisfaction of certain conditions set forth in the loan documents, including but not limited to
      (i) rating agency confirmation; (ii) the loan-to-value ratio (including the mezzanine loan) of the property does not exceed 80%; and (iii) the
      DSCR (including the mezzanine loan) is at least 1.20x (assuming a 30 year amortization schedule).

(2)   Sales figures are for comparable in-line tenants under 10,000 square feet open for 12 months or more, based on trailing twelve months as of April
      30, 2006. Sales figures for comparable in-line tenants open three years or more were $539 per square foot.

(3)   Increase in underwritten net operating income from trailing twelve month ending 04/30/06 net operating income is mainly attributable to newly executed leases. In addition, a tax abatement received from the City of
      Burbank was underwritten.

(4)   Monthly escrows for real estate taxes will be collected in an amount equal to 1/12th of the amount lender estimates will be necessary for the ensuing twelve month period, less amounts paid directly by certain tenants at the property.

(5)   In the event a specified DSCR test is not satisfied or an event of default exists under the loan documents, monthly escrows are required as follows:
      (i) for insurance premiums, an amount equal to 1/12th of the amount lender estimates will be necessary for the ensuing twelve month period, (ii) for
      CapEx. the amount of $17,206.42 and (iii) for TI/LCs, the amount of
      $36,986.50.

(6)   Upfront reserve to be released, in whole or in part, subject to certain conditions specified in the loan documents, including that one or more qualified tenants have taken occupancy of 24,686 square feet of space (or a portion thereof).

(7)   In the event Old Navy or one or more qualified replacement tenants have not yet taken occupancy of 15,477 square feet of space by December 11,
      2006, borrower is required to establish a reserve or to post a letter of credit in the maximum amount of $3,900,000, subject to reduction for qualified leases in place.

                                    43 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               BURBANK TOWN CENTER
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
                                                                                                                          LEASE
                                      RATINGS                                ANNUAL BASE   ANNUAL BASE                  EXPIRATION
               TENANT NAME         MOODY'S/S&P(1)  TOTAL SF   % OF TOTAL SF     RENT        RENT PSF    SALES PSF(2)       YEAR
------------------------------------------------------------------------------------------------------------------------------------

ANCHORS

MACY'S                                Baa1/BBB       237,145      19.1%         $894,180      $3.77         $178           2022
IKEA (NOT PART OF COLLATERAL)                        221,829      17.8               N/A        N/A         N/A        Anchor Owned
SEARS (NOT PART OF COLLATERAL)        Ba1/BB+        119,334       9.6            12,000(3)     N/A         N/A        Anchor Owned
MERVYN'S (NOT PART OF COLLATERAL)                     76,685       6.2               N/A        N/A         N/A        Anchor Owned
                                                   ---------------------------------------------------
                                                     654,993      52.6%         $906,180      $3.77
TOP 10 TENANTS

SPORT CHALET                                          44,957       3.6          $891,840     $19.84         $222           2013
BED BATH & BEYOND                      NR/BBB         31,777       2.6           446,784      14.06         N/A            2016
CIRCUIT CITY                                          30,028       2.4           376,320      12.53         N/A            2014
AMC THEATRES 8 SCREENS(4)               NR/B          25,703       2.1           771,090      28.00       $405,875         2011
COMP USA INC                                          25,441       2.0           606,540      23.84         N/A            2010
BARNES & NOBLE                                        25,304       2.0           635,892      25.13         $283           2011
AMC THEATERS, 6 SCREENS(4)              NR/B          25,073       2.0           827,412      33.00       $558,167         2015
PETSMART (OFS)(5)                      NR/BB          24,686       2.0           760,329      28.00         N/A            2016
OFFICE DEPOT                         Baa3/BBB-        24,000       1.9           263,196      10.97         N/A            2013
OLD NAVY(6)                          Baa3/BBB-        15,477       1.2           271,002      17.00         N/A            2011
                                                   ---------------------------------------------------
SUBTOTAL                                             272,446      21.9%       $5,850,405     $21.47
IN-LINE                                              317,095      25.5%       $7,274,520     $22.94       $447(7)
                                                   ---------------------------------------------------
0 TO 11,762 SF                                       317,095      25.5%       $7,274,520     $22.94
VACANT SQUARE FEET:                                   17,611       2.1%              N/A
TOTAL OWNED GLA:                                     826,686                 $14,019,105
TOTAL CENTER GLA:                                  1,244,534                 $14,031,105
------------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guaranteed the lease.

(2)   Sales per square foot are based on the trailing twelve months as of
      04/30/06.

(3)   Figure represents annual CAM payment and was not underwritten in the base rent figure.

(4)   Sales are based on a per screen basis.

(5)   Space is currently vacant, however PetsMart has signed a letter of intent for the square footage and annual base rent listed above. Lender underwrote the income associated with the PetsMart letter of intent. In addition, $10,000,000 was reserved up front to be released in whole or in part, subject to certain conditions specified in the loan documents, including that one or more qualified tenants have taken occupancy of
      24,686 square feet of space (or a portion thereof).

(6)   Tenant is not yet in occupancy or paying rent.

(7)   Sales figures are based on comparable in-line tenants under 10,000 square feet open for twelve months or more, based on trailing twelve months as of
      04/30/06. Sales for comparable in-line tenants open three years or more were $539 per square foot.

                                    44 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               BURBANK TOWN CENTER
--------------------------------------------------------------------------------

THE LOAN. The Burbank Town Center Mall loan is secured by a first mortgage on a fee and leasehold interest in 826,686 square feet of a 1,244,534 square foot regional mall located in Burbank, California.

THE BORROWER. The borrower, Burbank Mall Associates, LLC, is a bankruptcy-remote special purpose entity sponsored by Jaime Sohacheski, the chairman of Crown
Realty and Development Corporation, which is headquartered in Irvine,
California.

THE SPONSOR. Jaime Sohacheski, the sponsor, is the Chairman of Crown Realty and
Development Corporation ("Crown Realty and Development"). Crown Realty and
Development is a privately held real estate company which focuses on development, redevelopment, and professional management of commercial real estate. Since its inception in 1985, Crown Realty and Development has been involved in over 5 million square feet of retail and office developments and more than $1 billion in transactions. Crown Realty and Development has a current portfolio in excess of $600 million in estimated value including over 2 million square feet of office and retail development projects in Burbank, West Los
Angeles and Orange County, California.

THE PROPERTY. Burbank Town Center is a multi-level super-regional mall totaling
1,244,534 square feet of which 826,686 square feet serve as collateral for the loan (the "Burbank Town Center Property"). The property is located in Burbank,
California, north of the intersection of Interstate 5 and Interstate 70, with access provided by the 170 and 134 Freeways. The property is less than one mile from the Burbank Station of the Los Angeles Metrolink railway network and two miles from the Bob Hope Airport, which handles over five million passengers annually. A portion of the property is subject to a ground lease expiring in
November 2044.

Burbank Town Center was originally developed between 1990 and 1996 and has subsequently undergone renovations costing more than $15.50 million. The Burbank
Town Center Property is 97.9% leased to over 140 tenants located in 17 buildings. The Burbank Town Center Property is anchored by Macy's, IKEA, Sears and Mervyn's. Macy's serves as collateral for the loan while IKEA, Sears and
Mervyn's own their own respective pads and improvements and as such, are not included in the collateral. Additional collateral for the loan includes 269,927 square feet of in-line space, 127,510 square feet of theater (30 screens) and junior anchor space, 180,382 square feet of outparcel space and 11,722 square feet of food court and other space. Over 140 tenants occupy the Burbank Town
Center Property, including nationally recognized tenants such as Bed Bath &
Beyond, Barnes & Noble and Circuit City. As of April 30, 2006, the Burbank Town
Center Property was 97.9% occupied, with 89.7% occupancy for in-line space.
Average in-line sales for comparable tenants that have been open for three years or more at the property for the trailing twelve months ended April 30, 2006 were
$539 per square foot, with an average occupancy cost ratio of 10.7%. Sales for tenants open for twelve months or more meeting the same criteria were $447 per square foot.

SIGNIFICANT TENANTS. Macy's. Since its purchase of May Department Stores, Inc.,
Federated Department Stores, Inc. (d/b/a Macy's), has become the largest upscale department store in the United States, operating more than 868 stores nationwide and in Puerto Rico and Guam. With 232,000 employees, the company operates under the banners of Bloomingdale's, Bon-Macy's, Burdines-Macy's, Goldsmith's-Macy's,
Lazarus-Macy's, Macy's East, Macy's West and Rich's-Macy's. The company is currently extending its signature Macy's nameplate to all May regional department stores. In fiscal year 2005, the company reported earnings of $22.4 billion, an increase from 2004's net income of $15.8 billion. Net income in 2005 also rose to $1.4 billion from $689 million in 2004.

Bed, Bath & Beyond. Bed, Bath & Beyond operates approximately 750 locations and is the largest superstore of domestic merchandise and home furnishings in the
United States. Bed Bath & Beyond is a publicly traded company on the NASDAQ under the symbol BBBY. During fiscal year 2005, the company reported gross revenues of $5.1 billion with net income of $505 million and total assets of
$3.2 billion.

Old Navy. Old Navy is owned and operated by The Gap, Inc. The parent company, which also operates Gap, Banana Republic, Baby Gap and Gap Kids, launched the
Old Navy brand in 1994. The Gap currently operates approximately 900 Old Navy stores throughout North America. The brand offers a broad selection of reasonably priced apparel, shoes and accessories for men, women and children.
Publicly traded on the NYSE under the ticker symbol GPS, the company reported gross revenue of $16.3 billion with net income of $1.2 billion and total assets of $10.0 billion in fiscal 2005

PARTIAL RELEASE. The borrower is permitted to obtain the release of any one of six specified parcels through partial defeasance from and after the expiration of a lockout period, or partial prepayment at any time other than within the period commencing 30 days preceding the securitization closing date and terminating 30 days after the securitization closing date, subject to the satisfaction of certain conditions, including (i) the partial defeasance/payment
(as applicable) of the following release prices: (a) with respect to the Circuit
City parcel, $9,988,778; (b) with respect to the Office Depot parcel,
$5,443,061; (c) with respect to the Barnes & Noble parcel, $41,996,428; (d) with respect to the Restaurant parcel, $3,365,652; (e) with respect to the PetsMart parcel, $20,210,311; and (f) with respect to the Corner Bakery parcel,
$2,914,159; (ii) satisfaction of specified loan-to-value ratio and DSCR tests;
and (iii) confirmation from each rating agency that the occurrence of such event will not cause a qualification, withdrawal or downgrade of the then current ratings assigned to any class of certificates. Any partial release made prior to the expiration of the lock-out period will also be subject to payment of a yield maintenance premium.

THE MARKET(1). Burbank Town Center is located in Los Angeles County, California.
In 2006, employment in Los Angeles County represented 26.9% of the State of
California's total employment. The United States Department of Labor reports that the Los Angeles/Long Beach/Santa Monica CMSA's total employment growth accelerated steadily since 2003, reaching 2.4% year-over-year in March 2006. The region's population surpassed 10 million people for the first time in 2005.

(1)   Certain information was obtained from the Burbank Town Center appraisal dated 05/01/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    45 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               BURBANK TOWN CENTER
--------------------------------------------------------------------------------

Burbank Town Center is located in the Tri-Cities submarket of Los Angeles
County, which includes Glendale, Burbank and Pasadena. This retail market totals approximately 2.73 million square feet and has historically low vacancy rates and rising rent trends. New development is primarily limited to adaptive re-use or infill construction, which has been limited to 558,000 square feet of space additions over the last 9 years. In the last two years, no significant shopping center space has been added to the market.

REIS reports that retail vacancy rates have decreased from 1.9% in 1999 to 1.5%
currently. Continued retailer demand has driven Tri-Cities area effective rents from $19.39 per square foot in 1996 to $25.55 per square foot at year-end 2005.
In addition, the appraiser concludes to an average market rental rate based on newly signed leases for tenants occupying less than 20,000 square feet of
$25.39, while the competitive set is achieving rents averaging $30.25 for the same criteria.

The competitive set is comprised of six regional centers, all within 12 miles of
Burbank Town Center. These competitive properties range in size from 270,000 square feet to 1,301,321 square feet and maintain occupancies of 87% to 100%.
Sales at these centers for 2005 ranged from approximately $300 per square foot to $600 per square foot. Within Burbank Town Center's 1.3-million person trade area, there are two JCPenney's, four Macy's, three Nordstrom, three
Robinson's-May stores, and two Sears stores. Discount retailers that attract a similar clientele as Mervyn's include Costco, Kmart, three Target, two
Marshall's and three Ross stores. IKEA's competitors include Bed Bath and
Beyond, The Great Indoors, and Linens-N-Things. There is no other IKEA north of the Los Angeles CBD, or to the west of the CBD.

PROPERTY MANAGEMENT. The property is managed by General Growth Property
Management, Inc., an affiliate of General Growth Properties Inc. ("GGP"), a publicly traded real estate investment trust. As the second largest regional mall REIT in the United States, GGP develops, owns, operates, and/or manages shopping malls in 41 states. Currently, GGP has ownership interests in and/or management responsibility for over 150 regional shopping malls totaling more than 135 million square feet of retail space.

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
               NUMBER OF    SQUARE      % OF                   % OF BASE   CUMULATIVE    CUMULATIVE                     CUMULATIVE %
                LEASES       FEET       GLA       BASE RENT      RENT      SQUARE FEET    % OF GLA    CUMULATIVE BASE   OF BASE RENT
    YEAR       EXPIRING    EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING     RENT EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT            NAP       17,611       2.1%            NAP       NAP        17,611         2.1%               NAP          NAP
2006 & MTM         48       68,334       8.3      $1,167,080       8.3%       85,945        10.4%         1,167,080          8.3%
2007               26       50,983       6.2       1,011,425       7.2       136,928        16.6%         2,178,505         15.5%
2008                7       10,562       1.3         445,609       3.2       147,490        17.8%         2,624,114         18.7%
2009                9       16,045       1.9         405,466       2.9       163,535        19.8%         3,029,579         21.6%
2010                4       28,581       3.5         732,286       5.2       192,116        23.2%         3,761,866         26.8%
2011               17       84,473      10.2       2,439,835      17.4       276,589        33.5%         6,201,700         44.2%
2012                7       16,758       2.0         471,808       3.4       293,347        35.5%         6,673,508         47.6%
2013                8       84,600      10.2       1,576,528      11.2       377,947        45.7%         8,250,036         58.8%
2014               11       56,706       6.9       1,178,671       8.4       434,653        52.6%         9,428,707         67.3%
2015                9       46,007       5.6       1,369,679       9.8       480,660        58.1%        10,798,386         77.0%
2016               10       83,651      10.1       2,015,351      14.4       564,311        68.3%        12,813,737         91.4%
AFTER               5      262,375      31.7       1,205,368       8.6       826,686       100.0%        14,019,105        100.0%
------------------------------------------------------------------------------------------------------------------------------------
                  161      826,686     100.0%    $14,019,105     100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                    46 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               BURBANK TOWN CENTER
--------------------------------------------------------------------------------

                          [MAP OF BURBANK TOWN CENTER]

                                    47 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               BURBANK TOWN CENTER
--------------------------------------------------------------------------------

                        [SITE MAP OF BURBANK TOWN CENTER]

                                    48 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    49 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 TYSONS GALLERIA
--------------------------------------------------------------------------------

                           [PHOTOS OF TYSONS GALLERIA]

                                    50 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 TYSONS GALLERIA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):           $173,500,000
CUT-OFF DATE PRINCIPAL BALANCE:          $173,500,000
% OF POOL BY IPB:                        5.7%
LOAN SELLER:                             Eurohypo AG, New York Branch
BORROWER:                                Tysons Galleria L.L.C.
SPONSOR:                                 GGP/Homart, Inc.
ORIGINATION DATE:                        08/14/06
INTEREST RATE:                           5.73450%
INTEREST-ONLY PERIOD:                    60 months
MATURITY DATE:                           09/11/11
AMORTIZATION TYPE:                       Interest-only
ORIGINAL AMORTIZATION:                   N/A
REMAINING AMORTIZATION:                  N/A
CALL PROTECTION:                         L(24),Def(29),O(7)
CROSS-COLLATERALIZATION:                 No
LOCK BOX:                                Cash Management Agreement
ADDITIONAL DEBT(5):                      $81,500,000
ADDITIONAL DEBT TYPE(6):                 Pari Passu Note, B-Note and
                                         Permitted Future Mezzanine Loan
LOAN PURPOSE:                            Refinance

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                                 INITIAL            MONTHLY
                                              ---------------------------------
TAXES:                                              $0            Springing(11)
INSURANCE:                                          $0            Springing(11)
CAPEX:                                              $0            Springing(11)
GROUND RENT:                                        $0            Springing(11)
ROLLOVER (TI/LC):                                   $0            Springing(11)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                  Single Asset
TITLE:(2)                                Fee and Leasehold
PROPERTY TYPE:                           Retail -- Anchored
SQUARE FOOTAGE:(3)                       309,112
LOCATION:                                McLean, VA
YEAR BUILT/RENOVATED:                    1988/1997
OCCUPANCY:                               94.5%
OCCUPANCY DATE:                          07/05/06
NUMBER OF TENANTS:                       89
HISTORICAL NOI:
   2004:                                 $14,033,133
   2005:                                 $15,850,253
   TTM AS OF 05/31/06:                   $16,866,965
AVERAGE IN-LINE SALES/SF:(4)             $877
OCCUPANCY COST RATIO:                    9.29%
UW REVENUES:                             $24,817,183
UW EXPENSES:                             $5,695,193
UW NOI(7):                               $19,121,990
UW NET CASH FLOW:(8)                     $18,602,044
APPRAISED VALUE:                         $360,000,000
APPRAISAL DATE:                          07/19/06

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                 A-NOTES(9)      WHOLE LOAN(10)
                                              ---------------------------------
CUT-OFF DATE LOAN/SF:                                $723             $825
CUT-OFF DATE LTV:                                    62.1%            70.8%
MATURITY DATE LTV:                                   62.1%            70.8%
UW DSCR:                                             1.43x            1.25x
--------------------------------------------------------------------------------

(1)   The total financing amount of $255 million is being provided to the borrower for the refinancing of Tysons Galleria. The $255 million whole loan has been bifurcated into A and B-Notes. The A-Note has been split into a $173.5 million A-1 note (included in the trust) and a $50.0 million pari-passu A-2 note (not included in the Trust). In addition, there is also a $31.5 million subordinated B-Note (not included in the trust).

(2)   The borrower owns an undivided 85% fee interest in the property. The remaining 15% interest is owned by an unaffiliated third party as tenant in common, which 15% fee interest is encumbered by the lien of the mortgage. The borrower has ground leased the 15% interest from such third party and delivered to lender a ground lease mortgage which encumbers the borrower's interest in the ground lease.

(3)   Figure excludes 511,933 square feet of non-owned anchor space.

(4)   Average in-line sales per square foot for comparable tenants occupying less than 10,000 square feet are based on trailing twelve-month figures ending 05/31/06.

(5)   Additional debt includes the $50 million pari passu A-2 note, as well as a
      $31.5 million subordinated B-note.

(6)   Mezzanine debt is permitted subject to the satisfaction of certain conditions set forth in the loan documents, including but not limited to
      (i) rating agency confirmation; (ii) the loan-to-value ratio (including the mezzanine loan) of the property does not exceed 70%; and (iii) the
      DSCR (including the mezzanine loan) is at least 1.28x (assuming a 30 year amortization schedule).

(7)   The increase from trailing twelve month net operating income to underwritten net operating income is mainly attributable to new leases that were signed in 2006 plus one lease for 2,071 square feet that is out for signature.

(8)   Lender underwrote to in-place cash flows of $18,602,045, however, an as-stabilized analysis concludes to a $27,519348 net cash flow. The stabilized net cash flow reflects revenue increases consistent with a 15%
      occupancy cost ratio scenario. The current occupancy cost ratio is 9.29%.

(9)   Calculated based on the aggregate cut-off date principal balance of the
      A-1 note (included in the trust) and the A-2 note (not included in the trust).

(10)  Calculated based on the aggregate cut-off date principal balance of the
      A-1 note, (included in the trust) the A-2 note (not included in the trust)
      and the B-note (not included in the trust).

(11)  In the event a specified DSCR test is not satisfied, or an event of default exists, borrower is required to pay on each monthly payment date
      1/12th of the Taxes, Insurance and Ground Rent that Lender reasonably estimates will be paid during the ensuing 12 months and is required to deposit $5,151 per month to the Replacement Reserve account up to a maximum at any one time of $61,822 and Rollover deposits of $25,759 per month to the Rollover Reserve up to a maximum of $309,112.

                                    51 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 TYSONS GALLERIA
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT SUMMARY
                                                                                               ANNUAL                    LEASE
                                    RATINGS                                  ANNUAL BASE        BASE                   EXPIRATION
               TENANT NAME       MOODY'S/S&P(1)   TOTAL SF   % OF TOTAL SF      RENT          RENT PSF    SALES PSF       YEAR
------------------------------------------------------------------------------------------------------------------------------------

ANCHORS
MACYS                               Baa1/BBB       259,933       31.7%                $0          N/A          N/A    Anchor Owned
NEIMAN MARCUS                        B1/B+         132,000       16.1                  0          N/A          N/A    Anchor Owned
SAKS FIFTH AVENUE                    B2/B+         120,000       14.6                  0          N/A          N/A    Anchor Owned
                                                   -------       ----        -----------          ---
SUBTOTAL                                           511,933       62.4%                $0          N/A

TOP 10 TENANTS

MAGGIANO'S LITTLE ITALY             Baa2/BBB        19,336        2.4%          $373,008       $19.29         $919        2010
WILDFIRE RESTAURANT                                 12,999        1.6            584,955       $45.00          N/A        2021
CHEESECAKE FACTORY                                  12,918        1.6            387,540       $30.00         $917        2024
POTTERY BARN                                        10,584        1.3            676,529(2)     $0.00         $611        2008
JCREW                                B+/NR          10,053        1.2         339,432.00       $33.76         $746        2008
LEGAL SEAFOODS OF BOSTON                             8,916        1.1         285,312.00       $32.00         $807        2007
PIAZZA DI GIORGIO                                    8,729        1.1            480,000       $54.99          N/A        2020
ANTHROPOLOGIE                        Ba1/NR          8,524        1.0            289,816       $34.00         $624        2012
DAILY GRILL RESTAURANT                               6,781        0.8            339,600       $50.08         $510        2011
P.F. CHANG'S CHINA BISTRO                            6,736        0.8            255,972       $38.00       $1,166        2007
                                                   -------       ----        -----------       ------
SUBTOTAL                                           105,576       12.9%        $3,335,635       $31.59
REMAINING INLINE SPACE                             203,536       24.8%        $9,432,979       $46.35         $877(3)
                                                   -------       ----        -----------       ------
0 TO 5,159 SQUARE FEET                             203,536       24.8%        $9,432,979       $46.35
VACANT SQUARE FEET:                                 17,140        5.5%           N/A
TOTAL OWNED GLA:                                   309,112                   $12,768,614
TOTAL CENTER GLA:                                  821,045                   $12,768,614
------------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guaranteed the lease.

(2)   Tenant paid $676,529 in percentage rent in 2005. This figure is underwritten as percentage rent, as such it is not included in the subtotal for annual base rent.

(3)   Sales figures are based on comparable in-line tenants under 10,000 square feet open for twelve months or more, based on trailing twelve months as of
      May 31, 2006. For tenants in place and reporting sales for the previous three years, trailing twelve month sales ending May 31, 2005 were $887.

THE LOAN. The Tysons Galleria Mall loan is secured by the first mortgage on a fee and leasehold interest subject to leases in 309,112 square feet of an
821,045 square foot regional mall located in McLean, Virginia.

THE BORROWER. The borrower, is a bankruptcy remote special purpose entity. The borrower owns an undivided 85% fee interest in the property. The remaining 15%
interest is owned by Tysons II Mall, L.L.C., an unaffiliated third party, as tenant in common, which 15% fee interest is also encumbered by the lien of the mortgage. Additionally, the borrower has ground leased the 15% interest from
Tysons II Mall, L.L.C. and delivered to lender a ground lease mortgage which encumbers the borrower's interest in the ground lease as well. The Borrower is controlled by GGP/Homart, and Tysons II Mall, L.L.C. is controlled an unaffiliated third party. GGP/Homart is a 50/50 joint venture between GGP and the New York State Common Retirement Fund, which together own several malls.

THE SPONSOR. General Growth Properties, Inc. (GGP) is currently the 2nd largest
U.S. regional mall REIT, listed on the NYSE since April 2003. Headquartered in
Chicago, Illinois, GGP has excelled as a buyer, seller, developer, and manager of real estate since 1954. As of March 2006, GGP had ownership interests in and/or management responsibility for more than 200 regional shopping malls totaling approximately 200 million square feet of retail space in 44 states. GGP also is the largest third-party manager for owners of regional malls.

THE PROPERTY. Tysons Galleria is a three-level super-regional mall totaling
821,045 square feet of which 309,112 square feet serve as collateral for the loan (the "Tysons Galleria Property"). The property's location in McLean,
Virginia puts it squarely in the middle of the Tysons Corner retail trade area.

Eighty-nine tenants occupy the Tysons Galleria Property, including nationally recognized tenants such as Burberry, Versace, Coach, Thomas Pink, Salvatore
Ferragamo, Chanel and Cartier. The mall's upscale tenant roster is unique to the suburban Washington, DC market in that no other regional mall provides a similar upscale lineup. The trade area has an average household income of nearly twice that of the national average. In addition, The Ritz-Carlton hotel, which is attached to and opens directly into the center on the second floor, provides an additional source of potential customers with high levels of disposable income.

                                    52 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 TYSONS GALLERIA
--------------------------------------------------------------------------------

Tysons Galleria maintains three department stores, Macy's (259,933 square feet),
Neiman Marcus (132,000 square feet) and Saks Fifth Avenue (120,000 square feet), each of which own their land and improvements and are not part of the collateral. In addition, there are over 89 other shops within the Tysons
Galleria Property, totaling 309,112 square feet of in-line and junior anchor space which was 94.5% leased as of July 05, 2006. Total in-line occupancy for the same period was 93.5%. Average in-line sales for comparable tenants at the
Tysons Galleria Property for the trailing twelve months ended May 31, 2006 were
$877 per square foot, with an average occupancy cost ratio of 9.8%. Sales figures of $887 per square foot are based on comparable in-line tenants under
10,000 square feet open for three years or more, based on trailing twelve months as of May 31, 2006.

ANCHORS.

Macy's (not part of collateral). Since its purchase of May Department Stores,
Inc., Federated Department Stores, Inc. (d/b/a Macy's), has become the largest upscale department store in the United States, operating more than 866 stores nationwide and in Puerto Rico and Guam. With 232,000 employees, the company operates under the banners of Bloomingdale's, Bon-Macy's, Burdines-Macy's,
Goldsmith's-Macy's, Lazarus-Macy's, Macy's East, Macy's West and Rich's-Macy's.
The company is currently extending its signature Macy's nameplate to all May regional department stores, and the only remaining store names will be Macy's and Bloomingdales. In fiscal year 2005, the company reported earnings of $22.4 billion, an increase from 2004's net income of $15.8 billion. Net income between these years also rose to $1.4 billion from $689 million in 2004.

Neiman Marcus (not part of collateral). The Neiman Marcus Group is comprised of the Specialty Retail stores division -- which includes Neiman Marcus Stores and
Bergdorf Goodman -- and the direct marketing division, Neiman Marcus Direct.
These retailers offer upscale assortments of apparel, accessories, jewelry, beauty and decorative home products to the affluent consumer. Neiman Marcus
Group operates 36 Neiman Marcus Stores, two Bergdorf Goodman stores, and 18 Last
Call clearance centers. Neiman Marcus Group also owns majority interests in two designer resources: Kate Spade, a manufacturer of accessories, and Gurwitch
Products, which manufactures Laura Mercier cosmetics. In October 2005, an investor group led by the Texas Pacific Group and Warburg Pincus LLC purchased the company. For the 5-week period ending July 1, 2006 comparable revenues in the Specialty Retail Stores segment rose 6.1% from the prior year, and overall revenues of the company were up 10.0%.

Saks Fifth Avenue (not part of collateral). After the sale of its 142-store
Northern Department Store Group (Bergner's, Boston Store, Carson Pirie Scott,
Herberger's, and Younkers) to The Bon-Ton Stores in 2006, Saks Inc. now focuses on its luxury Saks Fifth Avenue Enterprises business. Saks operates 55 Saks
Fifth Avenue luxury department stores in 25 states and 50 outlet stores under the Off 5th banner. It also owns nearly 40 Parisian department stores in the
Southeast and Midwest and about 55 Club Libby Lu specialty shops, acquired in
2003. June 2006 same store sales rose 4.7% for Saks Inc., and for the Saks Fifth
Avenue Enterprises unit, which includes Saks Fifth Avenue stores, same store sales rose 5.3% from the prior year.

SIGNIFICANT TENANTS.

Maggiano's Little Italy. Maggiano's Little Italy is part of a chain founded in
Chicago in 1991 that operates in 20 states. It is a sit down restaurant designed to be reminiscent of pre-World War II Little Italy. The chain is owned by
Brinker International, Inc. which is a NYSE-listed company with 1,500 restaurants worldwide, with approximately 100,000 employees and nearly $4 billion in sales. Brinker also owns the chains known as Chili's Grill & Bar, On the Border Mexican Grill & Cantina, and Rockfish Seafood Grill.

Wildfire Restaurant. Wildfire is a steak and seafood restaurant chain that implements a jazz music decor consistent with that of a 1940s dinner club. The chain is owned by Chicago-based Lettuce Entertain You Enterprises Inc. which was founded in 1971 and which currently owns, licenses or manages more than 50 establishments in Illinois, Arizona, Maryland, Minnesota, Nevada and Japan.

The Cheesecake Factory. The Cheesecake Factory, Inc. (NASDAQ: CAKE) operates 108 upscale, full-service, casual dining restaurants under The Cheesecake Factory name in major metropolitan areas in the United States. In addition, it operates a bakery business, which produces baked desserts and other products for its restaurants and for other foodservice operators, retailers, and distributors.
The Cheesecake Factory went public in 1992, 14 years after its founding in 1978.
Its restaurants are known for their eclectic menus, large portions, and their cheesecakes.

THE MARKET. Tysons Galleria is located just outside the Beltway along I-495 in
Northern Virginia in Fairfax County. The immediate area is home to numerous multinational accounting, financial services, consulting and other firms that provide the Tysons Galleria Property with a high density of high-income daytime workers that make up a substantial portion of its customer base. Major employers with regional or worldwide headquarters in the immediate area include Deloitte &
Touche, PriceWaterhouse Coopers, KPMG, BearingPoint, Bechtel, Booz Allen
Hamilton and Gannett/USA Today. Average 2006 household income within a 10 mile radius is estimated by Claritas to be $119,562 which is significantly higher than the national average of $65,849 as concluded by Claritas.

The two main thoroughfares bordering the Tysons Galleria Property, Tysons
Boulevard and International Drive, handle a combined 109,000 vehicles daily, and
I-66 is located 2.5 miles to the south. In addition, the Tysons Galleria
Property is located 7 miles northwest from Dulles International Airport and 11 miles west of Reagan National Airport.

                                    53 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 TYSONS GALLERIA
--------------------------------------------------------------------------------

An extension of the Metrorail regional rail system's Orange Line is also planned. This project is expected to be built in two phases: Phase I, which will run through Tysons Corner and into Reston, is expected to be completed in 2011.
Phase II is expected to extend the line to Dulles International Airport and is expected to be completed in 2015. We offer no assurance that this expansion will be completed in accordance with these projections, or at all.

The appraiser identified five shopping centers in the subject's competitive set all within 14 miles of the subject. These competitive properties range in size from 821,686 square feet to 1.975 million square feet and maintain occupancies of 85% to 98%. Reported mall shop sales at these centers ranged from approximately $340 per square foot to $750 per square foot. In addition, the appraiser concludes to an average market rental rate at the subject based on leases in place for inline mall tenants of $45.06. A market rental rate for anchor tenants was not concluded to as the anchors at Tysons Galleria are all anchor owned.

COLLATERAL SUBSTITUTION. The related loan documents permit the borrower to obtain a release of one or more non-income producing portions of the Tysons
Galleria Property provided that certain conditions in the related loan documents are satisfied, including that (i) the portion to be released must be vacant, non-income producing and unimproved or improved by landscaping utility facilitated or surface parking, (ii) simultaneously with such release, the mortgage be spread to a substitute parcel of reasonably equivalent value, condition and utility, (iii) that no event of default has occurred and is continuing and (iv) the borrower comply with all other requirements set forth in the loan documents including paying the expenses of lender.

PARTIAL RELEASES. The related loan documents permit the borrower to obtain the release of one or more parcels or outlots proposed to be transferred to a third party in connection with the expansion or other development of the Tysons
Galleria Property upon satisfaction of certain conditions, including but not limited to, that (i) no event of default has occurred and is continuing under the Tysons Galleria Loan, (ii) the parcel is vacant, non-income producing and unimproved, and (iii) confirmation from each rating agency that the release will not result in a downgrade, withdrawal or qualification of the then current ratings on any class of certificates.

PROPERTY MANAGEMENT. The property is managed by General Growth Management Inc., an affiliate of GGP. GGP is the second largest regional mall REIT in the United
States and owns, develops, operates, and/or manages shopping malls in 41 states.
Currently, GGP has ownership interests in and/or management responsibility for over 150 regional shopping malls totaling more than 135 million square feet of retail space.

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
               NUMBER OF     SQUARE      % OF                   % OF BASE   CUMULATIVE    CUMULATIVE                    CUMULATIVE %
                LEASES        FEET       GLA       BASE RENT      RENT      SQUARE FEET    % OF GLA    CUMULATIVE BASE  OF BASE RENT
    YEAR       EXPIRING     EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING     RENT EXPIRING     EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT            NAP        17,140       5.5%            NAP       NAP        17,140         5.5%               NAP          NAP
2006 & MTM          1         1,298       0.4     $   152,148       1.2%       18,438         6.0%           152,148         1.2%
2007                7        21,051       6.8         877,128       6.9        39,489        12.8%         1,029,276         8.1%
2008                8        33,732      10.9         795,096       6.2        73,221        23.7%         1,824,372        14.3%
2009               12        35,266      11.4       1,621,924      12.7       108,487        35.1%         3,446,296        27.0%
2010               12        41,089      13.3       1,522,227      11.9       149,576        48.4%         4,968,523        38.9%
2011                8        21,968       7.1       1,105,264       8.7       171,544        55.5%         6,073,787        47.6%
2012                7        24,563       7.9       1,103,771       8.6       196,107        63.4%         7,177,558        56.2%
2013               10        28,860       9.3       1,199,326       9.4       224,967        72.8%         8,376,884        65.6%
2014                6        17,367       5.6         924,206       7.2       242,334        78.4%         9,301,090        72.8%
2015                6        13,244       4.3         774,293       6.1       255,578        82.7%        10,075,383        78.9%
2016                8        16,711       5.4       1,131,884       8.9       272,289        88.1%        11,207,267        87.8%
AFTER               4        36,823      11.9       1,561,347      12.2       309,112       100.0%        12,768,614       100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL              89       309,112     100.0%    $12,768,614     100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                    54 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 TYSONS GALLERIA
--------------------------------------------------------------------------------

                            [MAP OF TYSONS GALLERIA]

                                    55 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 TYSONS GALLERIA
--------------------------------------------------------------------------------

                          [SITE MAP OF TYSONS GALLERIA]

                                    56 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    57 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                              COLONY III PORTFOLIO
--------------------------------------------------------------------------------

                        [PHOTOS OF COLONY III PORTFOLIO]

                                    58 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                              COLONY III PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                      $116,704,000
CUT-OFF DATE PRINCIPAL BALANCE:                  $116,704,000
% OF POOL BY IPB:                                3.8%
LOAN SELLER:                                     JPMorgan Chase Bank, N.A.
BORROWER:                                        CRP Holdings B, L.P., CRP
                                                 Holdings B-TX, L.P.
SPONSOR:                                         Colony Capital
ORIGINATION DATE:                                08/10/06
INTEREST RATE:                                   6.01300%
INTEREST-ONLY PERIOD(1):                         Various
MATURITY DATE(1):                                Various
AMORTIZATION TYPE:                               Interest-only
ORIGINAL AMORTIZATION:                           N/A
REMAINING AMORTIZATION:                          N/A
CALL PROTECTION(1):                              Various
CROSS-COLLATERALIZATION:                         No
LOCK BOX:                                        Cash Management Agreement
ADDITIONAL DEBT:                                 No
ADDITIONAL DEBT TYPE(2):                         Permitted Mezzanine Loan
LOAN PURPOSE:                                    Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                      INITIAL          MONTHLY
                                                 -------------------------------
TAXES:                                                      $0               $0
INSURANCE:                                                  $0               $0
CAPEX:                                                      $0               $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                          Portfolio
TITLE:                                           Fee
PROPERTY TYPE:                                   Various
SQUARE FOOTAGE:                                  2,990,295
LOCATION:                                        Various
YEAR BUILT/RENOVATED:                            Various
OCCUPANCY:                                       96.1%
OCCUPANCY DATE:                                  Various
NUMBER OF TENANTS:
HISTORICAL NOI(3):
UW REVENUES:                                     $19,292,528
UW EXPENSES:                                     $6,471,800
UW NOI(4):                                       $12,820,725
UW NET CASH FLOW:                                $11,609,107
APPRAISED VALUE:                                 $197,620,000
APPRAISAL DATE:                                  Various

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                            $39
CUT-OFF DATE LTV:                                59.1%
MATURITY DATE LTV:                               59.1%
UW DSCR:                                         1.63x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                             SIGNIFICANT TENANTS

                                      RATINGS                   % OF
TENANT NAME                        MOODY'S/S&P(5)   TOTAL SF     GLA    BASE RENT PSF   LEASE EXPIRATION YEAR
--------------------------------------------------------------------------------------------------------------

FREIGHTLINER CORPORATION               A3/BBB       341,049     11.4%      $2.50                2008
MCKESSON CORPORATION                  Baa3/BBB      314,574     10.5%      $4.10                2009
EGS ELECTRICAL GROUP                                241,049      8.1%      $2.28                2009
SOURCE, INC.                                        214,110      7.2%      $3.00                2010
IRON MOUNTAIN                         B3/BB--       180,705      6.0%      $3.94                2015
AMERICAN DE ROSA LAMP                               150,040      5.0%      $4.44                2011
GRAHAM FIELD HEALTH PRODUCTS, INC.                  144,090      4.8%      $3.35                2012
--------------------------------------------------------------------------------------------------------------

(1)   Please see the portfolio summary on page 55 for a complete description of the loan term. The loan consists of three notes expiring in 2011, 2012, and 2014.

(2)   The borrower shall have the one time right to obtain mezzanine debt up to
      60% of LTV upon satisfaction of certain terms and conditions including, but not limited to: (i) the LTV of the properties subject to the lien of the mortgage is less than 60% at the time the mezzanine loan is advanced, and (ii) the DSCR of the properties subject to the lien of the mortgage is less than 1.63x.

(3)   Historical NOI figures for the Colony III Portfolio have been omitted as the data fail to accurately reflect a full year of operating income for each of the underwritten mortgaged assets.

(4)   JPMCB underwrote market rents and 21% vacancy for tenants paying rents, but not in occupancy at the property.

(5)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                    59 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                              COLONY III PORTFOLIO
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                              OFFICE & INDUSTRIAL PROPERTY SUMMARY

                                                      YEAR BUILT/
                                                         YEAR         SQUARE
        PROPERTY NAME                 LOCATION         RENOVATED       FEET     OCCUPANCY         LEAD TENANTS          % OF GLA
---------------------------------------------------------------------------------------------------------------------------------

COPLEY CORPORATE CENTER          San Diego, CA           2001         120,483     100.0%    HSBC Auto Finance, Inc.        66.6%
MEMPHIS DISTRIBUTION CENTER      Memphis, TN           1996/1998      888,942      96.2%    Freightliner Corporation       38.4%
ST. LOUIS INDUSTRIAL PORTFOLIO   Hazelwood, MO         1977/1998      492,090      91.1%    Iron Mountain                  36.7%
155 PFINGSTEN                    Deerfield, IL         1987/2002      117,069      97.1%    NCH                            47.4%
WOODLAND ROSE                    Des Plaines, IL         1989         191,146     100.0%    Jacobs Healthcare Systems      25.1%
MCKESSON FACILITY                Carol Stream, IL        1967         314,574     100.0%    McKesson                      100.0%
FLOTILLA                         Commerce, CA          1954/2004      171,388     100.0%    American De Rosa Lamp          87.5%
4550 SPRING VALLEY ROAD          Farmers Branch, TX    1972/2000      214,110     100.0%    Source, Inc.                  100.0%
PERIMETER PARK                   Shawnee, KS             1999         110,511     100.0%    Maverick Paper                 64.7%
10351 HOME ROAD                  Frisco, TX              1978          86,400     100.0%    BMCW Southcentral L.P         100.0%
815 SOUTH COPPELL ROAD           Coppell, TX           1975/1993       78,750     100.0%    Serpro                        100.0%
13524 WELCH ROAD                 Farmers Branch, TX    1977/2005       74,000     100.0%    RMax                          100.0%
1130 WEST JACKSON                Carrollton, TX        1976/2000       54,095     100.0%    Texas Freightways             100.0%
4600 SIMONTON ROAD               Farmers Branch, TX    1970/2005       40,000     100.0%    Airborne Express, Inc         100.0%
SLAWIN COURT                     Mt. Prospect, IL      1986/2005       36,737       0.0%                                  100.0%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                              2,990,295
---------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                 SUMMARY OF LOAN TERMS

                                       INTEREST   AMORTIZATION              MATURITY                          ALLOCATED
           PROPERTY NAME                 RATE         TYPE        TERM(1)     DATE      CALL PROTECTION      LOAN AMOUNT
-------------------------------------------------------------------------------------------------------------------------

COPLEY CORPORATE CENTER                6.01300%   Interest-only      96     09/01/14   L(24),Def(68),O(4)   $ 24,000,000
MEMPHIS DISTRIBUTION CENTER            6.01300%   Interest-only      72     09/01/12   L(24),Def(44),O(4)     18,000,000
NORTH DALLAS INDUSTRIAL PORTFOLIO(2)   6.01300%   Interest-only      72     09/01/12   L(24),Def(44),O(4)     14,100,000
ST. LOUIS INDUSTRIAL PORTFOLIO         6.01300%   Interest-only      96     09/01/14   L(24),Def(68),O(4)     14,040,000
155 PFINGSTEN ROAD                     6.01300%   Interest-only      60     09/01/11   L(24),Def(32),O(4)     12,150,000
WOODLAND ROSE                          6.01300%   Interest-only      72     09/01/12   L(24),Def(44),O(4)     10,410,000
MCKESSON FACILITY                      6.01300%   Interest-only      72     09/01/12   L(24),Def(44),O(4)     10,200,000
FLOTILLA                               6.01300%   Interest-only      96     09/01/14   L(24),Def(68),O(4)      7,234,000
PERIMETER PARK                         6.01300%   Interest-only      72     09/01/12   L(24),Def(44),O(4)      3,480,000
13524 WELCH ROAD                       6.01300%   Interest-only      60     09/01/11   L(24),Def(32),O(4)      2,100,000
SLAWIN COURT                           6.01300%   Interest-only      72     09/01/12   L(24),Def(44),O(4)        990,000
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                                                      $116,704,000
-------------------------------------------------------------------------------------------------------------------------

(1)   The Colony III Loan consists of three notes (maturing in 5, 6 and 8 years respectively) subject to one loan agreement. The 5 year note is secured by two groups of mortgaged assets totaling $14,250,000 (12.2% of the loan balance), the 6 year note is secured by six groups of mortgaged assets totaling $57,180,000 (49.0% of the loan balance), and the 8 year note is secured by three groups of mortgaged assets totaling $45,274,000 (38.8% of the loan balance).

(2)   The North Dallas Industrial Portfolio is comprised of five industrial-flex properties (4550 Spring Valley Road, 1130 West Jackson Road, 10351 Home
      Road, 815 South Coppell Road, 4600 Simonton Road) totaling 473,355 square feet.

                                    60 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                              COLONY III PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The Colony III Portfolio is secured by the fee interest in three industrial portfolios (consisting of 11 properties), six industrial properties and two office properties. The mortgaged properties are located in Texas,
Illinois, California, Kansas, Missouri and Tennessee. The mortgage loan is governed by a single loan agreement consisting of 11 groups of mortgaged assets, which represents 19 separate properties. Each of the 11 groups of mortgaged assets collateralizes one of three notes with varying maturity dates, and prepayment lockout periods.

THE BORROWER. The borrowing entity, CRP Holdings B, L.P., CRP Holdings B-TX L.P.
is controlled by Colony Realty Partners, L.P., a newly formed special purpose entity, sponsored by Colony Realty Partners, L.P, focused on core-enhanced/value added real estate opportunities. The key principal, Colony Capital, has investments in assets with a value of $15.6 billion and has been in operation since 1991. Colony Capital manages six other real estate funds.

RELEASE. The Colony III Portfolio loan permits the release of one or more of the mortgaged properties by means of partial release upon the satisfaction of certain terms and conditions, including but not limited to: (i) the payment of
107.5% of the allocated loan amount (except in the case of 4 groups of mortgaged assets which may be released at 105% of the allocated loan amount) of such portions to be released and (ii) the satisfaction of certain debt service coverage ratio tests with respect to the mortgaged properties remaining after execution of the partial release.

SUBSTITUTION. The borrower may obtain a release of an individual mortgaged property by substituting another property of similar quality as collateral during the term of the mortgage loan, subject to certain conditions, including but not limited to: (i) no event of default exists; (ii) the aggregate appraised value of all mortgaged properties to be released shall not exceed 50% of the original value of the mortgaged properties; (iii) any substitution representing greater than 35% of the aggregate appraised value shall receive confirmation from the rating agencies that such substitution will not result in a downgrade or withdrawal of the rating of the underlying securities; (iv) the fair market value of the substitute property is not less than 100% of the fair market value of the mortgaged property being released, and (v) the satisfaction of certain debt service coverage tests.

THE PROPERTIES. The Colony III Portfolio consists of eleven groups of mortgaged assets comprising seventeen industrial properties (approximately 2,752,743 square feet) and two office properties (approximately 237,552 square feet). Five of the industrial properties in the Colony III Portfolio (approximately 473,355 square feet) comprise the North Dallas Industrial Portfolio.

NORTH DALLAS INDUSTRIAL PORTFOLIO.

The North Dallas Industrial Portfolio is comprised of five industrial-flex properties (4550 Spring Valley Road, 1130 West Jackson Road, 10351 Home Road,
815 South Coppell Road, 4600 Simonton Road) totaling 473,355 square feet, located in the Dallas - Fort Worth - Arlington MSA. The buildings were constructed between 1970 and 1978 and are currently 100.0% occupied by the following major tenants: Source Inc. (occupies approximately 214,110 square feet, paying rent of $4.00 per square foot, expiring in 2010), BMCW Southcentral
L.P. (occupies approximately 86,400 square feet, paying rent of $3.25 per square foot, expiring in 2010). The buildings are concentrated within 28 miles of downtown Dallas and provide access to the area's transportation infrastructure including interstates, highways and Dallas' air and rail transportation hubs.

PERIMETER PARK

The Perimeter Park property consists of a 1-building, 1-story multi-tenant light manufacturing industrial-flex facility containing 110,511 square feet of net rentable area (13% of which consists of office build-out) located in Shawnee,
Kansas. The property is approximately 100.0% occupied by 2 tenants paying an average rent of $4.57 per square foot on a triple net basis (NNN). The building was constructed in 1999.

MCKESSON FACILITY

McKesson Facility consists of a 1-building, 2-story single tenant industrial-flex facility containing 314,574 square feet of net rentable area
(8.1% of which consists of office build-out) located in Carol Stream, Illinois.
The property is 100.0% occupied by Mckesson Industrial, who is paying an average rent of $4.10 per square foot NNN on a lease that matures in December 2009. The building was constructed in 1967.

FLOTILLA

Flotilla consists of a 1-building, 1-story industrial-flex facility containing
171,388 square feet of net rentable area (2.4% of which consists of office build out) located in Commerce, CA. The property is 100.0% occupied by two tenants,
American De Rosa Lamp and PCI Industries. The tenants are paying an average rent of $4.57 per square foot NNN on leases that mature in 2011 and 2016 respectively. The building was constructed in 1954 and offers 16' clear ceiling height, 24 dock-high truck loading positions, and access to interstate highway
5.

MEMPHIS DISTRIBUTION CENTER

The Memphis Distribution Center consists of three 1-story industrial-flex buildings containing 888,942 square feet (3.7% of which consist of office build-out) located in Memphis, Tennessee. The properties were constructed between 1996 and 1998 and are approximately 96.2% occupied with average rent of approximately $2.58 per square foot on a triple-net basis. The facility is located on the South East side of Memphis less than 2 miles from the Bill Morris
Parkway, 3 miles from I-240 and less than 6 miles from the Memphis International
Airport.

                                    61 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                              COLONY III PORTFOLIO
--------------------------------------------------------------------------------

13524 WELCH ROAD

13524 Welch Road consists of a 1-building, 1-story single tenant warehouse industrial facility containing 74,000 square feet of net rentable area, built in
1977, located in Farmers Ranch, Texas. The property is 100.0% occupied by RMax, who paying an average rent of $4.50 per square foot NNN on a lease that matures in June 2012.

WOODLAND ROSE

Woodland Rose consists of a 1-building, 1-story multi-tenant warehouse and manufacturing facility containing 191,146 square feet of net rentable area located in Mount Prospect, Illinois. The property is 100.0% leased to 11 tenants paying an average rent of $6.82 per square foot on a modified gross basis. The property is visible from the Northwest Highway (I-90), and is located a half-mile north of Chicago O'Hare International Airport. The building was constructed in 1989 and offers 18' clear ceiling height, 6 docks, 15 drive-in doors, and 481 parking spaces. There are two billboards located at the property, both of which are leased to Clear Channel (rated BBB- by S&P) through November
2024. The billboards bring in annual rent of $109,778, and rent is increased by
3% per annum.

ST. LOUIS INDUSTRIAL PORTFOLIO

St. Louis Industrial Portfolio consists of three 1-story warehouse industrial facilities containing 492,090 square feet located in Hazelwood, Missouri, located in the northern part of St. Louis. The properties were constructed 1977 and 1998 and are approximately 91.1% occupied with average rent of approximately
$4.10 per square feet on a triple-net basis. The property is located along
I-270, less than one mile northwest from the St. Louis International Airport.

155 PFINGSTEN ROAD

155 Pfingsten consists of a 3-story Class A office building containing approximately 117,069 square feet of net rentable area located in Deerfield,
Illinois, a northern suburb of Chicago. The property was constructed in 1987 and is approximately 97.1% occupied by eleven tenants with average rent of approximately $15.18 per square foot NNN.

COPLEY CORPORATE CENTER

Copley Corporate Center consists of a 3-story Class B office building containing approximately 120,483 square feet of net rentable area located in San Diego,
California. The property was constructed in 2001 and is 100.0% leased to four tenants with average rent of approximately $20.37 per square foot NNN.

SLAWIN COURT

Slawin Court consists of a 1-building, 1-story single tenant industrial-flex facility containing 36,737 square feet of net rentable area (36.2% of which consists of office build-out) located in Mount Prospect, Illinois. Heidelburg
USA Inc., who occupied 100.0% of the space, vacated in June, 2006. The property is currently dark but the tenant is paying rent. Heidelburg's lease, with rent of $7.62 per square foot NNN matures in September, 2006. The building was constructed in 1986.

THE MARKETS(1). The Colony III Portfolio contains 19 individual properties located within seven regional markets. 10 properties are concentrated within the
Chicago and Dallas Industrial and Office Markets, and the remaining 9 properties are located within five other markets spread across four states. Each property and its respective market are summarized in the table below.

CHICAGO MSA (4 PROPERTIES)

Four of the portfolio assets comprising approximately 659,526 square feet, or approximately 22.0% of the net rentable area are located in or around the greater Chicago MSA. The Chicago office market contains over 98 million square feet of Suburban office space with an overall vacancy rate of 18.0%, and an average rental rate between $6.50 and $18.00 per square foot. The Chicago industrial market contains approximately 1.0 billion square feet of industrial space with an overall vacancy of 8.7%. Each of these markets is among the three largest in the nation partially due to Chicago's extensive transportation network and position as the nation's third largest economic center.

DALLAS -- FORT WORTH -- ARLINGTON MSA (6 PROPERTIES)

Six of the portfolio assets comprising approximately 547,335 square feet, or approximately 18.3% of the net rentable area are located in or around the greater Dallas -- Fort Worth -- Arlington MSA. The Dallas industrial market is among the nations largest, due to its central location and excellent transportation network. The market contains over 363 million square feet of industrial space with an overall vacancy rate of 11.5%, and an average rental rates between $2.84 and $4.86 per square foot. During 2005 the market saw decreases in vacancy for the second straight year, and some strengthening of market rental rates.

(1)   Certain information was obtained from the Copley Corporate Center, Memphis
      Distribution Center, 4550 Spring Valley Road, 1130 West Jackson Road,
      10351 Home Road, 815 South Coppell Road, 4600 Simonton Road, St. Louis
      Industrial Portfolio, 155 Pfingsten Road, Woodland Rose, McKesson
      Facility, Flotilla, Perimeter Park, 13524 Welch Road, and Slawin Court
      appraisals dated between 05/11/06 and 06/01/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    62 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                              COLONY III PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                           MARKET SUMMARY

                                                          OCCUPANCY               RENT (PSF)
                                                      -----------------   ----------------------------
PROPERTY NAME                    LOCATION             PROPERTY   MARKET   PROPERTY        MARKET
------------------------------------------------------------------------------------------------------

COPLEY CORPORATE CENTER(1)       San Diego, CA          100.0%    93.4%    $20.37         $22.68
MEMPHIS DISTRIBUTION CENTER      Memphis, TN             96.2%    84.8%    $ 2.58         $2.79
ST. LOUIS INDUSTRIAL PORTFOLIO   Hazelwood, MO           91.1%    93.1%    $ 4.90         $5.01
155 PFINGSTEN(1)                 Deerfield, IL           97.1%    84.9%    $15.18    $14.00 - $17.00
WOODLAND ROSE                    Des Plaines, IL        100.0%    91.8%    $ 6.82     $3.75 - $6.25
MCKESSON FACILITY                Carol Stream, IL       100.0%    88.4%    $ 4.10     $4.00 - $6.50
FLOTILLA                         Commerce, CA           100.0%    95.5%    $ 4.57         $7.44
SLAWIN COURT                     Mount Prospect. IL       0.0%    91.6%    $ 7.62     $4.10 - $5.70
PERIMETER PARK                   Shawnee, KS            100.0%    90.4%    $ 4.57         $4.32
13524 WELCH ROAD                 Farmers Branch, TX     100.0%    90.7%    $ 4.50         $3.38
815 SOUTH COPPELL ROAD           Coppell, TX            100.0%    92.5%    $ 3.30         $4.10
10351 HOME ROAD                  Frisco, TX             100.0%    75.4%    $ 3.25         $3.70
4550 SPRING VALLEY ROAD          Farmers Branch, TX     100.0%    90.7%    $ 4.00         $3.38
1130 WEST JACKSON                Carrolton, TX          100.0%    90.7%    $ 3.25         $3.38
4600 SIMONTON ROAD               Farmers Branch, TX     100.0%    90.7%    $ 4.50         $3.38
------------------------------------------------------------------------------------------------------

(1)   Market Rent per square foot reflects the market rental rate for an office property

PROPERTY MANAGEMENT.

Block & Company, Inc. -- The Perimeter Park and St. Louis Industrial Portfolio
assets are managed by Block & Company, Inc. Block & Company was founded in 1946 by Allen and James Block. Block & Company, Inc. has provided property management, leasing, and development services throughout the Midwest for 60 years.

CB Richard Ellis ("CBRE") -- The North Dallas Industrial Portfolio, Welch Road,
and Memphis Distribution center assets are managed by CB Richard Ellis. CBRE is the world's largest full service real estate company, offering brokerage, appraisal, management and other services in 58 countries worldwide. CBRE manages a real estate portfolio consisting of over 1.06 billion square feet in major metropolitan areas globally.

Charles Dunn Real Estate Services, Inc. ("Charles Dunn") -- The Flotilla asset is managed by Charles Dunn Real Estate. Charles Dunn was founded in 1924, and today manages over 24 million square feet of real estate in the Western United
States.

Colliers International Real Estate Management Services, LLC ("Colliers") -- The
McKesson Facility, and Slawin Court assets are managed by Colliers International
Management. Colliers represents an affiliation of independent real estate services companies, and offers management services in nearly 100 locations throughout the United States.

Lincoln Property Company Commercial, Inc. ("LPCC") -- The 155 Pfingsten asset is managed by Lincoln Property Company. LPCC was founded in 1965 and manages a portfolio of commercial properties primarily concentrated in the Southwestern
United States.

Rose Real Estate Services Inc. ("RRE") -- The Woodland Rose asset is managed by
Rose Real Estate Services, Inc. RRE is a family owned real estate services company that focuses on the development and operation of commercial real estate throughout Chicago.

Trammell Crow Services, Inc. ("Trammell Crow") -- The Copley Corporate Center
asset is managed by Trammell Crow Company. Through its Global Services Group
Trammell Crow provides building management, brokerage, and project management services.

                                    63 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                              COLONY III PORTFOLIO
--------------------------------------------------------------------------------

                          [MAP OF COLONY III PORTFOLIO]

                                    64 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    65 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               CNL/WELSH PORTFOLIO
--------------------------------------------------------------------------------

                         [PHOTOS OF CNL/WELSH PORTFOLIO]

                                    66 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               CNL/WELSH PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):                   $110,200,000
CUT-OFF DATE PRINCIPAL BALANCE(1):               $110,200,000
% OF POOL BY IPB:                                3.6%
LOAN SELLER:                                     JPMorgan Chase Bank N.A.
BORROWER:                                        Welsh ADS IN, LLC, Welsh ADS
                                                 NC, LLC, Welsh Core OH,
                                                 LLC, Welsh Fingerhut MN,
                                                 LLC, Welsh GMR WI, LLC,
                                                 Welsh HK WI, LLC, Welsh
                                                 Jenkins AL, LLC, Welsh
                                                 Leedsworld PA, LLC,
                                                 Welsh Midland WI, LLC,
                                                 Welsh Navarre MN, LLC,
                                                 Wesh Olsen IA, LLC,
                                                 Welsh Riviera MI, LLC,
                                                 and Welsh Superstock FL,
                                                 LLC
SPONSOR:                                         Doyle Security Fund LLC and
                                                 CNL Financial Group, Inc.
ORIGINATION DATE:                                06/15/06
INTEREST RATE:                                   6.18430%
INTEREST-ONLY PERIOD:                            60 months
MATURITY DATE:                                   07/07/16
AMORTIZATION TYPE:                               Balloon
ORIGINAL AMORTIZATION:                           360 months
REMAINING AMORTIZATION:                          360 months
CALL PROTECTION:                                 L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:                         No
LOCK BOX:                                        Cash Management Agreement
ADDITIONAL DEBT(1):                              $27,600,000
ADDITIONAL DEBT TYPE:                            Mezzanine Loan
LOAN PURPOSE:                                    Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                      INITIAL          MONTHLY
                                                 -------------------------------
TAXES:                                                      $0               $0
INSURANCE:                                                  $0               $0
CAPEX:                                                      $0               $0
TI/LC:                                                $708,000          $41,667
ENVIRONMENTAL:                                        $370,000               $0
ENGINEERING:                                           $23,875               $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                          Portfolio
TITLE:                                           Fee
PROPERTY TYPE:                                   Various
SQUARE FOOTAGE:                                  2,377,440
LOCATION:                                        Various
YEAR BUILT/RENOVATED:                            Various
OCCUPANCY:                                       100.0%
OCCUPANCY DATE:                                  Various
NUMBER OF TENANTS:                               13
HISTORICAL NOI:
 2005:                                           $9,825,835
 TTM AS OF VARIOUS:                              $10,168,566
UW REVENUES:                                     $11,136,902
UW EXPENSES:                                     $222,738
UW NOI:                                          $10,914,164
UW NET CASH FLOW:                                $10,094,101
APPRAISED VALUE:                                 $143,390,000
APPRAISAL DATE:                                  Various

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                            $46
CUT-OFF DATE LTV:                                76.9%
MATURITY DATE LTV:                               72.1%
UW DSCR:                                         1.25x

--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                  TENANT SUMMARY

                                       RATINGS                      % OF                              LEASE
TENANT NAME                        MOODY'S/ S&P(2)  TOTAL SF      TOTAL SF    BASE RENT PSF      EXPIRATION YEAR
-----------------------------------------------------------------------------------------------------------------

FINGERHUT DISTRIBUTION FACILITY                      914,315        38.5%         $2.25                2014
JENKINS MANUFACTURING COMPANY                        203,496         8.6%         $2.76                2020
RIVIERA TOOL COMPANY                                 176,607         7.4%         $5.62                2018
-----------------------------------------------------------------------------------------------------------------

(1)   In addition to the $110.2 million senior loan, an additional $27.6 million bridge loan exists, with an initial term of 2 years with three successive
      1-year extension options. Interest rate increases for additional debt will be as follows: LIBOR plus 3% until July 7, 2008; LIBOR plus 4.5% until
      July 7, 2009; LIBOR plus 6% until July 7, 2010; and LIBOR plus 6% until
      July 7, 2011. The loan becomes full recourse at maturity.

(2)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                    67 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               CNL/WELSH PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         PROPERTY SUMMARY

                                               YEAR BUILT                                                               ALLOCATED
                                                 / YEAR      SQUARE                                                        LOAN
PROPERTY NAME                   LOCATION       RENOVATED      FEET    OCCUPANCY         TOP TENANTS         % OF GLA      AMOUNT
------------------------------------------------------------------------------------------------------------------------------------

FINGERHUT DISTRIBUTION
  FACILITY                 St. Cloud, MN       1989/1994     914,315    100.0%   Fingerhut                    38.5%    $ 16,700,000
LEEDSWORLD                 New Kensington, PA  1998/2000     159,785    100.0%   Leedsworld, Inc               6.7%      13,525,000
GMR MARKETING              New Berlin, WI      2001           74,000    100.0%   GMR Marketing                 3.1%      11,650,000
HK SYSTEMS                 New Berlin, WI      1985           86,204    100.0%   HK Systems                    3.6%      11,250,000
SUPERSTOCK                 Jacksonville, FL    1993           72,486    100.0%   SuperStock                    3.1%       8,450,000
NAVARRE CORPORATION        New Hope, MN        2003          115,286    100.0%   Navarre Corporation           4.9%       7,425,000
RIVIERA TOOL COMPANY       Grand Rapids, MI    1989          176,607    100.0%   Riviera Tool Company          7.4%       6,750,000
MIDLAND CONTAINERS         Franksville, WI     1997          136,000    100.0%   Midland Container Corp.       5.7%       6,550,000
ADS LOGISTICS -- IN        Hammond, IN         1997/1999     102,475    100.0%   ADS Logistics                 4.3%       6,350,000
JENKINS MANUFACTURING CO.  Anniston, AL        1976/2000     203,496    100.0%   Jenkins Manufacturing Co.     8.6%       6,000,000
OLSEN ENGINEERING LLC      Eldridge, IA        1972/2001     131,550    100.0%   Olsen Engineering L.P.        5.5%       5,700,000
CORE SYSTEMS               Painesville, OH     2001           98,592    100.0%   Core Systems, LLC             4.2%       5,150,000
ADS LOGISTICS -- NC        Mecklenburg, NC     1997          106,644    100.0%   ADS Logistics                 4.5%       4,700,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                     2,377,440                                         100.0%    $110,200,000
------------------------------------------------------------------------------------------------------------------------------------

THE LOAN. The CNL/Welsh Portfolio mortgage loan is secured by a first lien mortgage in a fee interest in 13 industrial-flex properties consisting of approximately 2,377,440 total square feet located in Alabama, Florida, Indiana,
Iowa, Michigan, Minnesota, North Carolina, Ohio, Pennsylvania, and Wisconsin.

In addition the property secures $27,600,000 of mezzanine financing.

THE BORROWER. The borrowing entity is Welsh ADS IN, LLC, Welsh ADS NC, LLC,
Welsh Core OH, LLC, Welsh Fingerhut MN, LLC, Welsh GMR WI, LLC, Welsh HK WI,
LLC, Welsh Jenkins AL, LLC, Welsh Leedsworld PA, LLC, Welsh Midland WI, LLC,
Welsh Navarre MN, LLC, Wesh Olsen IA, LLC, Welsh Riviera MI, LLC, and Welsh
Superstock FL, LLC. The borrowing entity is a special purpose entity 95% owned by CNL Financial Group, and 5% owned by Welch Companies. CNL has acquired its interest in the entity with a plan to syndicate its stake while maintaining a controlling position in the operation of the properties.

CNL Financial Group is among the largest privately held real estate investment companies in the nation, and holds a portfolio of over $17.0 billion of real estate assets. Welsh Companies is one of the Midwest's largest commercial property management companies with over 24 million square feet of industrial and office space under management.

THE PROPERTIES.

Fingerhut -- MN

The Fingerhut property is a 914,315 square foot warehouse situated on approximately 92-acre parcel of land located in St.Cloud, MN. The subject has 99 docks, 775 parking spots, 4 drive in doors and is currently 100% occupied. The building was constructed in 1989 and was most recently renovated in 1994. The property is under a ground lease until January 2014 and has 15-year renewal option. This property serves as Fingerhut's primary distribution center.
Fingerhut, started in 1948, is a discount retail store offering household goods, apparel, electronics, and specialty items through the internet and mail-order catalogues. Fingerhut's revenue in 2005 totaled over $205 million. The property is located within 2 miles of State Route 15 which provides access to the Twin
Cities area. Additionally, I-94 offers regional access and is located 7 miles south of the property. The property also benefits from its location 6 miles west of the St. Cloud Regional Airport and 80 miles from the Minneapolis/St. Paul
International Airport.

Leedsworld -- PA

Leedsworld is a 159,785 square foot warehouse situated on approximately
11.8-acre parcel of land located in New Kensington, PA. The subject has 4 docks,
245 parking spots, 1 drive in door and is currently 100% occupied. The building was constructed in 1998 and was most recently renovated in 2000. The property is under a ground lease until July 2020. This property serves as the headquarters for Leedsworld, which is a leading provider of promotional products. Leedsworld generates approximately $250 million in sales annually, and their closest competition is located in Chicago. The property is located near PA Routes 780,
380, 66 and the PA turnpike, approximately 25 miles northeast of the Pittsburgh
CBD.

                                    68 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               CNL/WELSH PORTFOLIO
--------------------------------------------------------------------------------

GMR Marketing -- WI

GMR is a 74,000 square foot Class A suburban office property situated on approximately 7 acres of land located in New Berlin, WI. The property has 365 parking spaces, 100% occupancy and was constructed in 2001. The property is leased through May 2016 and has 2 5-year renewal options. This location serves as company headquarters. During its 21 years of operation, GMR has developed a client base that includes McDonald's, Miller Brewing Co., Visa, Microsoft and many more. GMR reported annual sales of $83 million and is a wholly-owned subsidiary of Omnicom, one of the largest integrated advertising firms in the world. Omnicom has over $14.8 billion in assets and total revenues of $10.5 billion in 2005. The property benefits from its proximity to General Mitchell
International Airport which is accessible through the bus service that runs through the subject's area.

HK Systems -- WI

HK Systems is an 86,204 square foot Class A suburban office property situated on approximately 6.5 acres of land located in New Berlin, WI. The property has 323 parking spaces, 100% occupancy and was constructed in 1985. The property is leased through October 2014 and has 2 5-year renewal options. HK Systems makes material handling systems including automated guided vehicles, conveyors, palletizers, storage and retrieval machinery, and sortation equipment to manage warehouse items. It also provides customer support, consulting, aftermarket, and outsourcing services to maintain its systems. The property is located about 15 miles southwest of the Milwaukee CBD. This area located near the Interstate
Highway system, the local bus service, and the General Mitchell International
Airport.

SuperStock -- FL

SuperStock is a 72,486 square foot Class B suburban office property situated on approximately 4.9 acres of land located in Jacksonville, FL. The property has
200 parking spaces, 100% occupancy and was constructed in 1993. The property is leased through June 2024 and has 2 5-year renewal options. SuperStock, founded in 1973, maintains its headquarters at the property. SuperStock represents thousands of photographers, artists, archives, museums, and special collections from around the world. SuperStock has over a million images available for commercial reproduction and is known for its wide variety of cutting-edge images. The property is located approximately 25 miles south of the Jackson
International Airport and has convenient access to routes I-95 and I-295.

Navarre Corporation -- MN

Navarre Corporation is a 115,286 square foot industrial warehouse situated on approximately 5.6 acres of land located in New Hope, MN. The property has 137 parking spaces, 12 docks, 1 drive in door, 100% occupancy and was constructed in
2003. The property is leased through June 2019 and has 2 5-year renewal options.
Navarre Corporation distributes PC software, music, and DVDs to more than 500 retailers and wholesalers in North America. The subject is located on the Metro
Transit bus line, providing transportation for workers to the facility and 30 minutes from the Minneapolis/St. Paul International Airport.

Riviera Tool Company -- MI

The Riviera Tool Company is a 176,607 square foot industrial property situated on approximately 17.1 acres of land located in Grand Rapids, MI. The property has 339 parking spaces, 3 docks, 5 drive in doors, 100% occupancy and was constructed in 1989. The property is leased through October 2018 and has 1
10-year renewal option. Founded in 1967, Riviera is a leader in the design and manufacturing of large-scale, complex stamping die systems used to form sheet metal parts. The company caters primarily to the automotive and trucking industry with clients including DaimlerChrysler, Mercedes Benz, Ford Motor Co.,
GM, BMW, and others. The property is located 9 miles away from the central business district ("CBD") and less than 1 mile away from the Gerald R. Ford
International Airport.

Midland Containers -- WI

Midland Containers is a 136,000 square foot industrial warehouse situated on approximately 22.2 acres of land located in Franksville, WI. The property has
100 parking spaces, 17 docks, 1 drive in door, 100% occupancy and was constructed in 1997. The property is leased through December 2019. This location serves as the headquarters for Midland Container Corp. which is a producer of value-added corrugated packaging and display products for customers in an array of industries including industrial, consumer, food and beverage. The property is located near I-94 which provides access to Milwaukee and Chicago.

                                    69 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               CNL/WELSH PORTFOLIO
--------------------------------------------------------------------------------

ADS Logistics -- IN

ADS Logistics is a 141,086 square foot industrial warehouse situated on approximately 6.7 acres of land located in Hammond, IN. The property has 23 parking spaces, approximately 5 drive in loading docks and 100 % occupancy. The building was constructed in 1997 and was most recently renovated in 1999. The property is leased through August 2022 and has 2 5-year renewal options. ADS
Logistics provides fully integrated distribution services to the US metals industry and operating throughout the contiguous 48 states. The proximity to the interstate expressway and large steel manufacturers make the area attractive for steel service, material handling, steel fabrication and metal recycling land users.

Jenkins Manufacturing Company -- AL

The Jenkins Manufacturing Company is a 203,496 square foot industrial warehouse situated on approximately 10.7 acres of land. The subject has 178 parking spaces and 100% occupancy. The building was constructed in 1976 and most recently renovated in 2000. The property is leased through September 2020 and has 2
5-year renewal options. Jenkins is known as Monarch Doors and Windows since it was purchased at the end of 2005 by Morris Capital. The subject property is the company's headquarters and is its only location. The property benefits from convenient interstate access.

Olsen Engineering LLC -- IA

Olsen Engineering LLC is a 136,350 square foot industrial warehouse situated on approximately 9.5 acres of land located in Eldridge, IA. The property has 208 parking spaces, 6 docks and 100% occupancy. The building was constructed in 1972 and most recently renovated in 2001. The property is leased through July 2019 and has 2 5-year renewal options. Founded in 1972, Olsen Engineering is a privately held company that manufacturers steel parts for agricultural, construction, and forestry industries. This property serves as company headquarters. Olsen's largest client is John Deere Company. The property is situated with access to several major expressways.

Core Systems -- OH

Core Systems is a 98,592 square foot property situated on approximately 11.1 acres of land located in Painesville, OH. The property has 155 parking spaces,
100% occupancy and was constructed in 2001. The property is leased through April
2016 and has 2 5-year options. Core Systems LLC is a leading injection molding company that is based in Painesville, OH. The company has been in existence for over 50 years and currently operates three ISO 9002 certified plants. Core
Systems' customer base includes, among others, Volvo Trucks, Honda, BMW, and
Bosch-Siemens. The property is located inside of an industrial park, which currently has one additional building.

ADS Logistics -- NC

ADS Logistics is a 106,644 square foot property situated on approximately 10.5 acres of land located in Mecklenburg, NC. The property has 25 parking spaces,100
% occupancy and was constructed in 1997. The property is under a ground lease until August 2022 and has 2, 5 year renewal options. ADS Logistics provides fully integrated distribution services to the US metals industry and operating throughout the contiguous 48 states.

                                    70 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               CNL/WELSH PORTFOLIO
--------------------------------------------------------------------------------

THE MARKET(1).

The CNL/Welsh Portfolio contains 13 individual properties located within ten regional markets. Two of the properties are concentrated within the Minnesota industrial and office Markets, three of the properties are concentrated within the Wisconsin industrial and office market, and the remaining eight properties are located within eight other markets spread across eight states. Each property and its respective market are summarized in the table below.

-------------------------------------------------------------------------------------------------------
                                           MARKET SUMMARY(2)

                                                           OCCUPANCY                RENT (PSF)
                                                      --------------------   --------------------------
PROPERTY NAME                         LOCATION        PROPERTY    MARKET     PROPERTY       MARKET
-------------------------------------------------------------------------------------------------------

FINGERHUT                        St. Cloud, MN         100.00%   85% - 95%    $ 2.25    $3.50 - $4.50
LEEDSWORLD                       New Kensington, PA    100.00%     82.2%      $ 7.66        $9.40
GMR MARKETING                    New Berlin, WI        100.00%     85.8%      $14.52        $19.12
HK SYSTEMS                       New Berlin, WI        100.00%     85.8%      $12.09        $19.12
SUPERSTOCK                       Jacksonville, FL      100.00%     83.1%      $10.55        $16.57
NAVARRE CORPORATION              New Hope, MN          100.00%     88.9%      $ 5.88        $5.30
RIVIERA TOOL COMPANY             Grand Rapids, MI      100.00%     76.9%      $ 5.62    $2.50 - $6.00
MIDLAND CONTAINERS               Franksville, WI       100.00%     92.9%      $ 4.50    $3.50 - $5.50
ADS LOGISTICS -- IN              Hammond, IN           100.00%     85.0%      $ 5.80    $2.95 - $10.56
JENKINS MANUFACTURING COMPANY    Anniston, AL          100.00%   80% - 85%    $ 2.76    $1.25 - $3.50
OLSEN ENGINEERING LLC            Eldridge, IA          100.00%   75% - 80%    $ 4.36    $1.50 - $5.00
CORE SYSTEMS                     Painesville, OH       100.00%     91.0%      $ 9.65        $4.14
ADS LOGISTICS -- NC(3)           Charlotte, NC         100.00%     84.6%      $ 5.12        $4.25
-------------------------------------------------------------------------------------------------------

(1)   Certain information was obtained from the Fingerhut Distribution Facility,
      Leedsworld, GMR Marketing, HK Systems, SuperStock, Navarre Corporation,
      Riviera Tool Company, Midland Containers, ADS Logistics -- MN, Jenkins
      Manufacturing Company, Olsen Engineering, Core Systems, and ADS Logistics
      -- NC appraisals dated between 05/11/06 and 06/01/06. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

(2)   Certain information was obtained from the Cushman & Wakefield appraisals dated May 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(3)   ADS Logistics occupies 106,644 square feet of space uniquely built for metal fabrication. Market rent reflects the average per square foot rent for comparable properties.

PROPERTY MANAGEMENT.

Welsh Companies will manage the portfolio and have a 5% equity interest. Welsh
Companies was founded in 1977 and is based in Minneapolis. Welsh Management currently manages industrial properties located throughout the Midwest totaling
24.2 million square feet and valued at $1.4 billion. Additional real estate services including architecture, brokerage, construction, development, and financing are provided by Welsh Companies.

                                    71 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               CNL/WELSH PORTFOLIO
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

                   NUMBER OF    SQUARE                            % OF BASE   CUMULATIVE    CUMULATIVE   CUMULATIVE  CUMULATIVE %
                    LEASES       FEET     % OF GLA   BASE RENT      RENT      SQUARE FEET    % OF GLA     BASE RENT  OF BASE RENT
      YEAR         EXPIRING    EXPIRING   EXPIRING   EXPIRING     EXPIRING     EXPIRING      EXPIRING     EXPIRING    EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

VACANT                NAP             0       0.0%          NAP       NAP             0          0.0%           NAP           NAP
2006 & MTM              0             0       0.0   $         0       0.0%            0          0.0%            $0          0.0%
2007                    0             0       0.0             0       0.0             0          0.0%            $0          0.0%
2008                    0             0       0.0             0       0.0             0          0.0%            $0          0.0%
2009                    0             0       0.0             0       0.0             0          0.0%            $0          0.0%
2010                    0             0       0.0             0       0.0             0          0.0%            $0          0.0%
2011                    0             0       0.0             0       0.0             0          0.0%            $0          0.0%
2012                    0             0       0.0             0       0.0             0          0.0%            $0          0.0%
2013                    0             0       0.0             0       0.0             0          0.0%            $0          0.0%
2014                    2     1,000,519      42.1     3,099,744      26.6     1,000,519         42.1%    $3,099,744         26.6%
2015                    0             0       0.0             0       0.0     1,000,519         42.1%    $3,099,744         26.6%
2016                    2       172,592       7.3     2,025,753      17.4     1,173,111         49.3%    $5,125,497         43.9%
AFTER                   9     1,204,329      50.7     6,546,449      56.1     2,377,440        100.0%   $11,671,946        100.0%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                  13     2,377,440     100.0   $11,671,946     100.0%
----------------------------------------------------------------------------------------------------------------------------------

                                    72 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               CNL/WELSH PORTFOLIO
--------------------------------------------------------------------------------

                          [MAP OF CNL/WELSH PORTFOLIO]

                                    73 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 FOOTHILLS MALL
--------------------------------------------------------------------------------

                           [PHOTOS OF FOOTHILLS MALL]

                                    74 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 FOOTHILLS MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                      $81,000,000
CUT-OFF DATE PRINCIPAL BALANCE:                  $81,000,000
% OF POOL BY IPB:                                2.6%
LOAN SELLER:                                     JPMorgan Chase Bank, N.A.
BORROWER:                                        FMP Kimco Foothills LLC
SPONSOR:                                         Feldman Equities Operating
                                                 Partnership, LP
ORIGINATION DATE:                                06/28/06
INTEREST RATE:                                   6.08050%
INTEREST-ONLY PERIOD:                            60 months
MATURITY DATE:                                   07/01/16
AMORTIZATION TYPE:                               Balloon
ORIGINAL AMORTIZATION:                           360 months
REMAINING AMORTIZATION:                          360 months
CALL PROTECTION:                                 L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:                         No
LOCK BOX:                                        Cash Management Agreement
ADDITIONAL DEBT:                                 No
ADDITIONAL DEBT TYPE:                            N/A
LOAN PURPOSE:                                    Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                      INITIAL          MONTHLY
                                                 -------------------------------
TAXES:                                                      $0               $0
INSURANCE:                                                  $0               $0
CAPEX:                                                      $0               $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                          Single Asset
TITLE:                                           Fee
PROPERTY TYPE:                                   Retail -- Anchored
SQUARE FOOTAGE:                                  501,514
LOCATION:                                        Tucson, AZ
YEAR BUILT/RENOVATED:                            1982 / 2004
OCCUPANCY:                                       98.5%
OCCUPANCY DATE:                                  05/01/06
NUMBER OF TENANTS:                               82
HISTORICAL NOI:
  2004:                                          $5,403,000
  2005(1):                                       $7,216,000
  TTM AS OF 03/31/06:                            $7,369,000
AVERAGE IN-LINE SALES/SF:                        $281
UW REVENUES:                                     $13,211,171
UW EXPENSES:                                     $6,186,993
UW NOI:                                          $7,024,178
UW NET CASH FLOW:                                $6,758,375
APPRAISED VALUE:                                 $115,000,000
APPRAISAL DATE:                                  05/19/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                            $162
CUT-OFF DATE LTV:                                70.4%
MATURITY LTV:                                    66.0%
UW DSCR:                                         1.15x
--------------------------------------------------------------------------------

(1)   During 2004 Feldman Mall Properties ("FMP") commenced $18.0 million of renovations at the property, including the conversion and expansion of the
      Loews Cineplex into a 15 screen stadium style theatre, and the construction of approximately 27,000 square feet of new inline tenant space. Lease up of the new space and the reopening of the Loews Cineplex accounts for approximately $1.8 million of 2005 NOI.

                                    75 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 FOOTHILLS MALL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT SUMMARY

                            RATINGS
                           MOODY'S/                                  ANNUAL BASE   ANNUAL BASE                LEASE EXPIRATION
     TENANT SUMMARY         S&P(1)       TOTAL SF    % OF TOTAL SF      RENT        RENT PSF      SALES PSF          YEAR
------------------------------------------------------------------------------------------------------------------------------

ANCHORS

LOEWS CINEPLEX               B/NR          77,284         15.4%       $1,179,354      $15.26       $131.14          2017
LINENS N' THINGS             B3/B          41,480          8.3           414,800      $10.00       $136.96          2013
BARNES & NOBLE                             40,472          8.1           353,321       $8.73       $215.66          2012
ROSS DRESS FOR LESS                        30,056          6.0           330,616      $11.00       $268.45          2008
SAKS OFF 5TH AVENUE          B2/B+         28,000          5.6           252,000       $9.00       $160.60          2011
                                          -------        -----        ----------
SUBTOTAL                                  217,292         43.3%       $2,530,090
TOP 10 TENANTS

AFNI INC.                                  20,357          4.1%         $311,666      $15.31         N/A            2010
NIKE FACTORY STORE           A2/A+         16,300          3.3           171,150      $10.50        $414            2007
OLD NAVY                   Baa3/BBB-       15,143          3.0           189,288      $12.50        $305            2015
FAMOUS FOOTWEAR              B1/BB         10,000          2.0           175,000      $17.50        $213            2013
DRESS BARN OUTLET                           9,397          1.9           159,749      $17.00         N/A            2007
E & J SHOE OUTLET                           8,627          1.7           103,524      $12.00         N/A            2007
PARTY AMERICA                               8,285          1.7           123,032      $14.85         N/A            2008
OLD PUEBLO GRILLE                           7,765          1.5           155,300      $20.00         N/A            2013
THUNDER CANYON BREWERY                      7,100          1.4           138,450      $19.50         N/A            2017
OUTBACK STEAKHOUSE                          7,000          1.4            55,000       $7.86         N/A            2008
                                          -------        -----        ----------
SUBTOTAL                                  109,974         21.9%       $1,582,158
INLINE: (0 TO 7,287 SF)                   166,913         33.3%       $3,312,642                     N/A
VACANT SQUARE FEET                          7,335          1.5%              NAP                     NAP
TOTAL                                     501,514        100.0%       $7,424,891
------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings are provided for the parent company of the entity in the "Tenant
      Name" field whether or not the parent company guarantees the lease.

THE LOAN. The Foothills Mall Loan is secured by a first lien mortgage in a fee interest in a 501,514 square foot anchored retail mall located in Tucson,
Arizona.

THE BORROWER. The borrowing entity is FMP Kimco Foothills, LLC, an SPE 25% owned by Feldman Mall Properties (NYSE:FMP). FMP holds a controlling interest in the
SPE and the remaining 75% is owned by Kimco Realty Corp, a Real Estate
Investment Trust ("REIT"). Kimco Realty Corp. owns and operates over 1,000 neighborhood and community shopping centers in 44 states as well as Canada,
Mexico, and Puerto Rico. FMP (also a REIT) is active in the acquisition, renovation and repositioning of retail shopping malls. As of 3/31/06, Kimco and
FMP reported total assets of $6.38 billion and $494.9 million, respectively.

THE SPONSOR. The sponsor is Feldman Equities Operating Partnership, LP ("FEOP").
FMP is the sole general partner and owner of approximately 87.0% of FEOP. The operating partnership directly or indirectly owns each asset acquired by FMP.
Feldman Mall Properties acquired its interest in the joint venture that acquired the Foothills Mall for approximately $54 million

THE PROPERTY. The Foothills Mall is a single level, enclosed shopping mall located in Tucson, Arizona containing approximately 501,514 square feet of retail space. The mall was built in 1982 and underwent substantial renovations in 2002 and 2004. The Foothills Mall is anchored by a Loews/AMC Cineplex, Linens
N' Things, Barnes and Noble, and Saks Off 5th Avenue. Other significant tenants include Ross Dress For Less, Nike Factory Store, and Old Navy. Although not part of the collateral, adjacent to the property is a newly constructed 210,000 square foot Wal-Mart Super Center.

The property is located in the northern portion of the Tucson MSA at the intersection of Ina Road and La Cholla Boulevard approximately 10 miles north of the downtown Tucson CBD. The property can be accessed via interstate 10 from the west and via state highway 77 from the east.

Since acquiring the property in 2002 Feldman Mall Properties has constructed five new pad sites at the property, and approximately 40,000 square feet of new inline and anchor tenant space. The 2004 renovation converted and expanded the
Loews Cineplex into a 15 stadium style theatre, and added approximately 27,000 square feet of inline tenant space. The mall is currently 98.5% occupied. In
April of 2002, Feldman Mall Properties acquired an interest in the joint venture that acquired the Foothills Mall for approximately $54 million.

                                    76 of 97

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AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 FOOTHILLS MALL
--------------------------------------------------------------------------------

SIGNIFICANT TENANTS.

Loews Cineplex (NYSE:AMC) -- Loews Cineplex occupies approximately 77,284 square feet, or 15.4% of property's net rentable area. The cinema is owned and operated by AMC Theaters. In April 2006 AMC Theaters announced its acquisition of Loews
Cineplex, making it the #2 movie theater chain in the United States. The firm now owns and operates 415 Theaters and over 5,000 screens in 30 states and the
District of Columbia. Loews Cineplex's sales at the property in 2005 were approximately $675,650 per screen and as of TTM June 2006, sales remained flat at approximately $677,000 per screen.

Linens N' Things, Inc. -- Linens N' Things approximately 41,480 square feet, or
8.3% of property's net rentable area. Linens N' Things is the #2 retailer of home textiles, housewares, and home accessories in the United States. The company currently operates 540 superstores (35,000 square feet of larger)
emphasizing low-priced, brand-name merchandise in 47 states and 6 Canadian provinces. The company was acquired in a private equity transaction in 2006 led by Apollo Management. Since its founding in 1990 Apollo has managed over $13.0 billion of equity investments.

Barnes & Noble, Inc. (NYSE: BKS) -- Barnes & Noble occupies approximately 40,472 square feet, or 8.1% of property's net rentable area. The Company is the largest bookseller in the United States, operating 620 retail bookstores spanning all 50 states and the District of Columbia. It also owns 120 B. Dalton Bookseller stores, and an approximately a 63% interest in GameStop (NYSE: GME), the nation
s largest video game and entertainment software specialty retailer. In the second quarter of 2006, Barnes & Noble reported sales of $977.6 million and net earnings of $12.7 million or $0.19 per share.

THE MARKET(1).

The Foothills Mall is located at the intersection of Ina Road and La Cholla
Boulevard approximately 10 miles north of downtown Tucson in the Northwest
Submarket of the Tucson retail market. The Northwest submarket makes up approximately 35% of the total Tucson metro retail market.

The vacancy rate for the Tucson retail market at year end 2005 was 8.4%, down
1.5% from year end 2004. The Northwest submarket had overall vacancy of 7.1% in
2005. The Foothills Mall property has a current overall vacancy of 1.5%. The average rental rate within the Tucson retail market was $14.42 in 2005, down approximately 6.7% from $15.45 in 2004. The property has a weighted average in-line rental rate of $17.68, and a weighted average anchor rental rate of
$11.64.

The property's primary trade area has been determined to within a 5-mile radius of the property, however, the property does draw patronage from trade markets ranging from 10 to 15 miles from the property. The nearest competitor to the property, the Tucson Mall, is located approximately 4 miles southwest of the property. The 2005 population within a 1-mile, 3-mile and 5-mile radius of the property was 7,173, 77,670, and 297,361 people, respectively. The median
Household Incomes in 2005 within a 1-mile, 3-mile, and 5-mile radius of the property were estimated to be $46,207, $50,957, and $49,518 respectively. Within the property's primary trade area approximately 49.5% of households have incomes greater than $50,000.

PROPERTY MANAGEMENT. Feldman Equities Management, LLC is an affiliate of Feldman
Mall Properties (NYSE: FMP), a REIT which acquires, renovates and repositions enclosed retail shopping malls. Feldman Mall Properties Inc. acquires and invests capital in underperforming local and regional market shopping malls with the goal of repositioning the property as a Class A or near Class A mall through comprehensive renovation and re-tenanting efforts aimed at increasing consumer traffic and tenant sales. The FMP portfolio consists of 6 retail malls totaling
6.3 million square feet and valued at over $390 million.

(1)   Certain information was obtained from the Foothills Mall appraisal dated
      05/09/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    77 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 FOOTHILLS MALL
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

               NUMBER OF   SQUARE                          % OF BASE   CUMULATIVE    CUMULATIVE %    CUMULATIVE    CUMULATIVE %
                LEASES      FEET    % OF GLA  BASE RENT      RENT      SQUARE FEET      OF GLA       BASE RENT     OF BASE RENT
   YEAR        EXPIRING   EXPIRING  EXPIRING   EXPIRING    EXPIRING     EXPIRING       EXPIRING       EXPIRING       EXPIRING
-------------------------------------------------------------------------------------------------------------------------------

VACANT            NAP        7,335     1.5%          NAP       NAP         7,335           1.5%             NAP          NAP
2006 & MTM          6       19,072     3.8      $166,895       2.2%       26,407           5.3%        $166,895          2.2%
2007               15       63,237    12.6       984,970      13.3        89,644          17.9%      $1,151,865         15.5%
2008               12       56,916    11.3       867,164      11.7       146,560          29.2%      $2,019,029         27.2%
2009               14       32,047     6.4       641,275       8.6       178,607          35.6%      $2,660,304         35.8%
2010               12       43,949     8.8       836,966      11.3       222,556          44.4%      $3,497,270         47.1%
2011                6       48,486     9.7       657,772       8.9       271,042          54.0%      $4,155,042         56.0%
2012                2       42,432     8.5       412,121       5.6       313,474          62.5%      $4,567,163         61.5%
2013                6       66,041    13.2       894,162      12.0       379,515          75.7%      $5,461,325         73.6%
2014                4       16,310     3.3       339,888       4.6       395,825          78.9%      $5,801,213         78.1%
2015                2       15,855     3.2       224,888       3.0       411,680          82.1%      $6,026,100         81.2%
2016                0            0     0.0             0       0.0       411,680          82.1%      $6,026,100         81.2%
AFTER               3       89,834    17.9     1,398,791      18.8       501,514         100.0%      $7,424,891        100.0%
-------------------------------------------------------------------------------------------------------------------------------
                   82      501,514   100.0%   $7,424,891     100.0%
-------------------------------------------------------------------------------------------------------------------------------

                                    78 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 FOOTHILLS MALL
--------------------------------------------------------------------------------

                             [MAP OF FOOTHILLS MALL]

                                    79 of 97

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AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 FOOTHILLS MALL
--------------------------------------------------------------------------------

                          [SITE MAP OF FOOTHILLS MALL]

                                    80 of 97

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AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    81 of 97

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AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                MARRIOTT MONTEREY
--------------------------------------------------------------------------------

                          [PHOTOS OF MARRIOTT MONTEREY]

                                    82 of 97

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AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                MARRIOTT MONTEREY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                 $61,500,000
CUT-OFF DATE PRINCIPAL BALANCE:             $61,500,000
% OF POOL BY IPB:                           2.0%
LOAN SELLER:                                IXIS Real Estate Capital Inc.
BORROWER:                                   San Carlos Associates LLC
SPONSOR:                                    Peter J. Coniglio, Frank K.
                                            Finneran, Howard S. Wright III and
                                            their successors as officers of
                                            Franklin Street Group, a California
                                            corporation and Coast Hotels
                                            Management and Development
                                            Corporation, a Washington
                                            Corporation.
ORIGINATION DATE:                           08/09/06
INTEREST RATE:                              6.08000%
INTEREST-ONLY PERIOD:                       120 months
MATURITY DATE:                              09/05/16
AMORTIZATION TYPE:                          Interest-only
ORIGINAL AMORTIZATION:                      N/A
REMAINING AMORTIZATION:                     N/A
CALL PROTECTION:                            L(23),YM(93),O(4)
CROSS-COLLATERALIZATION:                    No
LOCK BOX:                                   Springing
ADDITIONAL DEBT:                            No
ADDITIONAL DEBT TYPE:                       N/A
LOAN PURPOSE:                               Refinance

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                               INITIAL                 MONTHLY
                                            ------------------------------------
TAXES:                                               $0                      $0
INSURANCE:                                           $0                      $0
FF&E:                                                $0                      $0

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                     Single Asset
TITLE:                                      Fee
PROPERTY TYPE:                              Hotel -- Full Service
ROOMS:                                      341
LOCATION:                                   Monterey, CA
YEAR BUILT/RENOVATED:                       1984/2005
OCCUPANCY:                                  76.6%
OCCUPANCY DATE:                             06/30/06
HISTORICAL NOI:
  2004:                                     $5,812,617
  2005:                                     $6,794,696
  TTM AS OF 07/14/06:                       $6,747,044
UW REVENUES:                                $24,250,937
UW EXPENSES:                                $17,622,276
UW NOI:                                     $6,628,661
UW NET CASH FLOW:                           $5,658,624
APPRAISED VALUE:                            $83,600,000
APPRAISAL DATE:                             06/26/06

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:                     $180,352
CUT-OFF DATE LTV:                           73.6%
MATURITY DATE LTV:                          73.6%
UW DSCR:                                    1.49x

--------------------------------------------------------------------------------

                                    83 of 97

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AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                MARRIOTT MONTEREY
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                     PROPERTY SUMMARY
                                                                                                         ORIGINAL ALLOCATED
                                               # OF     YEAR                        ORIGINAL ALLOCATED      LOAN AMOUNT
PROPERTY             LOCATION (CITY, STATE)    ROOMS    BUILT    APPRAISED VALUE       LOAN AMOUNT            PER ROOM
---------------------------------------------------------------------------------------------------------------------------

MARRIOTT MONTEREY    Monterey, CA               341      1984      $83,600,000         $61,500,000            $180,352
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                         PROPERTY HISTORICAL OPERATING STATISTICS

                                    OCCUPANCY                            ADR                             REVPAR
                          -----------------------------    -------------------------------   ------------------------------
PROPERTY                    2003        2004      2005       2003       2004        2005       2003       2004       2005
---------------------------------------------------------------------------------------------------------------------------

MARRIOTT MONTEREY          71.3%       71.7%     76.2%     $156.92    $163.14     $168.59    $111.88    $116.97    $128.47
---------------------------------------------------------------------------------------------------------------------------

THE LOAN. The Marriott Monterey loan is secured by the fee simple mortgage interest in the 328,950 square foot hotel with 341 rooms known as the Monterey
Marriott Hotel, located in Monterey, California.

THE BORROWER. The borrower is San Carlos Associates LLC, a Delaware limited liability company and a special purpose entity. The managing member of the borrower is San Carlos Associates, a California general partnership. Sea/Mont
Associates, Ltd., ("Sea/Mont"), a Washington limited partnership, is the managing general partner of the managing member of the borrower. Coast Hotels
Management and Development Corp. ("Coast"), a Washington corporation, is the general partner of Sea/Mont. 80% of Coast's stock is owned by Wright Monterey
Hotel LLC, which is owned equally by David Wright, Howard S. Wright III, Taylor
Wright, Lee Wright Rolfe and Jeffery Wright.

THE SPONSORS. The sponsors of the Marriott Monterey loan are Peter J. Coniglio,
Frank K. Finneran and Howard S. Wright III and their successors as officers of
Franklin Street Group and Coast.

THE PROPERTY. The Marriott Monterey is a 10-story, AAA-rated Four-Diamond, full service hotel located in Monterey, California. The Marriott Monterey was built in 1984 and renovated in 2005; the hotel offers 341 guestrooms including twenty-two suites and twelve handicapped-accessible guestrooms, plus ten separate meeting rooms totaling 15,766 square feet, an on-site restaurant, a bar, an outdoor swimming pool, an outdoor jacuzzi, an extensive fitness center, a gift shop and 125 valet parking spaces. There is also an on-site day spa, which is available to guests daily. Standard accommodations include: coffee maker, hair dryer, air conditioning, ironing board, and cable television.

The Marriott Monterey is located at the southwest corner of Del Monte Avenue and
Calle Principal. The Marriott Monterey is situated approximately four miles southeast of the Monterey Peninsula Airport and approximately 70 miles southwest of the San Jose International Airport. Primary access to the Marriott Monterey is provided by Highway One, which is located approximately two miles west of the property and is the major highway serving the Monterey Peninsula.

THE MARKET(1). The Marriott Monterey is located in Monterey, California, approximately 125 miles south of San Francisco, 70 miles southwest of San Jose and 345 miles north of Los Angeles. The entire Monterey area is a popular tourist destination for its natural beauty, retail venues such as Cannery Row and Fisherman's Wharf and cultural establishments including the Monterey Bay
Aquarium. The cities of Carmel and Monterey attract both domestic and international tourists. Located within a five to ten minute drive from Monterey are Pebble Beach and the Del Monte Forest. Pebble Beach is known for its four golf courses, upscale neighborhood, and three resort hotels, none of which are competitive with the Marriott Monterey.

The Monterey County market contains a total of 11,885 rooms, of which 2,014
(approximately 17%) are located in the Marriott Monterey property's submarket.
The hotels within the competitive set consist of four hotels ranging in size from the 204-room Hilton Garden Inn to the 575-room Hyatt Regency. Among this group of competitors the lodging demand has a meeting and group orientation: in
2005, this segment contributed 54% of the total accommodated room nights, followed by leisure demand at 40% and finally the commercial segment which comprised only 6% of demand. In 2005, the primary competitors achieved an overall occupancy of 68.25% at an ADR of $151.75, yielding RevPAR of $103.57, compared to the Marriott Monterey which achieved an overall occupancy of 77.3%
at an ADR of $166.11 yielding a RevPAR of $128.40, which is well above the competitive set. The Marriott Monterey had the highest occupancy rate and ADR within the competitive set. In second place was the Embassy Suites, which reported occupancy of 76% and an ADR of $159.00.

The hotels in the competitive set generate a significant amount of corporate group business during the weekdays in the winter, spring and fall with less demand during the summer season as transient business increases significantly.
The Marriott Monterey, along with the Portola Plaza Hotel and the Hotel Pacific
(a non-competitive small hotel located on Pacific Street, across the street from the subject), have formed the "Monterey Connection," an organization to market the hotels jointly with a total of 800 rooms within close proximity to the
Monterey Convention Center. According to the Marriott Monterey's management and management at the Portola Plaza, this organization has been successful in generating group business.

(1)   Certain information was obtained from the Marriott Monterey property appraisal dated June 26, 2006. The appraisals rely upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisals.

                                    84 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                MARRIOTT MONTEREY
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The Marriott Monterey is managed by Marriott Hotel
Services, Inc. Marriott Hotel Services, Inc. is an affiliate of Marriott
International Inc., a leading lodging company with more than 2,600 lodging properties in the United States and 64 other countries and territories.

----------------------------------------------------------------------------------------------------------------------
                            INDIVIDUAL PROPERTY HISTORICAL OPERATING STATISTICS BY INDEX

                                     2003                           2004                            2005
                         ----------------------------   ------------------------------    ----------------------------
PROPERTY                 OCCUPANCY    ADR     REVPAR    OCCUPANCY     ADR       REVPAR    OCCUPANCY     ADR     REVPAR
----------------------------------------------------------------------------------------------------------------------

MARRIOTT MONTEREY          72.4%    $154.67   $111.98      73.1%    $159.94    $116.92      77.3%     $166.11  $128.40
EMBASSY SUITES             76.0%    $148.00   $112.48      77.0%    $151.00    $116.27      76.0%     $159.00  $120.84
HILTON GARDEN INN          73.0%    $104.00    $75.92      71.0%    $122.00     $86.62      68.0%     $140.00   $95.20
HYATT REGENCY MONTEREY     67.0%    $118.00    $79.06      70.0%    $125.00     $87.50      62.0%     $141.00   $87.42
PORTOLA PLAZA              78.0%    $155.00   $120.90      65.0%    $160.00    $104.00      67.0%     $167.00  $111.89
----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          2005 DEMAND GENERATORS
PROPERTY                      BUSINESS/GOVT             GROUP          LEISURE
--------------------------------------------------------------------------------
MARRIOTT MONTEREY                  4%                    48%             50%
--------------------------------------------------------------------------------

                                    85 of 97

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AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                MARRIOTT MONTEREY
--------------------------------------------------------------------------------

                           [MAP OF MARRIOTT MONTEREY]

                                    86 of 97

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AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    87 of 97

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SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                          STEVENS CENTER BUSINESS PARK
--------------------------------------------------------------------------------

                    [PHOTOS OF STEVENS CENTER BUSINESS PARK]

                                    88 of 97

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AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                          STEVENS CENTER BUSINESS PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                 $55,650,000
CUT-OFF DATE PRINCIPAL BALANCE:             $55,650,000
% OF POOL BY IPB:                           1.8%
LOAN SELLER:                                JPMorgan Chase Bank, N.A.
BORROWER:                                   Smart Park PH I, LLC
SPONSOR:                                    Robert E. Price and Jon M. Harder
ORIGINATION DATE:                           08/11/06
INTEREST RATE:                              6.24650%
INTEREST-ONLY PERIOD:                       60 months
MATURITY DATE:                              09/01/16
AMORTIZATION TYPE:                          Balloon
ORIGINAL AMORTIZATION:                      360 months
REMAINING AMORTIZATION:                     360 months
CALL PROTECTION:                            L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:                    No
LOCK BOX:                                   No
ADDITIONAL DEBT:                            $2,450,000
ADDITIONAL DEBT TYPE(1):                    B-Note
LOAN PURPOSE:                               Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                             INITIAL                   MONTHLY
                                            ------------------------------------
TAXES:                                         $244,962                 $40,827
INSURANCE:                                     $ 24,561                   $0.00
CAPEX:                                               $0                  $7,575
TI/LC(3):                                    $2,283,000                 $30,766
HOLDBACK(4):                                 $2,370,953                      $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                     Single Asset
TITLE:                                      Fee and Leasehold
PROPERTY TYPE:                              Office - Suburban
SQUARE FOOTAGE:                             469,014
LOCATION:                                   Richland, WA
YEAR BUILT/RENOVATED:                       1967/2006
OCCUPANCY(2):                               100.0%
OCCUPANCY DATE:                             07/31/06
NUMBER OF TENANTS(2):                       10
HISTORICAL NOI:
  2005:                                     $4,782,561
  TTM AS OF 06/06/06:                       $4,990,545
UW REVENUES:                                $7,146,229
UW EXPENSES:                                $1,992,232
UW NOI:                                     $5,153,997
UW NET CASH FLOW:                           $4,734,792
APPRAISED VALUE:                            $72,500,000
APPRAISAL DATE:                             09/15/06

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                                      TOTAL
                                            TRUST ASSET           MORTGAGE LOAN
                                            ------------------------------------
CUT-OFF DATE LOAN/SF:                           $119                   $124
CUT-OFF DATE LTV:                               76.8%                  80.1%
MATURITY DATE LTV:                              72.0%                  75.4%
UW DSCR:                                       1.15x                  1.07x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                         SIGNIFICANT TENANTS

                                                     SQUARE              BASE RENT   LEASE EXPIRATION
TENANT NAME                       MOODY'S/ S&P(5)     FEET    % OF GLA      PSF            YEAR
-----------------------------------------------------------------------------------------------------

BECHTEL NATIONAL INC.                                169,174    36.1%      $16.17          2011
US DEPARTMENT OF ENERGY                Aaa/AAA        99,822    21.3%      $14.08          2007
BATTELLE MEMORIAL INSTITUTE                           93,351    19.9%      $15.89          2012
WASHINGTON CLOSURE HANFORD, LLC                       51,548    11.0%      $16.94          2013
-----------------------------------------------------------------------------------------------------

(1)   A B-Note with an original balance of $2,450,000 is held outside the trust.

(2)   10 tenants occupy 6 buildings totaling 469,014 square feet on a 34.7 acre parcel which comprises the premises of Stevens Center Business Park. The property is 100.0% leased, and 89.0% occupied.

(3)   At closing the borrower deposited the cash sum of $2,283,000 which shall be held for tenant improvements and leasing commissions with regard to GSA and Battelle Memorial Institute spaces.

(4)   At closing the borrower deposited the cash sum of $2,370,953 as a holdback for the completion of the Washington Closure Hanford building. The holdback funds shall be released upon Washington Closure Hanford taking occupancy of the building and paying rent.

(5)   Ratings provided are for the parent company of the entity in the "Tenant
      Name" field whether or not the parent company guarantees the lease.

                                    89 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                             SUN COMMUNITY PORTFOLIO
--------------------------------------------------------------------------------

                   [PHOTOS AND MAP OF SUN COMMUNITY PORTFOLIO]

                                    90 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                             SUN COMMUNITY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                 $48,100,000
CUT-OFF DATE PRINCIPAL BALANCE:             $48,100,000
% OF POOL BY IPB:                           1.6%
LOAN SELLER:                                Nomura Credit & Capital, Inc.
BORROWER(2):                                Sun Villa MHC LLC, Sun Countryside
                                            Lake Lanier, LLC, Sun Countryside
                                            Atlanta, LLC.
SPONSOR:                                    Sun Communities Operating Limited
                                            Partnership
ORIGINATION DATE:                           Various
INTEREST RATE:                              6.15900%
INTEREST-ONLY PERIOD:                       120 months
MATURITY DATE:                              08/06/16
AMORTIZATION TYPE:                          Interest-only
ORIGINAL AMORTIZATION:                      N/A
REMAINING AMORTIZATION:                     N/A
CALL PROTECTION:                            L(24),Def(89),O(6)
CROSS-COLLATERALIZATION:                    Yes
LOCK BOX:                                   Soft
ADDITIONAL DEBT:                            No
ADDITIONAL DEBT TYPE:                       N/A
LOAN PURPOSE:                               Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                             INITIAL                   MONTHLY
                                            ------------------------------------
TAXES:                                         $174,055                 $22,766
INSURANCE:                                           $0                      $0
CAP EX:                                              $0                      $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO(1):                  Portfolio
TITLE:                                      Fee
PROPERTY TYPE:                              Manufactured Housing
PADS:                                       1,143
LOCATION:                                   Various
YEAR BUILT/RENOVATED:                       Various
OCCUPANCY:                                  93.5%
OCCUPANCY DATE:                             05/31/06
HISTORICAL NOI:
  2004(3):                                  $1,329,787
  2005:                                     $3,607,270
  TTM AS OF 05/31/06:                       $3,705,968
UW REVENUES:                                $5,615,552
UW EXPENSES:                                $1,869,600
UW NOI:                                     $3,745,952
UW NET CASH FLOW:                           $3,688,802
APPRAISED VALUE:                            $61,200,000
APPRAISAL DATE:                             Various

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/PAD:                      $42,082
CUT-OFF DATE LTV:                           78.6%
MATURITY DATE LTV:                          78.6%
UW DSCR:                                    1.23x

--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                   PROPERTY SUMMARY

                            ALLOCATED LOAN                     YEAR BUILT/ YEAR
PROPERTY NAME                  BALANCE          LOCATION           RENOVATED       UNITS   OCCUPANCY    APPRAISED VALUE
-----------------------------------------------------------------------------------------------------------------------

SUN VILLA ESTATES             $18,300,000   Reno, NV                 1987            324     100.0%         $23,900,000
COUNTRYSIDE OF LAKE LANIER     16,850,000   Buford, GA             1968/2001         548      86.7           21,800,000
COUNTRYSIDE ATLANTA            12,950,000   Lawrenceville, GA      1969/2005         271      99.3           15,500,000
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE        $48,100,000                                          1,143      93.5%         $61,200,000
-----------------------------------------------------------------------------------------------------------------------

(1)   The Sun Community Portfolio loan consists of three (3)
      cross-collateralized and cross-defaulted loans. Unless otherwise specified, information is provided on an aggregate basis. Properties may be released from the cross-collateralization two years from securitization based on final allocated loan amounts subject to 110% defeasance and maintaining a 1.20x DSCR and 80% LTV on the remaining properties in that cross-collateralization or 100% defeasance and maintaining a 1.30x DSCR and 70% LTV on the remaining properties in that cross-collateralization.

(2)   Each a Michigan limited liability company.

(3)   2004 NOI not available for Countryside Atlanta and Countryside of Lake
      Lanier.

                                    91 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                     1800 -- 1880 JOHN F. KENNEDY BOULEVARD
--------------------------------------------------------------------------------

           [PHOTOS AND MAP OF 1800 -- 1880 JOHN F. KENNEDY BOULEVARD]

                                    92 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                     1800 -- 1880 JOHN F. KENNEDY BOULEVARD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                 $44,000,000
CUT-OFF DATE PRINCIPAL BALANCE:             $44,000,000
% OF POOL BY IPB:                           1.4%
LOAN SELLER:                                Eurohypo AG, New York Branch
BORROWER:                                   JFK Investment Associates, L.P., I
SPONSOR:                                    Alex Schwartz
ORIGINATION DATE:                           07/21/06
INTEREST RATE:                              6.43000%
INTEREST ONLY PERIOD(1):                    120 months
MATURITY DATE:                              08/11/16
AMORTIZATION TYPE:                          Interest-only
ORIGINAL AMORTIZATION:                      N/A
REMAINING AMORTIZATION:                     N/A
CALL PROTECTION:                            L(24),Def(94),O(1)
CROSS-COLLATERALIZATION:                    No
LOCK BOX:                                   Cash Management Agreement
ADDITIONAL DEBT:                            No
ADDITIONAL DEBT TYPE(2):                    Permitted Mezzanine Loan
LOAN PURPOSE:                               Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                           INITIAL                    MONTHLY
                                          --------------------------------------
TAXES:                                         $452,808                 $90,562
INSURANCE:                                      $24,506                 $12,253
CAPEX:                                               $0                  $7,921
REQUIRED REPAIRS:                                $8,487                      $0
TI/LC(4,5):                                  $1,000,000                 $50,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                     Single Asset
TITLE:                                      Fee
PROPERTY TYPE:                              Office -- CBD
SQUARE FOOTAGE:                             475,258
LOCATION:                                   Philadelphia, PA
YEAR BUILT/RENOVATED:                       1984
OCCUPANCY:                                  81.9%
OCCUPANCY DATE:                             06/01/06
NUMBER OF TENANTS:                          58
HISTORICAL NOI:
  2004:                                     3,278,391
  2005:                                     3,309,623
  TTM AS OF 04/30/06:                       3,658,837
UW REVENUES:                                8,054,305
UW EXPENSES:                                4,110,802
UW NOI(3):                                  3,943,503
UW NET CASH FLOW:                           3,544,837
APPRAISED VALUE:                            58,000,000
APPRAISAL DATE:                             06/12/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                        TRUST ASSET
                                            ------------------------------------
CUT-OFF DATE LOAN/SF:                                       $93
CUT-OFF DATE LTV:                                          75.9%
UW DSCR:                                                   1.24x

--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                            SIGNIFICANT TENANTS

                                            MOODY'S/    SQUARE                BASE RENT    LEASE EXPIRATION
TENANT NAME                                  S&P(6)      FEET     % OF GLA       PSF             YEAR
-----------------------------------------------------------------------------------------------------------

CHRISTIE, PARABUE, MORTENSEN & YOUNG                    26,653      5.6%        $17.26           2013
CB RICHARD ELLIS REAL ESTATE                            24,632      5.2%        $19.15           2007
AMERICAN INTERNATIONAL INSURANCE COMPANY     Aa2/AA     24,632      5.2%        $18.00           2008
-----------------------------------------------------------------------------------------------------------

(1)   Commencing on the 61st payment date, borrower is required to apply excess cashflow (to the extent available) to pay amortization up to the equivalent of a 30-year schedule.

(2)   Mezzanine debt is permitted subject to the satisfaction of certain conditions set forth in the loan documents, including but not limited to
      (i) rating agency confirmation; (ii) the loan-to-value ratio (including the mezzanine loan) of the Property does not exceed 80%; and the DSCR
      (including the mezzanine loan) is at least 1.20x (assuming a 30 year amortization schedule).

(3)   Increase in underwritten net operating income from trailing twelve month net operating income is mostly attributable to rent steps taken through
      September 2007.

(4)   Lender reserved $1,000,000 at closing for approximately 50,000 square feet of 70,000 square feet of available vacant space which shall be released at
      $20.00 per square foot once satisfactory evidence is provided to lender that applicable space has been retenanted.

(5)   Ongoing TI/LCs of $50,000 shall continue unless the property is achieving a 90% or greater occupancy after 36 months. In the event of occupancy exceeding the 90% threshold, the ongoing reserve shall decrease to
      $41,667.

(6)   Ratings provided are for the parent company of entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                    93 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 NEISS PORTFOLIO
--------------------------------------------------------------------------------

                       [PHOTOS AND MAP OF NEISS PORTFOLIO]

                                    94 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 NEISS PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                 $36,600,000
CUT-OFF DATE PRINCIPAL BALANCE:             $36,571,565
% OF POOL BY IPB:                           1.2%
LOAN SELLER:                                JPMorgan Chase Bank, N.A.
BORROWER:                                   543 East 21st Limited Liability
                                            Company, 538 East 21st Limited
                                            Liability Company, CN 1820 LLC, CNU1
                                            LLC, HM 1296 LLC, CNU2 LLC, CN 17
                                            LLC, JFU1 LLC,CNU4 LLC
SPONSOR:                                    Charles B. Neiss
ORIGINATION DATE:                           07/06/06
INTEREST RATE:                              6.24200%
INTEREST-ONLY PERIOD:                       N/A
MATURITY DATE:                              08/01/16
AMORTIZATION TYPE:                          Balloon
ORIGINAL AMORTIZATION:                      360 months
REMAINING AMORTIZATION:                     359 months
CALL PROTECTION:                            L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:                    No
LOCK BOX:                                   Cash Management Agreement
ADDITIONAL DEBT:                            No
ADDITIONAL DEBT TYPE:                       N/A
LOAN PURPOSE:                               Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                             INITIAL                   MONTHLY
                                            ------------------------------------
TAXES:                                           $0                          $0
INSURANCE:                                       $0                          $0
CAPEX:                                           $0                      $1,021
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                     Portfolio
TITLE:                                      Fee
PROPERTY TYPE:                              Office
SQUARE FOOTAGE:                             449,950
LOCATION:                                   Various
YEAR BUILT/RENOVATED:                       Various
OCCUPANCY:                                  100.0%
OCCUPANCY DATE:                             Various
NUMBER OF TENANTS:                          2
UW REVENUES:                                $4,363,619
UW EXPENSES:                                $944,427
UW NOI(1):                                  $3,419,193
UW NET CASH FLOW:                           $3,226,198
APPRAISED VALUE:                            $50,800,000
APPRAISAL DATE:                             Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                       $81
CUT-OFF DATE LTV:                           72.0%
MATURITY DATE LTV:                          61.5%
UW DSCR:                                    1.19x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                     TENANT SUMMARY

                        RATINGS                    % OF                        LEASE
TENANT              MOODY'S/ S&P(1)    TOTAL SF  TOTAL SF  BASE RENT PSF  EXPIRATION YEAR
-----------------------------------------------------------------------------------------

UNIEK                                   249,950   55.6%        $3.73           2017
ASSET ACCEPTANCE                        200,000   44.4%       $13.90           2016
-----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                        PROPERTY SUMMARY

                                                          YEAR BUILT/     SQUARE                                  ALLOCATED LOAN
PROPERTY NAME             LOCATION      PROPERTY TYPE   YEAR RENOVATED     FEET     OCCUPANCY     LEAD TENANTS        BALANCE
--------------------------------------------------------------------------------------------------------------------------------

ASSET ACCEPTANCE         Warren, MI        Office            2004         200,000      100%     Asset Acceptance    $27,500,000
UNIEK                   Waunakee, WI     Industrial        1988/2002      249,950      100           Uniek            9,100,000
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                    449,950      100%                         $36,600,000
--------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings are provided for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                    95 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                LODGE AT BALFOUR
--------------------------------------------------------------------------------

                      [PHOTOS AND MAP OF LODGE AT BALFOUR]

                                    96 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                LODGE AT BALFOUR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                 $25,600,000
CUT-OFF DATE PRINCIPAL BALANCE:             $25,580,849
% OF POOL BY IPB:                           0.8%
LOAN SELLER:                                IXIS Real Estate Capital Inc.
BORROWER:                                   The Lodge at Balfour Operations,
                                            LLC
SPONSOR:                                    Michael K. Schonbrun
ORIGINATION DATE:                           08/01/06
INTEREST RATE:                              6.38000%
INTEREST-ONLY PERIOD:                       N/A
MATURITY DATE:                              08/05/16
AMORTIZATION TYPE:                          Balloon
ORIGINAL AMORTIZATION:                      360 months
REMAINING AMORTIZATION:                     359 months
CALL PROTECTION:                            L(24),Def(92),O(3)
CROSS-COLLATERALIZATION:                    No
LOCK BOX:                                   Cash Management Agreement
ADDITIONAL DEBT:                            No
ADDITIONAL DEBT TYPE:                       N/A
LOAN PURPOSE:                               Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                           INITIAL                     MONTHLY
                                            ------------------------------------
TAXES:                                      $49,354                     $9,871
INSURANCE:                                  $49,366                     $9,873
CAP EX:                                          $0                     $2,360
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                     Single Asset
TITLE:                                      Fee
PROPERTY TYPE:                              Multifamily -- Senior Housing
UNITS:                                      103
LOCATION:                                   Louisville, CO
YEAR BUILT/RENOVATED:                       2004
OCCUPANCY:                                  100.0%
OCCUPANCY DATE:                             07/17/06
HISTORICAL NOI:
  2005:                                     $861,597
  TTM AS OF 6/30/2006:                      $1,793,456
UW REVENUES:                                $4,729,581
UW EXPENSES:                                $2,307,361
UW NOI:                                     $2,422,220
UW NET CASH FLOW:                           $2,393,895
APPRAISED VALUE (AS IS):                    $34,500,000
APPRAISAL DATE:                             06/22/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:                     $248,358
CUT-OFF DATE LTV:                              74.1%
MATURITY DATE LTV:                             63.6%
UW DSCR:                                       1.25x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                        UNIT MIX

                                                                                   WEIGHTED AVERAGE    WEIGHTED AVERAGE
                                         AVERAGE UNIT  APPROXIMATE NET    % OF      MONTHLY ASKING      MONTHLY MARKET
UNIT MIX                 NO. OF UNITS    SQUARE FEET     RENTABLE SF    TOTAL SF         RENT                RENT
-----------------------------------------------------------------------------------------------------------------------

ONE BEDROOM                   62              777          48,200         49.9%         $2,976              $2,976
TWO BEDROOM                   41            1,179          48,348         50.1           4,493               4,493
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      103              937          96,548        100.0%         $3,580              $3,580
-----------------------------------------------------------------------------------------------------------------------

                                    97 of 97

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.